UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

THE WESTERN UNION COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

THE WESTERN UNION COMPANY

7001 E. Belleview Avenue
Denver, Colorado 80237

March 31, 2025

DEAR STOCKHOLDER:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of The Western Union Company (the “Company”), to be held at 8:00 a.m., local time, on Thursday, May 15, 2025, at the Company’s headquarters located at 7001 E. Belleview Avenue, Denver, Colorado 80237. The registration desk will open at 7:30 a.m.

The attached notice and Proxy Statement contain details of the business to be conducted at the Annual Meeting. In addition, the Company’s 2024 Annual Report, which is being made available to you along with the Proxy Statement, contains information about the Company and its performance. Directors and certain officers of the Company will be present at the Annual Meeting.

Your vote is important! Whether or not you plan to attend the Annual Meeting, please read the Proxy Statement and then vote at your earliest convenience by telephone, internet, tablet or smartphone, or request a proxy card to complete, sign, date and return by mail. Using the telephone, internet, tablet or smartphone voting systems, or mailing your completed proxy card, will not prevent you from voting in person at the Annual Meeting if you are a stockholder of record and wish to do so.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.

Regards, Devin B. McGranahan President, Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT!
PLEASE PROMPTLY VOTE BY TELEPHONE, INTERNET, TABLET OR SMARTPHONE, OR REQUEST A PROXY CARD TO COMPLETE, SIGN, DATE AND RETURN BY MAIL SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

DATED MARCH 31, 2025

THE WESTERN UNION COMPANY
7001 E. BELLEVIEW AVENUE
DENVER, COLORADO 80237
(866) 405-5012

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

When: May 15, 2025 at 8:00 a.m. Mountain Time	Where: Company Headquarters 7001 E. Belleview Avenue Denver, Colorado 80237	Record Date: March 18, 2025

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

ITEMS OF BUSINESS		BOARD’S RECOMMENDATION	FURTHER INFORMATION
1	Election of Directors named in this Proxy Statement to serve as members of the Company’s Board of Directors until the Company’s 2026 Annual Meeting of Stockholders	FOR each director nominee	Page 14
2	Hold an advisory vote to approve executive compensation	FOR	Page 72
3	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2025	FOR	Page 74
4	Transact any other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting
ATTENDING THIS MEETING

All stockholders will be required to show valid, government-issued, photo identification or an employee badge issued by the Company. If you own shares as a stockholder of record (a “Registered Holder”), your name will be compared to the list of registered stockholders to verify your share ownership. If you own shares through a broker, agent, or other nominee (a “Beneficial Holder”), you will need to bring evidence of your share ownership, such as your most recent brokerage account statement or a legal proxy from your broker, agent or other nominee. If you do not have valid picture identification and proof that you own Company shares, you will not be admitted to the Annual Meeting. All packages and bags are subject to inspection. Please note that the registration desk will open at 7:30 a.m. Please arrive in advance of the start of the Annual Meeting to allow time for identity verification.

 NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

WHO CAN ATTEND AND VOTE

Our stockholders of record on March 18, 2025 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement that may take place. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours by any stockholder for ten days prior to the Annual Meeting at our principal executive offices located at 7001 E. Belleview Avenue, Denver, Colorado 80237.

YOUR VOTE IS EXTREMELY IMPORTANT.

TELEPHONE	INTERNET	BY MAIL	BY TABLET OR SMARTPHONE	IN PERSON
Beneficial Holders call toll free at 1-800-454-8683 Registered Holders call toll free at 1-866-883-3382	Beneficial Holders visit www.proxyvote.com Registered Holders visit www.proxypush.com/WU	Request a paper proxy card to complete, sign, date and return

Beneficial Holders vote your shares online with your tablet or smartphone by scanning the QR code above.

Registered Holders vote your shares online with your tablet or smartphone by scanning the QR code on your Proxy Card.

Attend the Annual Meeting

 NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Company’s Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com or www.proxydocs.com/brokers/WU for Beneficial Holders and www.proxydocs.com/WU for Registered Holders. To access such proxy materials, you will need the control/identification numbers provided to you in your Notice of Internet Availability of Proxy Materials or your Proxy Card.

We appreciate your prompt vote. After reading the Proxy Statement, please vote at your earliest convenience, by telephone, Internet, tablet or smartphone, or request a proxy card to complete, sign, date and return by mail. If you decide to attend the Annual Meeting and would prefer to vote in person by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Please note that all votes cast via telephone, Internet, tablet or smartphone must be cast prior to 11:59 p.m., Eastern Time on Wednesday, May 14, 2025. For shares held in The Western Union Company Incentive Savings Plan, direction regarding how to vote such shares must be received by mail on or before Monday, May 12, 2025, or by telephone, Internet, tablet or smartphone by 11:59 p.m., Eastern Time, on May 12, 2025.

By Order of the Board of Directors

Benjamin C. Adams

Chief Legal Officer and Corporate Secretary

March 31, 2025

This page intentionally left blank.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

2025 ANNUAL MEETING OF STOCKHOLDERS OF THE WESTERN UNION COMPANY (the “Company,” “Western Union,” “we,” “our,” or “us”)
When: May 15, 2025 at 8:00 a.m. Mountain Time	Where: Company Headquarters 7001 E. Belleview Avenue Denver, Colorado 80237	Record Date: March 18, 2025

MEETING AGENDA AND VOTING MATTERS

ITEM	MANAGEMENT PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
1	Election of Directors named in this Proxy Statement to serve as members of the Company’s Board of Directors until the Company’s 2026 Annual Meeting of Stockholders	FOR each director nominee	14
2	Advisory Vote to Approve Executive Compensation	FOR	72
3	Ratify the Selection of Ernst & Young LLP as our independent registered public accounting firm for 2025	FOR	74
INFORMATION ABOUT OUR DIRECTOR NOMINEES (PAGE 6)

2025 Proxy Statement | i

PROXY SUMMARY

OUR DIRECTOR NOMINEES

Julie M. Cameron-Doe Independent	Martin I. Cole Independent	Suzette M. Deering Independent
Age 55 Director Since 2023	Age 68 Director Since 2015	Age 55 Director Since 2023
Committee(s) • Audit Committee • Compliance Committee	Committee(s) • Compensation and Benefits Committee • Corporate Governance, ESG, and Public Policy Committee	Committee(s) • Compensation and Benefits Committee • Compliance Committee

Betsy D. Holden Independent	Jeffrey A. Joerres Independent	Devin B. McGranahan
Age 69 Director Since 2006	Age 65 Director Since 2015 Chair of the Board	Age 56 Director Since 2021
Committee(s) • Compensation and Benefits Committee • Corporate Governance, ESG, and Public Policy Committee Chair	Committee(s) • None	Committee(s) • None

Michael A. Miles, Jr. Independent	Timothy P. Murphy Independent	Jan Siegmund Independent
Age 63 Director Since 2006	Age 63 Director Since 2020	Age 60 Director Since 2019
Committee(s) • Compensation and Benefits Committee Chair • Corporate Governance, ESG, and Public Policy Committee	Committee(s) • Audit Committee • Compliance Committee Chair	Committee(s) • Audit Committee Chair • Compliance Committee

Angela A. Sun Independent	Solomon D. Trujillo Independent
Age 50 Director Since 2018	Age 73 Director Since 2012

Committee(s) • Audit Committee • Compensation and Benefits Committee	Committee(s) • Audit Committee • Compliance Committee

ii | The Western Union Company

PROXY SUMMARY

GOVERNANCE HIGHLIGHTS (PAGE 15)

✔ Annual Election of Directors
✔ Proxy Access
✔ Majority Vote Standard in Uncontested Elections
✔ Stockholder Right to Call Special Meetings at 10% Ownership Threshold
✔ No Stockholder Rights Plan (“Poison Pill”)
✔ No Supermajority Voting Provisions in the Company’s Organizational Documents
✔ Independent Board, Except Our Chief Executive Officer (“CEO”)
✔ Independent Non-Executive Chair
✔ Independent Board Committees
✔ Confidential Stockholder Voting
✔ Board Committee Authority to Retain Independent Advisors
✔ Robust Codes of Conduct
✔ Board Committee Oversight of Environmental, Social, and Governance (“ESG”) Matters
✔ Robust Stock Ownership Guidelines for Senior Executives and Directors
✔ Prohibition Against Pledging and Hedging of Company Stock by Senior Executives and Directors
✔ Regular Stockholder Engagement

CORE COMPONENTS OF 2024 EXECUTIVE COMPENSATION (PAGE 41)

• Base Salary - Fixed compensation component payable in cash
• Annual Incentive Awards - Variable compensation component payable in cash based on performance against annually established performance objectives

•

Performance-Based Restricted Stock Units (“PSUs”) - Restricted stock units vest based on the Company’s achievement of financial performance objectives, with a payout modifier based on the Company’s relative total stockholder return (“TSR”) versus the Standard & Poor’s MidCap 400 Index (“S&P MidCap 400 Index”)

• Restricted Stock Units (“RSUs”) - RSUs vest in one-third annual increments based on continued service during the vesting period

•

Stock Options - Non-qualified stock options granted with an exercise price equal to fair market value on the date of grant that expire ten years after grant and become exercisable in 25% annual increments over a four-year vesting period

2025 Proxy Statement | iii

PROXY SUMMARY

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM (PAGE 36)

WHAT WE DO
✔ Pay-for-performance and at-risk compensation.
A significant portion of our targeted annual compensation is performance-based and/or subject to forfeiture (“at-risk”), with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by our Company’s strategy.
✔ Align compensation with stockholder interests.
Performance measures for incentive compensation are linked to the overall performance of the Company and are designed to be aligned with the creation of long-term stockholder value.
✔ Emphasis on future pay opportunity vs. current pay.
Our long-term incentive awards are equity-based, use multi-year vesting provisions to encourage retention, and are designed to align our NEOs’ interests with long-term stockholder interests. For 2024, the annual long-term equity awards comprised approximately 77% of the targeted annual compensation for our CEO and, on average, approximately 57% of the targeted annual compensation for our other NEOs.
✔ Mix of performance metrics.
The Company utilizes a mix of performance metrics that emphasize both absolute performance goals, which provide the primary links between incentive compensation and the Company’s strategic operating plan and financial results, and a relative payout modifier, which measures Company’s relative TSR versus an S&P Index.
✔ Stockholder engagement.
The Compensation Committee chair and members of management engage with stockholders regularly to discuss and understand their perceptions or concerns regarding our executive compensation program.
✔ “Clawback” policies.
Pursuant to the Company’s Dodd-Frank Clawback and Forfeiture Policy (the “Dodd-Frank Policy”), the Company is required to recoup certain incentive compensation from covered officers in the event of a financial restatement. In addition, the Company maintains a separate Misconduct Clawback and Forfeiture Policy (the “Misconduct Policy”) which provides that the Company may, in its sole discretion, recoup certain incentive compensation, including time-based equity awards, from covered officers in the event the covered officer engages in compliance misconduct or detrimental conduct.
✔ Robust stock ownership guidelines.
We require our executive officers to own a meaningful amount of Company stock to align them with long-term stockholder interests (6x base salary in the case of our CEO and 3x base salary for our other NEOs).
✔ Include leadership, compliance and ESG metrics in compensation program.
✔ Multi-year vesting and/or performance periods for long-term incentive awards.
✔ Independent compensation consultant retained by the Compensation Committee.
✔ “Double trigger” severance benefits in the event of a change-in-control.
✔ Maximum payout caps for annual cash incentive compensation and PSUs.

iv | The Western Union Company

PROXY SUMMARY

WHAT WE DON’T DO
✘ No repricing or buyout of underwater stock options without stockholder approval.
✘ No change-in-control tax gross ups.
✘ Prohibition against pledging and hedging of Company securities by senior executives and directors.
Please see “Summary of Corporate Governance Practices” for additional details.
✘ No dividends or dividend equivalents are paid on unvested or unearned PSUs or RSUs.
✘ No service-based defined benefit pension plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

The following chart illustrates our CEO pay philosophy of heavily weighting targeted direct compensation toward variable, performance-based pay elements.

2025 Proxy Statement | v

This page intentionally left blank.

PROXY STATEMENT

The Board of Directors (the “Board of Directors” or the “Board”) of The Western Union Company (“Western Union” or the “Company”) is, on the Company’s behalf, soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 15, 2025 at 8:00 a.m., local time, and any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at the Company’s Headquarters, 7001 E. Belleview Avenue, Denver, Colorado 80237.

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules and regulations, instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we are furnishing our proxy materials, which include this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Stockholders, to our stockholders over the Internet unless otherwise instructed by the stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials was first mailed on March 31, 2025 to all stockholders of record as of March 18, 2025 (the “Record Date”). The only voting securities of the Company are shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), of which there were 334,838,525 shares outstanding as of the Record Date.

The Company’s Annual Report to Stockholders, which contains consolidated financial statements for the year ended December 31, 2024 (the “2024 Annual Report”), accompanies this Proxy Statement. You also may obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 that was filed with the SEC, without charge, by writing to Investor Relations, The Western Union Company, 7001 E. Belleview Avenue, WU-HQ-11, Denver, Colorado 80237, or by calling (866) 405-5012. Requests may also be directed to westernunion.ir@westernunion.com. If you would like to receive a copy of any exhibits listed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, please call (866) 405-5012 or submit a request in writing to Investor Relations at the above address, and the Company will provide you with the exhibits upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits). The Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and these exhibits are also available in the “Investor Relations” section of www.westernunion.com. This Proxy Statement and the 2024 Annual Report are also available on the SEC’s website at sec.gov.

Information on the Company’s website, including our ESG Reports and EEO-1 reports, is not incorporated by reference into, and does not form part of, this Proxy Statement.

2025 Proxy Statement | 1

THE PROXY PROCESS AND STOCKHOLDER VOTING

WHY DID I RECEIVE THESE MATERIALS?

A	Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at our Annual Meeting, which will take place on May 15, 2025, or any adjournment or postponement thereof. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR SET OF PROXY MATERIALS?

A	This means you hold shares of the Company in more than one way. For example, you may own some shares directly as a Registered Holder and other shares through a broker or you may own shares through more than one broker, agent or other nominee (a “broker”). In these situations, you may receive multiple Notices of Internet Availability of Proxy Materials or, if you request proxy materials to be delivered to you by mail, Proxy Cards. It is necessary for you to vote, sign, and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Notices of Internet Availability of Proxy Materials you receive in order to vote all of the shares you own. If you request proxy materials to be delivered to you by mail, each Proxy Card you receive will come with its own prepaid return envelope; if you vote by mail, make sure you return each Proxy Card in the return envelope that accompanied that Proxy Card.

WHY DID MY HOUSEHOLD RECEIVE ONLY ONE COPY OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY MATERIALS?

A	In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice of Internet Availability of Proxy Materials or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. If you are a stockholder sharing an address and wish to receive a separate Notice of Internet Availability of Proxy Materials or copy of the proxy materials, you may so request by contacting the Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. A separate copy of the proxy materials will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Broadridge Householding Department at the number or address shown above.

DOES MY VOTE MATTER AND WHAT IS A QUORUM?

A	YOUR VOTE MATTERS! We are required to obtain stockholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote and every share voted has the same weight. In order for the Company to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares entitled to vote) must be represented at the Annual Meeting in person or by proxy. If a quorum is not obtained, the Company must adjourn or postpone the Annual Meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or its stockholders. Accordingly, we encourage you to vote promptly by one of the methods described below to ensure your shares are counted. See also below “How Many Votes are Required to Approve a Proposal?”

HOW DO I VOTE?

A	@ By Telephone or Internet–You may vote your shares via telephone as instructed on the Proxy Card, or the Internet as instructed on the Proxy Card or the Notice of Internet Availability of Proxy Materials. The telephone and Internet procedures are designed to authenticate your identity, to allow you to vote your shares, and confirm that your instructions have been properly recorded. The telephone and Internet voting facilities will close at 11:59 p.m., Eastern Time, on May 14, 2025.

2 | The Western Union Company

THE PROXY PROCESS AND STOCKHOLDER VOTING

By Mail–If you request or otherwise receive one or more paper Proxy Cards, you may elect to vote by mail. If you elect to do so, you should complete, sign, and date each Proxy Card you receive, indicating your voting preference on each proposal, and return each Proxy Card in the prepaid envelope that accompanied each Proxy Card. If you return a signed and dated Proxy Card but you do not indicate your voting preferences, your shares will be voted in accordance with the recommendations of the Board of Directors. By returning your signed and dated Proxy Card or providing instructions by the alternative voting procedure in time to be received for the Annual Meeting, you authorize Devin McGranahan and Benjamin Adams to act as your proxies (the “Proxies”) to vote your shares of Common Stock as specified.

By Tablet or Smartphone–If you are a Beneficial Holder, you may vote your shares online with your tablet or smartphone by scanning the QR code above. If you are a Registered Holder, you may vote your shares online with your tablet or smartphone by scanning the QR code on your Proxy Card. The ability to vote in this way by tablet or smartphone will expire at 11:59 p.m., Eastern Time, on May 14, 2025.

At the Annual Meeting–Shares held in your name as a Registered Holder may be voted by you in person at the Annual Meeting. Shares held by Beneficial Holders may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker that holds your shares giving you the right to vote the shares, and you bring such proxy to the Annual Meeting. For shares held in The Western Union Company Incentive Savings Plan (the “ISP”), that plan’s trustee will vote such shares as directed. If no direction is given on how to vote such shares to the trustee by mail on or before May 12, 2025 or by Internet, telephone, tablet or smartphone by 11:59 p.m., Eastern Time, on May 12, 2025, the trustee will vote your shares held in that ISP in the same proportion as the shares for which it receives instructions from all other participants in the ISP.

HOW MANY VOTES ARE REQUIRED TO APPROVE A PROPOSAL?

A	The Company’s By-Laws (the “By-Laws”) require that directors be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director with abstentions and broker non-votes not counted as votes “for” or “against”). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

The advisory vote to approve executive compensation (Proposal 2) and the ratification of Ernst & Young LLP’s selection as independent registered public accounting firm for 2025 (Proposal 3) each require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

WHAT IS THE EFFECT OF NOT VOTING?

A	It depends on how ownership of your shares is registered and the proposal to be voted upon. If you own shares as a Registered Holder, rather than through a broker, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement.

If you own shares as a Beneficial Holder through a broker and do not give voting instructions to your broker, your broker may represent your shares at the meeting for purposes of obtaining a quorum by voting on “routine matters” as further described in the answer to the following question, but will not be able to vote on any “non-routine” matter without your instruction.

2025 Proxy Statement | 3

THE PROXY PROCESS AND STOCKHOLDER VOTING

IF I DON’T VOTE, WILL MY BROKER VOTE FOR ME? WHICH MATTERS ARE CONSIDERED “ROUTINE”?

A	If you own your shares as a Beneficial Holder through a broker and you don’t vote, your broker may vote your shares in its discretion on some “routine matters.” With respect to other proposals, however, your broker may not vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as the “broker non-vote.” A “broker non-vote” share will not affect the determination of whether the matter is approved. The Company believes that the proposal to ratify Ernst & Young LLP’s selection as independent registered public accounting firm for 2025 (Proposal 3) set forth in this Proxy Statement is the only routine matter to be presented at the Annual Meeting on which brokers will be permitted to vote shares on your behalf, even without voting instructions. If your broker votes these shares on your behalf, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting.

Other than Proposal 3, the Company believes that all proposals set forth in this Proxy Statement are not considered routine matters and brokers will not be able to vote on behalf of their clients if no voting instructions have been furnished. Please give your broker voting instructions on all proposals to ensure your shares are represented in the vote.

HOW ARE ABSTENTIONS TREATED?

A	Whether you own your shares as a Registered Holder or as a Beneficial Holder, abstentions are counted toward the quorum requirement and have the same effect as votes “against” a proposal, other than the proposal to elect directors (Proposal 1), on which they have no effect.

IF I OWN MY SHARES THROUGH A BROKER, HOW IS MY VOTE RECORDED?

A	Brokers typically own shares of Common Stock for many stockholders. In this situation, the Registered Holder on the Company’s stock register is the broker. This often is referred to as holding shares in “Street Name.” The Beneficial Holders of such shares do not appear in the Company’s stockholder register. If you hold your shares in Street Name, and elect to vote via telephone, Internet, tablet or smartphone, your vote will be submitted to your broker. If you request paper Proxy Cards and elect to vote by mail, the accompanying return envelope is addressed to return your executed Proxy Card with voting instructions to your broker. Shortly before the Annual Meeting, each broker will total the votes submitted by telephone, Internet, tablet or smartphone or mail by the Beneficial Holders for whom it holds shares and submit a Proxy Card reflecting the aggregate votes of such Beneficial Holders. If you would like to vote at the Annual Meeting see “How Do I Vote? – At the Annual Meeting” above.

IS MY VOTE CONFIDENTIAL?

A	In accordance with the Company’s Corporate Governance Guidelines, the vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector (the “Inspector of Election”), except (i) as necessary to meet applicable legal and stock exchange listing requirements, (ii) to assert claims for or defend claims against the Company, (iii) to allow the Inspector of Election to certify the results of the stockholder vote, (iv) in the event a proxy, consent, or other solicitation in opposition to the voting recommendation of the Board of Directors takes place, (v) if a stockholder has requested that his or her vote be disclosed, or (vi) to respond to stockholders who have written comments on Proxy Cards.

CAN I REVOKE MY PROXY AND CHANGE MY VOTE?

A	Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a Registered Holder, your proxy can be revoked in several ways: (i) by delivery of a written revocation to the Corporate Secretary, The Western Union Company, 7001 E. Belleview Avenue, Denver, Colorado 80237, by 11:59 p.m., Eastern Time, on May 14, 2025, (ii) by timely submission of another valid proxy bearing a later date (including through any alternative voting procedure described on the Notice of Internet Availability of Proxy Materials or Proxy Card), or (iii) by attending the Annual Meeting and giving the Inspector of Election notice that you intend to vote your shares in person. If your shares are held by a broker, you must contact your broker to receive instructions on how to revoke your proxy. See “How do I Vote?” above for additional information about how to timely submit another proxy.

4 | The Western Union Company

THE PROXY PROCESS AND STOCKHOLDER VOTING

WILL ANY OTHER BUSINESS BE TRANSACTED AT THE MEETING? IF SO, HOW WILL MY PROXY BE VOTED?

A	Management does not know of any business to be transacted at the Annual Meeting other than those matters described in this Proxy Statement. The period specified in the Company’s By-Laws for submitting additional proposals to be considered at the Annual Meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the Annual Meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

WHO COUNTS THE VOTES?

A	Votes will be counted and certified by the Inspector of Election, who is an employee of Equiniti Trust Company, the Company’s Transfer Agent and Registrar (“Equiniti”). If you are a Registered Holder, your telephone, Internet, tablet, or smartphone vote is submitted, or your executed Proxy Card is returned, directly to Equiniti for tabulation. As noted above, if you hold your shares as a Beneficial Holder, your broker returns a single Proxy Card to Equiniti on behalf of its clients.

HOW MUCH DOES THE PROXY SOLICITATION COST?

A	The Company has engaged the firm of MacKenzie Partners, Inc., 1407 Broadway, New York, NY 10018, to assist in distributing and soliciting proxies for a fee of approximately $20,000, plus expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. A significant expense in the proxy process is printing and mailing the proxy materials. The Company will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to Beneficial Holders of our Common Stock. Proxies also may be solicited on behalf of the Company by directors, officers, or employees of the Company in person or by mail, telephone, email, or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, and this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and 2024 Annual Report.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Company’s Proxy Statement and 2024 Annual Report are available at www.proxyvote.com or www.proxydocs.com/brokers/WU for Beneficial Holders and www.proxydocs.com/WU for Registered Holders. To access such materials, you will need the control/identification numbers provided to you in your Notice of Internet Availability of Proxy Materials or your Proxy Card.

2025 Proxy Statement | 5

BOARD OF DIRECTORS INFORMATION

In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors. Pursuant to the Company’s Charter, the Board of Directors is to consist of not less than one nor more than 15 directors. All directors’ terms will expire at the Annual Meeting. At the Annual Meeting, director nominees will stand for election for one-year terms, expiring at the 2026 Annual Meeting of Stockholders.

The Board currently consists of eleven directors. The Board selects director nominees on the basis of experience, integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties, all in the context of an assessment of the perceived needs of the Board at a given point in time. In addition to the individual attributes of each of the directors described below, the Company highly values the collective business experience and qualifications of the directors. We believe that the diversity of experiences, viewpoints, and perspectives of our directors result in a Board with the commitment and energy to advance the interests of our stockholders.

During 2024, the Board of Directors met 6 times (not including committee meetings). Each of the directors attended at least 75% of the aggregate number of meetings of the Board and Board committees on which they served during 2024. More information regarding our director nominees is provided below.

CFO Experience Financial Literacy Eligible for Audit Committee Financial Expert Regulated Industry/ Government Global Operational Experience	JULIE M. CAMERON-DOE
	Chief Financial Officer of Wynn Resorts, Limited
	Age	55	Committee(s)	Audit Committee, Compliance Committee
	Director Since	2023
	Other Public Directorship	Wynn Macau, Limited

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Ms. Cameron-Doe serves as Chief Financial Officer of Wynn Resorts, Limited, a luxury hotel and casino operator, a position she has held since 2022. Previously, she served as Chief Financial Officer of Aristocrat Leisure Limited, a leading gaming manufacturer, from 2018 to 2022 and was Group General Manager-Finance at Aristocrat Leisure Limited from 2013 to 2018. Prior to that, Ms. Cameron-Doe held various financial leadership roles at entertainment and e-commerce companies in the United Kingdom and Australia. Ms. Cameron-Doe currently serves on the Board of Directors for Wynn Macau, Limited, a public company listed on the Hong Kong Stock Exchange and an indirect majority owned subsidiary of Wynn Resorts, Limited.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD

Ms. Cameron-Doe brings to the Board experience as a financial leader in publicly and privately held international businesses gained through service as a chief financial officer of a large, U.S.-based luxury hotel and casino operator and an international developer and manufacturer of consumer gaming products.

6 | The Western Union Company

BOARD OF DIRECTORS INFORMATION

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	MARTIN I. COLE
	Former Chair of the Board and Interim CEO of Cloudera, Inc.
	Age	68	Committee(s)	Compensation and Benefits Committee, Corporate Governance, ESG, and Public Policy Committee
	Director Since	2015
	Other Public Directorship	Western Digital Corporation and Sagility India Limited

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. Cole served as Chair of the Board of Magnitude Software Inc., a provider of enterprise application data integration and analytics solutions to businesses from 2020 to 2021 and served as its Interim Chief Executive Officer in 2020. Previously, Mr. Cole served as the Chair of the Board of Directors and Interim Chief Executive Officer of Cloudera, Inc., an enterprise data cloud company from 2019 to 2020, and served as a director of Cloudera, Inc. from 2014 to 2020. Prior to that, Mr. Cole served as Chief Executive of the Technology Group at Accenture plc (“Accenture”), a professional services company, from 2012 until his retirement from Accenture in 2014. During his career at Accenture, Mr. Cole also served as the Chief Executive of the Communications, Media & Technology Operating Group from 2006 to 2012, Chief Executive of the Government Operating Group from 2004 to 2006, Managing Partner of the Outsourcing and Infrastructure Delivery Group from 2002 to 2004 and Partner in the Outsourcing and Government Practices Group from 1989 to 2002. Mr. Cole joined Accenture in 1980. Mr. Cole has served as a director of Western Digital Corporation since 2014 and was appointed its board chair in 2025 and chairman, non-executive non-independent director of Sagility India Limited since 2022. He formerly served as director (from 2014-2020), lead independent director (from 2016-2020), and chairman (from 2019 to 2020) of Cloudera, Inc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD

Mr. Cole brings to the Board experience as a former chief executive and chair of the board of directors of an enterprise data cloud company and a provider of enterprise application data integration and analytics solutions, and as a former executive officer of a multinational management consulting, technology services, and outsourcing company, leading various practice groups, including: outsourcing and infrastructure; communications, media, and technology; and government services and technology. Mr. Cole also brings to the Board his experience as a member of the board of directors of a large multinational manufacturer of computer storage products and solutions.

CEO Experience Financial Literacy Global Operational Experience	SUZETTE M. DEERING
	Founder of The Grit Advisory and Former Global Chief Marketing Officer of Ford Motor Company
	Age	55	Committee(s)	Compensation and Benefits Committee, Compliance Committee
	Director Since	2023
	Other Public Directorship	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Ms. Deering is the founder of The Grit Advisory, a marketing advisory company she formed in May 2023 and currently sits as an advisor for McKinsey & Company. Prior to that, she served as Global Chief Marketing Officer of Ford Motor Company, an automobile manufacturing and selling company, from 2021 through 2022. Previously, she served as Vice President and Global Chief Marketing Officer of eBay, a global e-commerce company during 2020 and was Chief Marketing Officer of eBay’s North America business from 2015 to 2020. Ms. Deering was Chief Executive Officer of Moxie, a marketing agency, from 2012 to 2015 and held various leadership roles at Home Depot and Verizon Communications from 1998 to 2011.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD

Ms. Deering brings to the Board experience as a former chief marketing officer of large, U.S.-based global companies that manufacture and deliver consumer products around the world and provide global e-commerce services. She also brings to the Board experience as a former chief executive officer of a marketing agency.

2025 Proxy Statement | 7

BOARD OF DIRECTORS INFORMATION

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	BETSY D. HOLDEN
	Former Senior Advisor to McKinsey & Company and Former Co-CEO of Kraft Foods Inc.
	Age	69	Committee(s)	Compensation and Benefits Committee, Corporate Governance, ESG, and Public Policy Committee Chair
	Director Since	2006
	Other Public Directorships	Dentsply Sirona Inc., NNN Reit, Inc. (formerly known as National Retail Properties, Inc.), and Kenvue Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Ms. Holden served as Senior Advisor to McKinsey & Company, a global management consulting company, from 2007 to 2020 leading strategy, marketing and board effectiveness initiatives for consumer goods, healthcare, and financial services clients. Prior to that, Ms. Holden spent 25 years in marketing and line positions in consumer goods. Ms. Holden served as President, Global Marketing and Category Development of Kraft Foods Inc. from 2004 to 2005, Co-Chief Executive Officer of Kraft Foods Inc. from 2001 to 2003, and President and Chief Executive Officer of Kraft Foods North America from 2000 to 2003. Ms. Holden began her career at General Foods in 1982. Ms. Holden currently serves as a Director of Dentsply Sirona, NNN Reit, Inc., and Kenvue Inc. Ms. Holden also serves on the Food Chain Advisory Board and several private portfolio company boards for Paine Schwartz Partners, a private equity firm focused on sustainable agriculture and food products. She has served on ten public boards over the last 25 years, including Diageo Plc (from 2009 to 2018), Time, Inc. (from 2014 to 2018), and Catamaran Corporation (from 2012 to 2015). Ms. Holden serves on the Global Advisory Board at Northwestern University’s Kellogg School of Management (2000-present) and previously served on Duke University’s Board of Trustees (2011-2023) and the Executive Committee (2015-2023).

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD

Ms. Holden brings to the Board experience as a former chief executive officer of a large global public company and as a board member and former consultant to multiple, large international companies. She is familiar with the challenges of operating in a highly regulated industry. She brings extensive corporate governance experience across multiple industries. Ms. Holden has held numerous leadership roles in marketing and product management both as an executive and as a consultant, successfully implementing growth strategies and innovative marketing plans to win in competitive industries.

CEO Experience Financial Literacy Global Operational Experience Regulated Industry/ Government Emerging Markets	JEFFREY A. JOERRES
	Non-Executive Chair of the Board of Directors
	Age	65	Committee(s)	None
	Director Since	2015
	Other Public Directorships	Artisan Partners Asset Management Inc. and ConocoPhillips

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. Joerres served as the Executive Chair of ManpowerGroup Inc. (“ManpowerGroup”), a provider of workforce solutions, from 2014 to 2015. From 1999 to 2014, Mr. Joerres served as Chief Executive Officer of ManpowerGroup and from 2001 to 2014, he served as its Chair of the Board. Mr. Joerres joined ManpowerGroup in 1993, and also served as Vice President of Marketing and Senior Vice President of European Operations and Marketing and Major Account Development. Mr. Joerres served as a director of Artisan Funds, Inc. from 2001 to 2011 and of Johnson Controls International plc from 2016 to 2017. Mr. Joerres currently serves as a director of Artisan Partners Asset Management Inc. and ConocoPhillips.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD

Mr. Joerres brings to the Board experience as the former chief executive officer and executive chair of a large, U.S.-based global company that delivers workforce solutions around the world. Mr. Joerres also brings to the Board his prior experience as a board member of global industrial and energy companies and an investment firm.

8 | The Western Union Company

BOARD OF DIRECTORS INFORMATION

CEO Experience Regulated Industry/ Government Financial Literacy Global Operational Experience Emerging Markets	Devin B. McGranahan
	President and Chief Executive Officer
	Age	56	Committee(s)	None
	Director Since	2021
	Other Public Directorships	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. McGranahan has served as the Company’s President and CEO since December 2021. Prior to joining Western Union, Mr. McGranahan was with Fiserv, Inc., a global provider of payments and financial services technology solutions, where he served as Executive Vice President, Senior Group President, Global Business Solutions, from 2018 to 2021 and Group President, Billing and Payments Group, from 2016 to 2018. Before joining Fiserv, Mr. McGranahan served as a senior partner at McKinsey & Company, a global management consulting firm. While there, he held a variety of senior management roles, including leader of the global insurance practice from 2013 to 2016 and as a co-chair of the global senior partner election committee from 2013 to 2015. In addition, Mr. McGranahan served as co-leader of the North America financial services practice from 2009 to 2016. He joined McKinsey & Company in 1992.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD

Mr. McGranahan is the only Director who is also an executive of the Company. Mr. McGranahan provides his insight as the Company’s leader, and from his prior financial services and operations insight gained through his experience with a global payments and financial services technology firm and a global management consulting firm.

Financial Literacy Global Operational Experience	MICHAEL A. MILES, JR.
	Advisory Director, Berkshire Partners and Former President and Chief Operating Officer, Staples, Inc.
	Age	63	Committee(s)	Compensation and Benefits Committee Chair, Corporate Governance, ESG, and Public Policy Committee
	Director Since	2006
	Other Public Directorships	Portillo’s Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Since 2013, Mr. Miles has served as an Advisory Director for Berkshire Partners, a private equity firm. Previously, he was President and Chief Operating Officer of Staples, Inc., an office products provider, from 2006 until 2013, and Chief Operating Officer from 2003 to 2006. Prior to that, Mr. Miles was Chief Operating Officer, Pizza Hut for Yum! Brands, Inc. from 2000 to 2003. From 1996 to 1999, he served Pizza Hut as Senior Vice President of Concept Development & Franchise. Mr. Miles also serves as Chair of the Board of Portillo’s Inc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD

Mr. Miles has experience as an executive of an international consumer goods retailer with large acquisitions outside of the United States and franchise distribution networks, which are similar to the Company’s agent network. Mr. Miles also brings U.S. and global operational expertise to the Board discussions.

2025 Proxy Statement | 9

BOARD OF DIRECTORS INFORMATION

CEO Experience CFO Experience Financial Literacy Regulated Industry/ Government	TIMOTHY P. MURPHY
	Former President and Chief Executive Officer of Consortium Networks
	Age	63	Committee(s)	Compliance Committee Chair, Audit Committee
	Director Since	2020
	Other Public Directorships	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. Murphy served as President and Chief Executive Officer of Consortium Networks, a cybersecurity and networking company, from 2019 through 2023. Previously, he served as President of Thomson Reuters Special Services, a wholly-owned subsidiary of Thomson Reuters (“TRSS”), from 2015 to 2019. TRSS provides management consulting services to help customers with intelligence collection and analysis, network analysis, insider threat, and global risk management solutions. Mr. Murphy currently serves as Chair of the Board of Directors for TRSS and served on the Board of Directors of Genius Group Limited from 2022 to 2023. From 1988 to 2011, Mr. Murphy served in the United States Federal Bureau of Investigation (the “FBI”), where he held various positions of increasing responsibility until retiring from the FBI in 2011 as Deputy Director.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD

Mr. Murphy has substantial global law enforcement, cybersecurity, intelligence, counterterrorism, and business and operational experience gained through his time as chief financial officer and chief operating officer at the FBI and as president and chief executive officer of a cybersecurity and networking company. Mr. Murphy also brings experience in intelligence collection and analysis, network analysis, and insider threat and global risk management gained during his tenure with TRSS.

CFO Experience Financial Literacy Eligible for Audit Committee Financial Expert Global Operational Experience	JAN SIEGMUND
	Former Chief Financial Officer of Cognizant Technology Solutions Corporation
	Age	60	Committee(s)	Audit Committee Chair, Compliance Committee
	Director Since	2019
	Other Public Directorships	Marsh & McLennan Companies, Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. Siegmund served as Chief Financial Officer of Cognizant Technology Solutions Corporation, a professional services company, from 2020 through 2023. Prior to that, Mr. Siegmund served as Corporate Vice President and Chief Financial Officer of Automatic Data Processing, Inc. (“ADP”), a global provider of cloud-based human capital management solutions, from 2012 to 2019. Prior to his appointment as Chief Financial Officer in 2012, he served as President, Added Value Services and Chief Strategy Officer of ADP from 2009 to 2012. Prior to that time, Mr. Siegmund held various positions of increasing responsibility with ADP. Mr. Siegmund joined ADP in 1999. Mr. Siegmund currently serves on the board of directors of Marsh & McLennan Companies, Inc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD

Mr. Siegmund brings to the Board experience as a former chief financial officer of a professional services provider and former chief financial officer and chief strategy officer of a global provider of cloud-based human capital management solutions.

10 | The Western Union Company

BOARD OF DIRECTORS INFORMATION

Financial Literacy Regulated Industry/ Government Emerging Markets Global Operational Experience	ANGELA A. SUN
	Former Chief Operations Officer & Partner, Alpha Edison
	Age	50	Committee(s)	Audit Committee, Compensation and Benefits Committee
	Director Since	2018
	Other Public Directorships	Cushman & Wakefield plc

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Ms. Sun is an investor in early stage companies. Previously, she served as Chief Operations Officer and Partner of Alpha Edison, a venture capital firm, from 2019 to 2021. Prior to that, Ms. Sun served as Global Head of Strategy and Corporate Development for Bloomberg L.P., a privately held financial software, data, and media company, from 2014 to 2017, where she led new business development, and acquisitions and commercial partnerships across the company’s media, financial products, enterprise and data businesses. From 2008 to 2014, Ms. Sun served as Chief-of-Staff to Bloomberg’s former CEO. Prior to joining Bloomberg, L.P., Ms. Sun served as a Senior Policy Advisor in the Bloomberg Administration where she oversaw a citywide portfolio of economic development agencies and led urban planning and real estate development projects. From 2001 to 2005, Ms. Sun served as a management consultant at McKinsey & Company, where she focused on the Financial Services and Healthcare sectors. Prior to McKinsey, from 1996 to 1998, Ms. Sun was an investment banker at J.P. Morgan and in 2001 was a Visiting Associate at the Henry L. Stimson Center, a non-partisan international security and defense analysis think tank in Washington, D.C. Ms. Sun currently serves on the board of Cushman & Wakefield plc and served on the board of Apollo Strategic Growth Capital II from 2021 to 2023.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD

Ms. Sun brings to the Board substantial operations management experience and valuable insight into the technology industry. Ms. Sun also has extensive strategic, operational, and government experience from her time in the Bloomberg Administration and at Bloomberg L.P. Ms. Sun also gained financial services experience at McKinsey & Company and J.P. Morgan.

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	SOLOMON D. TRUJILLO
	Founder and Chair, Trujillo Group, LLC
	Age	73	Committee(s)	Audit Committee, Compliance Committee
	Director Since	2012
	Other Public Directorship	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. Trujillo founded Trujillo Group, LLC, a private investment company, and has served as its chair since 2003. Mr. Trujillo also served as the Chief Executive Officer and as director of Telstra Corporation Limited, Australia’s largest media-communications enterprise which operated in Australia and the Asia Pacific region, from 2005 to 2009. From 2003 to 2004, Mr. Trujillo was Orange SA’s Chief Executive Officer. Earlier in his career, Mr. Trujillo was President and Chief Executive Officer of US West Communications and President, Chief Executive Officer and Chair of the Board of US West Inc. Mr. Trujillo previously served as a director of globally branded companies including WPP plc, PepsiCo, Inc., Target Corporation, Fang Holdings Ltd. (formerly SouFun Holdings Limited), Bank of America Corporation, Electronic Data Systems Corp., Orange S.A., Telstra Communications Limited, and Gannett Co., Inc. Mr. Trujillo currently serves as a Senior Advisor for Bain & Company Management Consulting, and serves on the board of advisors at Stanford School of Medicine Center on Longevity.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD

Mr. Trujillo is an international business executive with experience as a former chief executive officer of global companies in the telecommunications, media, and cable industries headquartered in the United States, the European Union, and the Asia-Pacific region. He has global operations experience and provides the Board with substantial international experience and expertise in the retail, technology, media, and communications industries.

2025 Proxy Statement | 11

BOARD OF DIRECTORS INFORMATION

DIRECTOR SKILLS, QUALIFICATIONS, AND CHARACTERISTICS

The following matrix and charts are provided to illustrate the skills, qualifications, and characteristics of our Board of Directors nominated for election at the 2025 Annual Meeting.

Skills and Qualifications
CEO Experience
CFO Experience
Financial Literacy
Audit Committee Financial Expert
Regulated Industry/Government Experience
Emerging Markets Experience
Global Operational Experience
Gender
Female
Male
Race and Ethnicity
White
Hispanic/Latino
Asian
American Indian
Did not disclose
LGBTQ+
Age	55	68	55	69	65	56	63	63	60	50	73
Tenure	2	10	2	19	10	4	19	5	6	7	13

The demographic information listed above is based on responses from the directors in our annual director questionnaires.

12 | The Western Union Company

BOARD OF DIRECTORS INFORMATION

KEY EXPERIENCE

55% Emerging Markets Experience
6
64% CEO Experience
7
73% Regulatory Industry/Government Experience
8
91% Global Operational Experience
10
100% Financially Literate
11

1
91%
INDEPENDENT
11
MEMBERS
10

DIVERSITY BALANCE

5
55%
DIVERSITY
6
4 Female
1 Hispanic/
Latino
1 Asian*
1 LGBTQ+
1 American Indian**

* Asian Female
** American Indian Female

GENDER BALANCE

Female
4
36%
FEMALE
7
Male

AGE BALANCE

70+
1
50-59
4
62 years
AVERAGE AGE
6
60-69

TENURE BALANCE

10+ Years
3
1-5 Years
4
8.5 years
AVERAGE TENURE
4
6-10 Years

2025 Proxy Statement | 13

PROPOSAL 1

ELECTION OF DIRECTORS

At the 2025 Annual Meeting, all director nominees will be elected for one-year terms.

The terms of each director if elected or re-elected, as the case may be, will expire at the 2026 Annual Meeting of Stockholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. See the “Board of Directors Information” section of this Proxy Statement for information concerning all nominees.

The Board currently consists of eleven directors. The Company’s By-Laws require that directors be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director, with abstentions and broker non-votes not counted as cast either “for” or “against”). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Under the Company’s By-Laws, if an incumbent director does not receive the majority of votes cast, the director will promptly tender his or her resignation to the Board of Directors. The Corporate Governance, ESG, and Public Policy Committee, or such other committee as may be designated by the Board of Directors, will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors will act on the resignation, taking into account the Corporate Governance,

ESG, and Public Policy Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. If such incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected or his or her earlier resignation or removal. In the case of a vacancy, the Board of Directors may appoint a new director as a replacement, may leave the vacancy unfilled or may reduce the number of directors on the Board.

Your shares will be voted as you instruct via the voting procedures described on the Proxy Card or the Notice of Internet Availability of Proxy Materials, or as you specify on your Proxy Card(s) if you elect to vote by mail. If unforeseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the director nominees, your shares will be voted for that other person.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RE-ELECT MS. CAMERON-DOE, MR. COLE, MS. DEERING, MS. HOLDEN, MR. JOERRES, MR. MCGRANAHAN, MR. MILES, MR. MURPHY, MR. SIEGMUND, MS. SUN, AND MR. TRUJILLO, EACH TO SERVE UNTIL THE 2026 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER RESPECTIVE SUCCESSOR IS ELECTED AND QUALIFIED.

14 | The Western Union Company

CORPORATE GOVERNANCE

SUMMARY OF CORPORATE GOVERNANCE PRACTICES

The Board of Directors believes that strong corporate governance is key to long-term stockholder value creation. Over the years, our Board of Directors has responded to evolving governance standards by enhancing our practices to best serve the interests of the Company’s stockholders, including:

✔	Annual election of directors.
✔	Proxy access. Our By-Laws permit qualifying stockholders or groups of qualifying stockholders that have each beneficially owned at least 3% of the Company’s Common Stock for three years to nominate up to the greater of (x) two or (y) an aggregate of 20% of the members of the Board and have information and supporting statements regarding those nominees included in the Company’s Proxy Statement.
✔	Majority vote standard in uncontested elections with resignation policy. In an uncontested election, each director must be elected by a majority of votes cast, rather than by a plurality.
✔	Stockholder right to call special meetings at 10% ownership threshold.
✔	No stockholder rights plan (“poison pill”).
✔	No supermajority voting provisions in the Company’s organizational documents.
✔	Independent Board, except our CEO. Our Board is comprised of all independent directors, except our CEO.
✔	Independent non-executive chair. The Chair of the Board of Directors is a non-executive independent director.
✔	Independent Board committees. All of our Board Committees are made up of independent directors. Each standing committee operates under a written charter that has been approved by the Board.
✔	Confidential stockholder voting. The Company’s Corporate Governance Guidelines provide that the vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector, except under circumstances set forth in the Company’s Corporate Governance Guidelines.

✔	Board Committee authority to retain independent advisors. Each Board Committee has the authority to retain independent advisors.
✔	Robust codes of conduct. The Company is committed to operating its business with honesty and integrity and maintaining the highest level of ethical conduct. These shared values are embodied in our Code of Conduct and require that every customer, employee, agent and member of the public be treated accordingly. The Company Code of Conduct applies to all employees, but the Company’s senior financial officers are also subject to an additional code of ethics, reflecting the Company’s commitment to maintaining the highest standards of ethical conduct. In addition, the Board of Directors is subject to a Directors’ Code of Conduct.
✔	Board oversight of ESG matters. The Board oversees Western Union’s ESG strategy development and relevant ESG matters. To assist the Board with its oversight duties:
¡	The Corporate Governance, ESG, and Public Policy Committee is responsible for reviewing and advising the Board with respect to ESG matters related to the Company.
¡	The Audit Committee oversees Western Union’s controls and procedures relating to its ESG material disclosures and reporting, including assurance processes where applicable, as well as integration of ESG risks in the Company’s enterprise risk management framework.
¡	The Compensation Committee oversees the alignment of the Company’s ESG strategy with compensation practices.
¡	The Compliance Committee evaluates executive performance of the Company’s ESG compensation metric related to compliance.

The Company has produced an ESG Report annually since 2018. The ESG Report for fiscal year 2023 can be found on the Company’s website: https://corporate.westernunion.com/esg/.

✔	Robust stock ownership guidelines for senior executives and directors. Robust stock ownership requirements for our senior executives and directors strongly link the interests of management and the Board with those of stockholders.

2025 Proxy Statement | 15

 CORPORATE GOVERNANCE

✔	Prohibition against pledging and hedging of Company stock. The Company’s insider trading policy prohibits the Company’s executive officers and directors from pledging the Company’s securities and prohibits all employees (including executive officers) and directors from engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.
✔	Regular stockholder engagement. The Company regularly seeks to engage with its stockholders to better understand their perspectives.

ATTRACTING, DEVELOPING, AND ENGAGING EMPLOYEES

As a global company operating in more than 200 countries and territories, we are focused on hiring high-caliber talent that possess a diverse set of skills and experiences and who reflect the diversity of the communities we serve. Our leadership team has diverse backgrounds, with wide-ranging, global and cultural experience. We aim to create a culture of belonging to support retention and career growth and recognize the strategic importance of belonging in our workforce and in our talent management practices. We also maintain policies and practices to help ensure the absence of discrimination based on any characteristic identified by local law in the jurisdictions in which we operate.

We advance this work in a variety of ways, including through our policies and practices in hiring, training, promotion, and compensation. We have a longstanding commitment to fair and equitable compensation practices, and regularly review our compensation programs and practices to ensure they support pay equity. We also have site leaders in office locations with more than five employees. The site leader program is an important tool to ensure we have key leaders around the globe delivering consistent messages about our strategy, our values and behaviors, and our customers, while building a deep sense of engagement among our employees. We strive to create a culture of belonging in which our employees thrive and are inspired to grow and develop their careers.

More details, metrics and workforce demographics appear in our latest environmental, social, and governance report (“ESG Report”), which can be found on our Investor Relations website: https://corporate.westernunion.com/esg/, in the Human Capital Management section of our Annual Report on Form 10-K for the year ended December 31, 2024, and in our EEO-1 report, which can be found on our website: https://corporate.westernunion-microsites.com/wp-content/uploads/2024/03/EEO1-2022.pdf

You can learn more about our corporate governance by visiting the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com, or by writing to the attention of: Investor Relations, The Western Union Company, 7001 E. Belleview Avenue, WU-HQ-11, Denver, Colorado 80237.

INDEPENDENCE OF DIRECTORS

The Board of Directors has adopted Corporate Governance Guidelines, which contain the standards that the Board of Directors uses to determine whether a director is independent. A director is not independent under these categorical standards if:

•	The director is, or has been within the last three years, an employee of Western Union, or an immediate family member of the director is, or has been within the last three years, an executive officer of Western Union.
•	The director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from Western Union, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).
•	(i) The director is a current partner or employee of a firm that is Western Union’s internal or external auditor; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on Western Union’s audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on Western Union’s audit within that time.
•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Western Union’s present executive officers at the same time serves or served on that company’s compensation committee.
•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Western Union for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

16 | The Western Union Company

CORPORATE GOVERNANCE

•	The director is a current employee, or an immediate family member is a current executive officer, of a company which was indebted to Western Union, or to which Western Union was indebted, where the total amount of either company’s indebtedness to the other, in any of the last three fiscal years, exceeded 5% or more of such other company’s total consolidated assets.
•	The director or an immediate family member is a current officer, director, or trustee of a charitable organization where Western Union’s (or an affiliated charitable foundation’s) annual discretionary charitable contributions to the charitable organization, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

The Board has reviewed the independence of the current directors under the Company’s categorical standards and the rules of the New York Stock Exchange (the “NYSE”) and found Ms. Cameron-Doe, Mr. Cole, Ms. Deering, Ms. Holden, Mr. Joerres, Mr. Miles, Mr. Murphy, Mr. Siegmund, Ms. Sun, and Mr. Trujillo to be independent.

BOARD LEADERSHIP STRUCTURE

The Board has a non-executive Chair. This position is independent from management. The Chair sets the agendas for and presides over the Board meetings, as well as meetings of the independent directors. Our CEO is a member of the Board and participates in its meetings. The Board believes that this leadership structure is appropriate for the Company at this time because it allows for independent oversight of management, increases management accountability, and encourages an objective evaluation of management’s performance relative to compensation.

The Board will determine its leadership structure in a manner that it determines to be in the best interests of the Company and its stockholders at the time. The Chair of the Board and CEO positions may be filled by the same individual or separated, as deemed appropriate by the Board.

The Chair of the Board, among other things:

•	presides at, and chairs, Board meetings and meetings of stockholders;

•	establishes agendas for each Board meeting in consultation with the chairs of applicable committees of the Board;
•	leads executive sessions of the Board;
•	has authority to call Board meetings;
•	leads the Board in discussions concerning the CEO’s performance and CEO succession;
•	approves meeting schedules for the Board;
•	approves information sent to the Board;
•	if requested by major stockholders, is available for consultation and direct communication; and
•	performs such other duties and responsibilities as requested by the Board.

However, if the Chair of the Board is not independent, the independent directors of the Board shall elect a Lead Director.

RISK OVERSIGHT

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company and management’s process for identifying, prioritizing, and responding to those risks. During these discussions, the CEO, the Chief Financial Officer, the Chief Legal Officer, the Chief Risk and Compliance Officer, the Chief Compliance Officer (the “CCO”), the Chief Information Security Officer, the Chief Privacy Officer, and the Chief Internal Auditor present management’s process for assessment of risks, a description of the most significant risks facing the Company, and any mitigating factors, plans, or policies in place to address and monitor those risks. The Board has also delegated certain risk oversight responsibilities to its committees.

Our management team, led by the Chief Risk and Compliance Officer, utilizes a range of processes to identify risks associated with our strategy and business, financial activities and reporting,

legal and regulatory issues, information technology, and peoplerelated skills and availability. Information technology risks include those related to cybersecurity. In 2024, management’s risk assessment process included a cybersecurity risk assessment involving, among other things, an evaluation by external annual audits (service organization controls (“SOC”) 2 report and payment card industry (“PCI”) compliance). For more information on cybersecurity oversight and strategy, please refer to Part I, Item 1C, “Cybersecurity” in our Annual Report on Form 10-K for the year ended December 31, 2024.

Key Board Committee Oversight Responsibilities

Audit Committee. Consistent with the NYSE listing standards, to which the Company is subject, the Audit Committee bears responsibility for oversight of the Company’s policies with respect to risk assessment and risk management and must

2025 Proxy Statement | 17

CORPORATE GOVERNANCE

discuss with management the major risk exposures facing the Company and the steps the Company has taken to monitor and control such exposures. The Audit Committee is also responsible for assisting Board oversight of the Company’s compliance with legal and regulatory requirements, which represent many of the most significant risks the Company faces. During the Audit Committee’s discussion of risk, the Company’s CEO, Chief Financial Officer, Chief Legal Officer, Chief Risk and Compliance Officer, CCO, Chief Information Security Officer, Chief Privacy Officer, and Chief Internal Auditor present information and participate in discussions with the Audit Committee regarding risk and risk management. Risks discussed regularly include those related to global economic and political trends, business and financial performance, legal and regulatory matters, cybersecurity, data privacy, competition, legislative developments, sustainability, and other matters.

Compliance Committee. While the Board committee with primary oversight of risk is the Audit Committee, the Board has delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, in light of the breadth and number of responsibilities that the Audit Committee must oversee, and the importance of the evaluation and management of the Company’s compliance programs, policies, and key risk exposures associated with anti-money laundering (“AML”), sanctions, anti-corruption, fraud prevention, consumer protection, and privacy laws, including investigations or other matters that may arise in relation to such laws, the Board formed the Compliance Committee in 2013 to assist the Audit Committee and the Board with oversight of those areas. This function was previously performed by the Corporate Governance, ESG, and Public Policy Committee. Oversight of privacy matters was formally added to the Compliance Committee charter in February 2021, and oversight of the Company’s use of artificial intelligence was informally added in 2024. The Compliance Committee reports regularly on these matters to the Board and Audit Committee and during the Compliance Committee’s meetings, each of the Chief Legal Officer, CCO, and Chief Privacy Officer regularly present and participate in discussions.

Compensation Committee. In addition, the Compensation Committee oversees the risks associated with the Company’s compensation practices, including an annual review of the Company’s risk assessment of its compensation policies and practices for its employees and the Company’s succession planning process.

Corporate Governance, ESG and Public Policy Committee. Our Corporate Governance, ESG and Public Policy Committee is tasked with ensuring that our Board members are capable of effective risk management on an on-going basis through nominee evaluation, director recruitment, and the oversight of continuing director education and Board and committee composition and self-assessments, among other responsibilities, and that our governance policies are regularly evaluated and updated in pursuit of that objective. In addition this committee reviews and advises the Board regarding public policy developments, as well as ESG matters which are relevant to the Company and the industries in which the Company operates, including trends, policies and regulatory developments relating to the remittance industry, immigration and ESG strategy and reporting.

COMMITTEES OF THE BOARD OF DIRECTORS

The current members of each Board Committee are indicated in the table below.

Director	Audit	Corporate Governance, ESG, and Public Policy	Compensation and Benefits	Compliance
Julie M. Cameron-Doe
Martin I. Cole
Suzette M. Deering
Betsy D. Holden
Jeffrey A. Joerres
Devin B. McGranahan
Michael A. Miles, Jr.
Timothy P. Murphy
Jan Siegmund
Angela A. Sun
Solomon D. Trujillo
Chair of the Board
Committee Chair
Member

18 | The Western Union Company

CORPORATE GOVERNANCE

BOARD AND COMMITTEE GOVERNING DOCUMENTS

Each committee operates under a charter approved by the Board. The Company’s Audit Committee Charter, Compensation and Benefits Committee Charter, Corporate Governance, ESG, and Public Policy Committee Charter, Compliance Committee Charter, and Corporate Governance

Guidelines are available without charge through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com, or by writing to the attention of: Investor Relations, The Western Union Company, 7001 E. Belleview Avenue, WU-HQ-11, Denver, Colorado 80237.

Audit Committee

Committee Chair: Jan Siegmund

Additional Committee Members: Julie M. Cameron-Doe, Timothy P. Murphy, Angela A. Sun, and Solomon D. Trujillo

Meetings Held in 2024: 8

Primary Responsibilities: Pursuant to its charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	integrity of the Company’s consolidated financial statements;
•	compliance with legal and regulatory requirements;
•	review of the Company’s guidelines and policies that govern the process by which the Company goes about assessing and managing its exposure to risks;
•	the independent registered public accounting firm’s qualifications, independence and compensation;
•	review of critical audit matters with the independent registered public accounting firm; and
•	performance of the Company’s internal audit function and independent registered public accounting firm.

Independence: Each member of the Audit Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as the Board has determined, has no material relationship with the Company. Each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements. The Board has designated each of Mr. Siegmund and Ms. Cameron-Doe as a “financial expert” as defined by Item 407(d) of Regulation S-K.

Service on Other Audit Committees: No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. Currently, none of the Audit Committee members serve on more than two other public company audit committees.

2025 Proxy Statement | 19

CORPORATE GOVERNANCE

Compensation and Benefits Committee

Committee Chair: Michael A. Miles, Jr.

Additional Committee Members: Martin I. Cole, Suzette M. Deering, Betsy D. Holden, and Angela A. Sun

Meetings Held in 2024: 5

Primary Responsibilities: Pursuant to its charter, the Compensation Committee has the authority to administer, interpret, and take any actions it deems appropriate in connection with any incentive compensation or equity-based plans of the Company, any salary or other compensation plans for officers and other key employees of the Company, and any employee benefit or fringe benefit plans, programs, or policies of the Company. Among other things, the Compensation Committee is responsible for:

•	in consultation with executive management, establishing the Company’s general compensation philosophy, and overseeing the development and implementation of compensation and benefits policies;
•	reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other executive officers, evaluating the performance of the CEO and other executive officers in light thereof, and setting compensation levels and other benefits for the CEO (with the ratification by the independent directors of the Board) and other executive officers based on this evaluation;
•	overseeing the Company’s regulatory compliance with respect to compensation matters;
•	reviewing and making recommendations to the Board regarding severance or similar termination agreements with the Company’s CEO or to any person being considered for promotion or hire into the position of CEO;
•	approving grants and/or awards of options, restricted stock, RSUs, and other forms of equity-based compensation under the Company’s equity-based plans;
•	developing and implementing policies with respect to the recovery or “clawback” of any excess compensation paid to any executive officers;
•	reviewing with management and preparing an annual report regarding the Company’s Compensation Discussion and Analysis to be included in the Company’s Proxy Statement and Annual Report;
•	determining stock ownership guidelines for the Company’s directors and monitoring compliance with such guidelines;
•	in consultation with the CEO, reviewing management succession planning;
•	reviewing and recommending to the Board of Directors compensation for non-employee directors; and
•	periodically reviewing the overall effectiveness of the Company’s principal strategies related to human capital management, recruiting, retention, career development, and diversity.

The Compensation Committee has the authority to delegate all or a portion of its duties and responsibilities to a subcommittee and, in some situations, may also delegate its authority and responsibility with respect to certain compensation and benefit plans and programs to one or more employees.

Independence: Each member of the Compensation Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE, the Exchange Act and such other independence or other requirements as may be applicable from time to time, and as the Board has determined, has no material relationship with the Company.

20 | The Western Union Company

CORPORATE GOVERNANCE

Compliance Committee

Committee Chair: Timothy P. Murphy

Additional Committee Members: Julie M. Cameron-Doe, Suzette M. Deering, Jan Siegmund, and Solomon D. Trujillo

Meetings Held in 2024: 4

Primary Responsibilities: Pursuant to its charter, the Compliance Committee assists the Audit Committee and the Board in fulfilling the Board’s oversight responsibility for the Company’s compliance with legal and regulatory requirements. Among other things, the Compliance Committee is responsible for reviewing and discussing with management:

•	the Company’s compliance programs, policies and key risk exposures relating to AML, sanctions, anti-corruption, fraud prevention, consumer protection, and privacy laws, including establishing procedures to be apprised of material investigations or other material matters that may arise in relation to such laws; and
•	legal, compliance or other regulatory matters that may have a material effect on the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies.

Independence: Each voting member of the Compliance Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE, and the Exchange Act, and as the Board has determined, has no material relationship with the Company. The Board may appoint non-voting members to the Compliance Committee that are not independent from the Company.

2025 Proxy Statement | 21

CORPORATE GOVERNANCE

Corporate Governance, ESG, and Public Policy Committee

Committee Chair: Betsy Holden

Additional Committee Members: Martin I. Cole and Michael A. Miles, Jr.

Meetings Held in 2024: 4

Primary Responsibilities: Pursuant to its charter, the Corporate Governance, ESG, and Public Policy Committee is responsible for:

•	recommending to the Board of Directors criteria for Board and committee membership;
•	considering, in consultation with the Chair of the Board and the CEO, and recruiting candidates to fill positions on the Board of Directors;
•	evaluating current directors for re-nomination to the Board of Directors;
•	recommending director nominees to the Board of Directors;
•	recommending to the Board of Directors appointments to committees of the Board of Directors;
•	monitoring changes in the outside commitments of directors and considering whether such changes may impact their ability to effectively serve on the Board of Directors;
•	recommending to the Board of Directors corporate governance guidelines, reviewing the Corporate Governance Guidelines at least annually, and recommending modifications to the Corporate Governance Guidelines to the Board of Directors;
•	advising the Board of Directors with respect to the charters, structure, and operations of the various committees of the Board of Directors and qualifications for membership thereon;
•	overseeing the development and implementation of an orientation and continuing education program for directors;
•	establishing and implementing self-evaluation procedures for the Board of Directors and its committees;
•	reviewing stockholder proposals submitted for inclusion in the Company’s Proxy Statement;
•	reviewing emerging corporate governance issues and practices, including proxy advisory firm policies and recommendations;
•	reviewing the Company’s related persons transaction policy, and as necessary, reviewing specific related person transactions;
•	reviewing and advising the Board of Directors regarding public policy and ESG matters that are relevant to the Company or the industries in which the Company operates, including trends, policies, and regulatory developments relating to ESG strategy and reporting; and
•	overseeing the Company’s policies and practices regarding political expenditures, including an annual review of the Company’s political contributions, lobbying activities and trade association dues and payments.

Independence: Each member of the Corporate Governance, ESG, and Public Policy Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Exchange Act, and as the Board has determined, has no material relationship with the Company.

22 | The Western Union Company

CORPORATE GOVERNANCE

CHIEF EXECUTIVE OFFICER SUCCESSION PLANNING

The Company’s Board of Directors has developed a governance framework for CEO succession planning that is intended to provide for a talent-rich leadership organization that can drive the Company’s strategic objectives. Under its governance framework, the Board of Directors:

•	Reviews succession planning for the CEO on an annual basis. As part of this process, the CEO reviews the annual performance of each member of the management team with the Board and the Board engages in a discussion with the CEO and the Chief People Officer regarding each team member and the team member’s development;
•	Maintains a confidential plan to address any unexpected short-term absence of the CEO and identifies candidates who could act as interim CEO in the event of any such unexpected absence; and
•	Ideally three to five years before the retirement of the current CEO, manages the succession process and determines the current CEO’s role in that process.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any stockholder of the Company or other interested party who desires to contact the non-management directors either as a group or individually, or Mr. McGranahan in his capacity as a director, may do so by writing to: The Western Union Company, Board of Directors, 7001 E. Belleview Avenue, Denver, Colorado 80237. Communications that are intended specifically for non-management directors should be addressed to the attention of the Chair of the Corporate Governance, ESG, and Public Policy Committee. All communications will be forwarded to the Chair of the Corporate Governance, ESG, and Public Policy Committee unless the communication is specifically addressed to another member of the Board, in which case, the communication will be forwarded to that director.

BOARD ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Stockholders, it

encourages directors to attend. All members of the Board of Directors serving at the time attended the Company’s 2024 Annual Meeting of Stockholders.

PRESIDING DIRECTOR OF NON-MANAGEMENT DIRECTOR MEETINGS

The non-management directors meet in regularly scheduled executive sessions without management. The Chair of the Board of Directors is the presiding director at these meetings.

NOMINATION OF DIRECTORS

The Company’s Board of Directors is responsible for nominating directors for election by the stockholders and filling any vacancies on the Board that may occur. The Corporate Governance, ESG, and Public Policy Committee is responsible for identifying, screening, and recommending candidates to the Board for Board membership. The Corporate Governance, ESG, and Public Policy Committee does not have any single method for identifying director candidates, but will consider candidates suggested by a wide range of sources, including by any stockholder, director, or officer of the Company.

The Corporate Governance, ESG, and Public Policy Committee will consider candidates for election to the Board suggested in writing by a stockholder and will make a recommendation to the Board using the same criteria as it does in evaluating candidates submitted by members of the Board of Directors. Any such suggestions should be submitted to the Corporate Secretary, The Western Union Company, 7001 E. Belleview Avenue, Denver, Colorado 80237. If the Company receives such a suggestion, the Company may request additional information from the candidate to assist in its evaluation.

2025 Proxy Statement | 23

CORPORATE GOVERNANCE

DIRECTOR QUALIFICATIONS, REQUIREMENTS, AND EVALUATIONS

CRITERIA

General criteria for the nomination of director candidates include experience, high ethical standards and integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties–all in the context of an assessment of the perceived needs of the Board at that point in time. In exercising its director nomination responsibilities, the Corporate Governance, ESG, and Public Policy Committee considers diversity in gender, ethnicity, geography, background, and cultural viewpoints when considering director nominees, given the global nature of the Company’s business. However, the Board has not adopted a formal policy governing director diversity.

RETIREMENT POLICY

Our Corporate Governance Guidelines also require that a director retire effective at the next annual meeting of stockholders following the time such director reaches the age of 74. The Board may waive this requirement for one year if it determines it is in the best interests of our Company. Each director is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a Board or Committee member.

BOARD EVALUATIONS

Pursuant to our Corporate Governance Guidelines, we evaluate the overall effectiveness of the Board annually. The Board together with the Corporate Governance, ESG, and Public Policy Committee conducts annual self-evaluations of Board and committee performance, including an evaluation of the effectiveness of the nomination process. In addition, the Board conducts annual evaluations of each individual independent director.

STOCKHOLDER NOMINEES

Stockholders may submit nominations for director candidates by giving notice to the Corporate Secretary, The Western Union Company, 7001 E. Belleview Avenue, Denver, Colorado 80237. The requirements for the submission of such stockholder nominations are set forth in Article II of the Company’s By-Laws, which are available on the “Investor Relations, Corporate Governance” section of the Company’s website, www.westernunion.com.

SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder proposals, including stockholder director nominations, requested to be included in the Company’s Proxy Statement for its 2026 Annual Meeting of Stockholders must be received by the Company not later than December 1, 2025. Such stockholder proposals must comply with the requirements of Rule 14a-8, and such nominations must comply with the Company’s proxy access By-laws. Otherwise, a stockholder proposal or director nomination to be considered at the Company’s 2026 Annual Meeting of Stockholders must be received by the Company no sooner than January 15, 2026 and no later than February 14, 2026 and must comply with the requirements set forth in the Company’s By-Laws.

All proposals or nominations a stockholder wishes to submit at the meeting should be directed to corporategovernance@westernunion.com. In addition to satisfying the foregoing requirements and those under the Company’s By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2026.

CODE OF ETHICS

The Company’s Director’s Code of Conduct, Code of Ethics for Senior Financial Officers, Reporting Procedure for Accounting and Auditing Concerns, Professional Conduct Policy for Attorneys, and the Code of Conduct are available without charge through the “Investor Relations, Corporate Governance” section of the Company’s website, www.westernunion.com, or by writing to the attention of: Investor Relations, The Western Union Company, 7001 E. Belleview Avenue, WU-HQ-11, Denver, Colorado 80237. In the event of an amendment to the Company’s Code of Ethics for Senior Financial Officers, the Company intends to post such information on its website, www.westernunion.com.

24 | The Western Union Company

CORPORATE GOVERNANCE

INSIDER TRADING POLICY

The Company has adopted an insider trading policy governing the purchase, sale, and other dispositions of its securities by its directors, officers, and employees and has implemented processes applicable to the Company that it believes are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. A copy of this insider trading policy is filed as Exhibit 19 to the Company’s Annual Report for the fiscal year ended December 31, 2024.

PROHIBITION AGAINST PLEDGING AND HEDGING OF THE COMPANY’S SECURITIES

The Company’s Insider Trading Policy prohibits the Company’s directors and officers from pledging the Company’s securities and prohibits directors, officers and certain employees from engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.

2025 Proxy Statement | 25

COMPENSATION OF DIRECTORS

The following table provides information regarding the compensation of our outside directors for 2024. Mr. McGranahan, our President and CEO, did not receive additional compensation in 2024 for his service as a director, and has been excluded from the table. Please see the “2024 Summary Compensation Table” for the compensation received by Mr. McGranahan with respect to 2024.

2024 DIRECTOR COMPENSATION
	FEES EARNED	STOCK	OPTION	ALL OTHER
	OR PAID IN	AWARDS	AWARDS	COMPENSATION	TOTAL
NAME	CASH ($000)(1)	($000)(2)	($000)(3)	($000)(4)	($000)(5)
Julie M. Cameron-Doe	115.0	200.0	—	—	315.0
Martin I. Cole	105.0	200.0	—	10.0	315.0
Suzette M. Deering	105.0	200.0	—	0.5	305.5
Betsy D. Holden	120.0	—	200.0	35.0	355.0
Jeffrey A. Joerres	125.0	—	360.0	—	485.0
Michael A. Miles, Jr.	120.0	—	200.0	—	320.0
Timothy P. Murphy	135.0	200.0	—	—	335.0
Jan Siegmund	130.0	200.0	—	—	330.0
Angela A. Sun	115.0	200.0	—	25.0	340.0
Solomon D. Trujillo	115.0	100.0	100.0	—	315.0

Footnotes:

(1)	Ms. Holden and Messrs. Joerres and Miles elected to receive their annual retainer fees for 2024 in the form of equity compensation as described below under “Compensation of Directors—Equity Compensation.”
(2)	The amounts in this column represent the value of stock units granted to directors as annual equity grants. Stock awards consist of stock units that are settled in shares of Common Stock, with a one-year vesting schedule and which may be subject to a deferral election consistent with Section 409A of the Internal Revenue Code. The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of the relevant assumptions used in calculating these amounts.
(3)	The amounts in this column represent the value of stock options granted to directors as an annual equity grant. The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of the relevant assumptions used in calculating these amounts.
(4)	All Other Compensation represents matches under the Company’s gift matching program that the Company made in 2024. Outside directors are eligible to participate in the Company’s gift matching program on the same terms as the Company’s executive officers and employees. As noted below, contributions made or directed to be made to an eligible organization, up to an aggregate amount of $25,000 per calendar year, will be matched by the Company. Matching contributions to various charities were made in 2024 on behalf of Mses. Holden and Sun. In addition, contributions up to $100,000 per calendar year that a director makes to the Western Union Foundation (the “Foundation”) without designating a recipient organization will be matched by the Company $2 for every $1 contributed. Matching contributions to the Foundation were made in 2024 on behalf of Mr. Cole and Mses. Deering and Holden.
(5)	As of December 31, 2024, each outside director had outstanding the following number of stock units, including fully vested deferred stock units, and stock options:

NAME	STOCK UNITS	STOCK OPTIONS
Julie M. Cameron-Doe	15,625	—
Martin I. Cole	24,311	9,208
Suzette M. Deering	19,084	—
Betsy D. Holden	118,545	23,130
Jeffrey A. Joerres	191,591	11,448
Michael A. Miles, Jr.	166,244	—
Timothy P. Murphy	18,862	20,084
Jan Siegmund	36,276	79,247
Angela A. Sun	49,900	22,620
Solomon D. Trujillo	41,465	201,858

26 | The Western Union Company

COMPENSATION OF DIRECTORS

DETERMINATION OF DIRECTOR COMPENSATION

The Compensation Committee is responsible for recommending to the Board the compensation of the Company’s outside directors. As part of this process, the Compensation Committee reviews the outside director compensation program annually to evaluate whether it is competitive with market practices by considering input from Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee’s independent compensation consultant, regarding the Company’s historical practices with respect to outside director compensation as well as market data for the same peer group used for determining executive compensation. Based on such review with respect to 2024, in December 2023, the Compensation Committee recommended, and the Board approved, certain adjustments to the outside director compensation levels, as described below, in order to better align with the market median of the Company’s compensation peer group.

CASH COMPENSATION

In 2024, each outside director (other than our Non-Executive Chair) received the following cash compensation for service on our Board and committees of our Board:

•	an annual Board retainer fee of $85,000;
•	an annual committee chair retainer fee of $35,000 for the chair of the Audit Committee (increased from $30,000 for 2023), $30,000 for the chair of the Compliance Committee and $25,000 for the chairs of the Compensation Committee and the Corporate Governance, ESG and Public Policy Committee; and

•	an annual committee member retainer fee of $20,000 (increased from $15,000 for 2023) for non-chair members of the Audit Committee and $10,000 for non-chair members of each other committee of our Board.

Cash compensation payable to an outside director will be prorated for any partial years of service on the Board or a committee.

EQUITY COMPENSATION

The 2024 outside director equity awards were granted pursuant to our 2015 Long-Term Incentive Plan (the “2015 Plan”). The purpose of these awards is to advance the interests of the Company and its stockholders by encouraging stock ownership by our outside directors and by helping the Company attract, motivate, and retain highly qualified outside directors.

In 2024, all of our outside directors (other than our Non-Executive Chair) were eligible to receive an annual equity grant with a value of $200,000 for service on our Board and committees of our Board (increased from $160,000 for service during 2023).

The 2024 equity grant was settled in shares of common stock and had a one-year vesting requirement, subject to pro-rata vesting for a qualifying departure from the Board. For 2024, each outside director had the choice to receive such director’s annual retainer fees described above in the form of cash, equity or a combination thereof. For 2024, each outside director had the choice to receive such director’s annual equity grant in the form (a) all stock options, (b) all RSUs, (c) a combination of 75% stock options and 25% RSUs, (d) a combination of 50% stock options and 50% RSUs, or (e) a combination of 75% RSUs and 25% stock options.

COMPENSATION OF OUR NON-EXECUTIVE CHAIR

In 2024, our Non-Executive Chair received the following compensation in lieu of the compensation described above for our other outside directors:

•	an annual retainer fee of $125,000; and
•	an annual equity grant with a value of $360,000.

Our Non-Executive Chair has the choice to receive his annual retainer fee in the forms discussed above under “Compensation of Directors—Equity Compensation.” The Non-Executive Chair annual equity grant has a one-year vesting condition, subject to pro-rata vesting for a qualifying departure from the Board.

2025 Proxy Statement | 27

COMPENSATION OF DIRECTORS

CHARITABLE CONTRIBUTIONS

Outside directors may participate in the Company’s gift matching program on the same terms as the Company’s executive officers and employees. Under this program, contributions up to $100,000 per calendar year that the director makes to the Foundation without designating a recipient organization will be matched by the Company $2 for every $1 contributed. Contributions made or directed to be made to an eligible organization, as defined in the program, up to an aggregate amount of $25,000 per calendar year will be equally matched by the Company through the Foundation.

REIMBURSEMENTS

Directors are reimbursed for their expenses incurred by attending Board, committee, and stockholder meetings, including those for travel, meals, and lodging. A spouse or other guest may accompany directors on corporate aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company and, as a result, no amount is reflected in the 2024 Director Compensation table.

INDEMNIFICATION AGREEMENTS

Each outside director has entered into a Director Indemnification Agreement with the Company to clarify indemnification procedures. Consistent with the indemnification rights already provided to directors of the Company in the Company’s Charter, each agreement provides that the Company will indemnify and hold harmless each outside director to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware in effect on the date of the agreement or as such laws may be amended or replaced to increase the extent to which a corporation may indemnify its directors.

EQUITY OWNERSHIP GUIDELINES

Each outside director is expected to maintain an equity investment in the Company equal to five times his or her annual cash retainer, which must be achieved within five years of the director’s initial election to the Board. The holdings that generally may be counted toward achieving the equity ownership guidelines include outstanding stock awards or units, shares owned jointly with or separately by the director’s spouse, and shares purchased on the open market. Unexercised options, whether or not vested, do not count towards determining compliance with the equity ownership guidelines. As of the Record Date, all outside directors have met or, within the applicable period, are expected to meet, these equity ownership guidelines.

28 | The Western Union Company

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of five independent directors and operates under a written charter adopted by the Board. The Audit Committee reviews the charter at least annually, reviewing it last in December 2024. The charter is available through the “Investor Relations, Corporate Governance” portion of the Company’s website www.westernunion.com.

The Board has the ultimate authority for effective corporate governance, including the role of oversight of the management of the Company. The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, independent registered public accounting firm qualifications and independence, performance of the Company’s internal audit function and independent registered public accounting firm, and other matters identified in the Audit Committee Charter. The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent registered public accounting firm in carrying out its responsibilities. Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. In addition, management is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal control. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and for expressing an opinion on the conformity of those financial statements with United States generally accepted accounting principles. The Company’s independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee engages in an annual evaluation of the independent public accounting firm’s qualifications, assessing the firm’s quality of service, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence, objectivity, and professional skepticism. In evaluating and selecting the Company’s independent registered public accounting firm, the Audit Committee considers, among other things, historical and recent performance of the firm, an analysis of known significant legal or regulatory proceedings related to the firm, recent Public Company Accounting Oversight Board (the “PCAOB”) reports regarding the firm, industry experience, audit fee revenues, audit approach, and the independence of the firm. The Audit Committee also periodically considers the advisability and potential impact of selecting a different independent public accounting firm. In addition, the Audit Committee is involved in the lead audit partner selection process.

During fiscal year 2024, the Audit Committee fulfilled its duties and responsibilities as outlined in its charter. Specifically, the Audit Committee, among other actions:

•	reviewed and discussed with management and the independent registered public accounting firm the Company’s quarterly earnings press releases, consolidated financial statements, and related periodic reports filed with the SEC;
•	reviewed the Company’s guidelines and policies that govern the process by which the Company goes about assessing and managing its exposure to risks, including discussing with management, internal auditors and the independent auditor their assessment of the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures;
•	reviewed with management, the independent registered public accounting firm and the internal auditor, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the effectiveness of the Company’s internal control over financial reporting;
•	reviewed with the independent registered public accounting firm, management, and the internal auditor, as appropriate, the audit scope and plans of both the independent registered public accounting firm and internal auditor;
•	reviewed with the independent registered public accounting firm the critical audit matters expected in their report for the 2024 audit;
•	met in periodic executive sessions with each of the independent registered public accounting firm, management, and the internal auditor;
•	received the written disclosures and the annual letter from Ernst & Young LLP provided to us pursuant to PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, concerning their independence and discussed with Ernst & Young LLP their independence; and
•	reviewed and pre-approved all services to be performed by Ernst & Young LLP and the related fees, as described in Proposal 3–Ratification of Selection of Auditors, and considered whether Ernst & Young LLP’s provision of non-audit services to the Company was compatible with the independence of the independent registered public accounting firm.

2025 Proxy Statement | 29

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with the Company’s management and independent registered public accounting firm the Company’s audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2024, and the independent registered public accounting firm’s report on those financial statements. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with United States generally accepted accounting principles.

We have discussed with Ernst & Young LLP the matters required to be discussed with the Audit Committee by the applicable requirements of the PCAOB and the SEC. Such communications include, among other items, matters relating to the conduct of an audit of the Company’s consolidated financial statements under the standards of the PCAOB. This review included a discussion with management and the independent registered public accounting firm about the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies.

In reliance on the review and discussions described above, we recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Audit Committee

Jan Siegmund (Chair)
Julie M. Cameron-Doe
Timothy P. Murphy
Angela A. Sun
Solomon D. Trujillo

30 | The Western Union Company

COMPENSATION AND BENEFITS
COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management and based on such review and discussion, the Compensation Committee recommended to the Board of

Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and its Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Compensation and Benefits Committee

Michael A. Miles, Jr. (Chair)

Martin I. Cole

Suzette M. Deering

Betsy D. Holden

Angela A. Sun

2025 Proxy Statement | 31

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

BUSINESS OVERVIEW

The Western Union Company provides people and businesses with fast, reliable, and convenient ways to send money and make payments around the world. Western Union offers its services in more than 200 countries and territories. Our business is complex: our regulatory environment is disparate and developing; our consumers are different from those addressed by traditional financial services firms; and our agent and client relationships are numerous and varied.

Managing these complexities is at the center of Western Union’s success, and our leadership must be capable of supporting our Company’s goals amid this complexity.

The Company’s key strategic pillars for 2024 are set forth in the chart below. The performance goals and objectives under our annual incentive and long-term incentive programs were designed to support these strategic pillars.

Please see our 2024 Annual Report on Form 10-K for more information regarding our performance.

(1)	See Annex A for a reconciliation of measures that are not based on accounting principles generally accepted in the United States (“GAAP”) to the comparable GAAP measure.

32 | The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION FRAMEWORK

The Company’s executive compensation framework is designed to reinforce our executive compensation philosophy and objectives and includes the following:

WHAT WE DO

✔  Pay-for-performance and at-risk compensation.

A significant portion of our targeted annual compensation is performance-based and/or subject to forfeiture (“at-risk”), with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by our Company’s strategy.

✔  Align compensation with stockholder interests.

Performance measures for incentive compensation are linked to the overall performance of the Company and are designed to be aligned with the creation of long-term stockholder value.

✔  Emphasis on future pay opportunity vs. current pay.

Our long-term incentive awards are equity-based, use performance and multi-year vesting provisions to encourage retention, and are designed to align our NEOs’ interests with long-term stockholder interests. For 2024, the annual long-term equity awards comprised approximately 77% of the targeted annual compensation for our CEO and, on average, approximately 57% of the targeted annual compensation for our other NEOs.

✔  Mix of performance metrics.

The Company utilizes a mix of performance metrics that emphasize both absolute performance goals, which provide the primary links between incentive compensation and the Company’s strategic operating plan and financial results, and a relative payout modifier, which measures Company’s relative TSR versus an S&P Index.

✔  Stockholder engagement.

The Compensation Committee chair and members of management engage with stockholders regularly to discuss and understand their perceptions or concerns regarding our executive compensation program.

✔  “Clawback” policies.

Pursuant to the Company’s Dodd-Frank Policy, the Company is required to recoup certain incentive compensation from covered officers in the event of a financial restatement. In addition, the Company maintains a separate Misconduct Policy which provides that the Company may, in its sole discretion, recoup certain incentive compensation, including time-based equity awards, from covered officers in the event the covered officer engages in compliance misconduct or detrimental conduct.

✔  Robust stock ownership guidelines.

We require our executive officers to own a meaningful amount of Company stock to align them with long-term stockholder interests (6x base salary in the case of our CEO and 3x base salary for our other NEOs).

✔  Include leadership, compliance and ESG metrics in our compensation program.

✔  Multi-year vesting and/or performance periods for long-term incentive awards.

✔  Independent compensation consultant retained by the Compensation Committee.

✔  “Double trigger” severance benefits in the event of a change-in-control.

✔  Maximum payout caps for annual cash incentive compensation and PSUs.

2025 Proxy Statement | 33

COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE DON’T DO

✘ No repricing or buyout of underwater stock options without stockholder approval.

✘ No change-in-control tax gross-ups.

✘ Prohibition against pledging and hedging of Company securities by senior executives and directors.

✘ No dividends or dividend equivalents paid on unvested or unearned PSUs or RSUs.

✘ No service-based defined benefit pension plan.

2024 SAY ON PAY VOTE

The Company received approximately 91% support for its “say on pay” vote at the Company’s 2024 Annual Meeting of Stockholders, consistent with the average support level of 91% for the Company’s “say on pay” votes over the last five years. After considering the 2024 “say on pay” results, the

Compensation Committee determined that the Company’s executive compensation philosophy, compensation objectives, and compensation elements continued to be appropriate and did not make any specific changes to the Company’s executive compensation program in response to the 2024 “say on pay” vote.

STOCKHOLDER ENGAGEMENT

Management and the Compensation Committee Chair regularly reach out to stockholders to better understand their views on the Company’s executive compensation program, the “say on pay” vote and our executive compensation disclosure. In 2024, the Company reached out to stockholders who held approximately 68% of the Company’s outstanding common stock to discuss the Company’s executive compensation program. Over the past few years, the Compensation Committee and management have found these discussions to be very helpful in their ongoing evaluation of the Company’s executive compensation program, and intend to continue to obtain this feedback in the future.

34 | The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

ESTABLISHING AND EVALUATING EXECUTIVE COMPENSATION

INTRODUCTION

This Compensation Discussion and Analysis describes how the Compensation Committee determined 2024 executive compensation, the elements of our executive compensation program and the compensation of each of our NEOs. The information provided should be read together with the information presented in the “Executive Compensation” section of this Proxy Statement. For 2024, the NEOs were:

Devin McGranahan	Matt Cagwin	Andrew Walker	Benjamin Adams	Giovanni Angelini
President and Chief Executive Officer	Executive Vice President, Chief Financial Officer	Executive Vice President, Chief Operations Officer	Executive Vice President, Chief Legal Officer	President, Europe, Africa, and MEPA

2025 Proxy Statement | 35

COMPENSATION DISCUSSION AND ANALYSIS

OUR EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

The Compensation Committee has adopted the following compensation objectives and guiding principles to align the Company’s incentive compensation program with the Company’s overall executive compensation philosophy:

Our Executive Compensation Philosophy

The Compensation Committee believes the Company’s executive compensation program should reward actions and behaviors that build a foundation for the long-term strength and performance of the Company, while also rewarding the achievement of short-term performance goals informed by the Company’s strategy.

Objectives

•

Align executive goals and compensation with stockholder interests

•

Attract, retain and motivate outstanding executive talent

•

Pay-for-performance – Hold executives accountable and reward them for achieving financial, strategic and operating goals

Guiding Principles

•

Pay-for-Performance: Pay is significantly performance-based and at-risk, with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by the Company’s strategy.

•

Align Compensation with Stockholder Interests: Link incentive payouts with the overall performance of the Company, including achievement of financial and strategic objectives, as well as individual performance and contributions, to create long-term stockholder value.

•

Stock Ownership Guidelines: Our program requires meaningful stock ownership by our executives to align them with long-term stockholder interests.

•

Emphasis on Future Pay Opportunity vs. Current Pay: Our long-term incentive awards are delivered in the form of equity-based compensation with multi-year vesting provisions to encourage retention.

•

Hire, Retain and Motivate Top Talent: Offer market-competitive compensation which clearly links payouts to actual performance, including rewarding appropriately for superior results, facilitating the hire and retention of high-caliber individuals with the skills, experience and demonstrated performance required for our Company.

•

Principled Programs: Structure our compensation programs considering corporate governance best practices and in a manner that is understandable by our participants and stockholders.

THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE

Our Board oversees the goals and objectives of the Company and the CEO, evaluates succession planning with respect to the CEO and evaluates the CEO’s performance. The Compensation Committee supports the Board by:

•	Establishing the Company’s compensation philosophy;
•	Overseeing the development and implementation of the Company’s compensation and benefits policies;
•	Reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other executive officers;
•	Approving the compensation levels of each of the executive officers;
•	Approving the compensation of the CEO, with ratification by the independent directors of the Board; and
•	Overseeing critical role development and succession efforts by providing strategic direction as the Board identifies key executive skills and experience priorities.

The Compensation Committee’s responsibilities under its charter are further described in the “Corporate Governance—Committees of the Board of Directors” section of this Proxy Statement.

36 | The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

Mr. McGranahan, while not a member of the Compensation Committee, attended portions of each meeting of the Compensation Committee in 2024 to contribute to and understand the committee’s oversight of, and decisions relating to, executive compensation. Mr. McGranahan did not attend portions of the meetings relating to his compensation. The Compensation Committee regularly conducts executive sessions without management present.

The Compensation Committee also engages in an ongoing dialog with the CEO and the committee’s independent compensation consultant in the evaluation and establishment of the elements of our executive compensation program.

COMPENSATION CONSULTANTS

During 2024, Meridian continued to provide executive and director compensation consulting services to the Compensation Committee.

Meridian is retained by and reports directly to the Compensation Committee and participates in committee meetings. Meridian informs the committee on market trends, as well as regulatory issues and developments and how they may impact the Company’s executive compensation program. Meridian also:

•	Participates in the design of the executive compensation program to help the committee evaluate the linkage between pay and performance;
•	Reviews market data and advises the committee regarding the compensation of the Company’s executive officers;
•	Reviews and advises the committee regarding outside director compensation; and
•	Performs an annual risk assessment of the Company’s compensation program, as described in the “Executive Compensation—Risk Management and Compensation” section of this Proxy Statement.

Meridian does not provide any other services to the Company. The Compensation Committee has assessed the independence of Meridian pursuant to the NYSE rules and the Company concluded that the work performed by Meridian for the Compensation Committee did not raise any conflict of interest.

SETTING 2024 COMPENSATION

In late 2023 and early 2024, the Compensation Committee, working with Meridian and the CEO, engaged in a detailed review of the Company’s executive compensation program to evaluate whether the design and levels of each compensation element were:

•	Appropriate to support the Company’s strategic performance objectives, strategic transformation and leadership transition;
•	Consistent with the philosophy and objectives described under “—Our Executive Compensation Philosophy and Objectives” above; and
•	Reasonable when compared to market pay practices (see “—Market Comparison” below).

Consistent with the 2023 executive compensation program, the Company’s 2024 executive compensation program continued to be significantly weighted towards performance-based compensation and included a diversified mix of long-term incentive awards. For 2024, the Compensation Committee made certain changes to the performance goals used in the executive compensation program as compared to the prior year in order to further align the incentive plans with the Company’s long-term business strategy and key growth enablers, drive greater accountability for business unit or functional outcomes and properly reward participants for Company, team and individual results.

With respect to the 2024 Annual Incentive Plan, the metrics (adjusted revenue and adjusted EPS) and weightings for the financial portion of the 2024 Annual Incentive Plan remained unchanged from 2023. The strategic component of the 2024 Annual Incentive Plan used goals relating to consumer money transfer (“CMT”) customer retention, new digital customer growth and total CMT transaction growth in order to align the plan with the Company’s long-term business strategy. The business unit and compliance portion of the 2024 Annual Incentive Plan included goals relating to regional adjusted revenue and contribution profit targets (or, for non-regional specific dedicated individuals, goals relating to direct operating expenses and average achievement of regional targets), as well as compliance/enterprise risk goals. Finally, the 2024 Annual Incentive Plan retained the +/-25% individual performance modifier for participants other than the CEO with the modifier determined based on a qualitative assessment with respect to leadership and performance in

2025 Proxy Statement | 37

COMPENSATION DISCUSSION AND ANALYSIS

areas such as customer focus, ESG, employee engagement, talent management as well as a performance against individual objectives and key performance indicators.

With respect to the 2024 Long-Term Incentive Program design, the Compensation Committee approved the inclusion of a new “equity choice election” feature, which allows the Company’s Executive Vice Presidents to elect to receive their annual long-term incentive awards either in the form of (1) 50% PSUs, 30% RSUs, and 20% stock options, or (2) 60% PSUs and 40% RSUs. Both choice elections result in strong performance-based compensation; PSUs are aligned to company financial performance over a 3-year period and stock options have a long-term performance horizon aligned with shareholder outcomes. The equity choice election program also provides participants greater flexibility to align their compensation with their personal financial goals, resulting in an advantage for the Company in the competitive market for talent. The Compensation Committee otherwise largely retained the same design that was used for the 2023 Long-Term Incentive Program and, consistent with the 2023 design, financial performance for the 2024 PSUs will be measured against annual performance goals established at the beginning of each year during the performance period, with final payout determined based on the 3-year average. The Compensation Committee retained the relative TSR component which is measured at the conclusion of the 3-year vesting period and modifies the final payout, however, they approved the use of the S&P MidCap 400 Index, rather than the Standard & Poor’s 500 Index (“S&P 500 Index”).The Committee selected the S&P MidCap 400 Index, an index in which the Company is a constituent, to provide a broad index of companies to measure relative performance, with many of the constituent companies relevant to the Company’s operations and market sector.

The Compensation Committee set the annual and long-term incentive targets for the 2024 executive compensation program in February 2024. The Compensation Committee believed at the time that the performance targets were rigorous yet achievable, and therefore established the targets so that they could be achieved, at the target performance level, if the Company successfully executed against its operating plan for 2024 with respect to the annual incentive plan and successfully executed against its long-term targets during the 2024-2026 performance period.

With respect to setting 2024 target compensation levels, Mr. McGranahan presented to the Compensation Committee his evaluation and recommendation for each of the other NEOs and their respective salary, annual bonus targets, and long-term incentive award targets. Mr. McGranahan based his assessments on a number of factors, including but not limited to: the scope of responsibilities; impact of the role; market data; compensation history; and internal equity. After consideration and discussion, the Compensation Committee reviewed and approved Mr. McGranahan’s 2024 recommendations for the NEOs other than himself.

In setting Mr. McGranahan’s 2024 target compensation, the Compensation Committee considered market data regarding chief executive officer compensation levels provided by Meridian and a tally sheet of Mr. McGranahan’s historical and current compensation data, among other information. All members of management were excused from the portions of the Compensation Committee meeting where the independent directors of the Board determined or ratified Mr. McGranahan’s compensation.

MARKET COMPARISON

For 2024, the Compensation Committee considered market pay practices when setting executive compensation, but did not target percentile ranks of specific compensation elements or total target direct compensation against the market data. Instead, the committee used market data to assess the overall competitiveness and reasonableness of the Company’s executive compensation program.

While the Compensation Committee considers relevant market pay practices when setting executive compensation, it does not believe it is appropriate to establish compensation levels based only on market practices. The Compensation Committee believes that compensation decisions are complex and require a deliberate review of Company and individual performance and peer compensation levels. The factors that influence the amount of compensation awarded include, but are not limited to:

•	Market competition for a particular position;
•	Experience and past performance inside or outside the Company;
•	Role and responsibilities within the Company;
•	Tenure with the Company and associated institutional knowledge;
•	Long-term potential with the Company;
•	Innovative thinking and leadership;
•	Money transfer or financial services industry expertise;
•	Personal performance and contributions;
•	Succession planning;
•	Past and future performance objectives; and
•	Value of the position within the Company.

38 | The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

As further discussed below, the Compensation Committee considered market data from both an executive compensation peer group and a general industry compensation survey, but did not assign a specific weight to either data source.

The Compensation Committee believes that the Company’s executive compensation peer group should reflect similar-sized companies in the markets in which the Company competes for business, executive talent and capital. Accordingly, the Company’s peer group includes companies meeting either of the following criteria:

•	Global brands providing virtual products or services; or
•	Companies involved with payment and/or processing services.

In 2023, Meridian re-evaluated the Company’s peer group ahead of 2024 pay decisions. Based on this review, the Compensation Committee approved changes to the Company’s peer group in order to further align the peer group with the Company’s size and industry focus. The Compensation Committee approved the removal of PayPal Holdings, Inc. based on recent revenue comparisons to the Company, despite its presence in the money transfer space. The Committee also approved the addition of WEX Inc. based on comparable revenue and industry alignment.

The executive compensation peer group used for evaluating 2024 compensation decisions is listed below. The Company’s revenues are between the 25th and 50th percentiles of the peer group, above the 75th percentile in terms of percentage of total revenues outside of the US, and below the 25th percentile in terms of market capitalization.

PEER GROUP	FISCAL YEAR 2023 REVENUES* (IN MILLIONS)	INTERNATIONAL BUSINESS (% OF TOTAL REVENUES OUTSIDE OF THE US)	MARKET CAP (AS OF 12/31/2023) (IN MILLIONS)
Bread Financial Holdings, Inc.	$3,060	**	$1,625
Broadridge Financial Solutions, Inc.	$6,061	14%	$24,206
CME Group Inc.	$5,569	**	$75,815
Corpay, Inc. (formerly FLEETCOR Technologies, Inc.)	$3,758	43%	$20,406
Discover Financial Services	$9,776	0%	$28,107
eBay Inc.	$10,112	50%	$22,639
Euronet Worldwide, Inc.	$3,688	76%	$4,681
Fidelity National Information Services, Inc.	$9,821	22%	$35,590
Fiserv, Inc.	$19,093	15%	$79,729
Genpact Limited	$4,477	78%	$6,297
Global Payments Inc.	$9,654	19%	$33,069
Intercontinental Exchange, Inc.	$7,988	34%	$73,509
Jack Henry & Associates, Inc.	$2,078	0%	$11,901
MoneyGram International, Inc.	**	**	**
Nasdaq, Inc.	$6,064	20%	$33,545
Paychex, Inc.	$5,007	1%	$42,858
SS&C Technologies Holdings, Inc.	$5,503	31%	$15,126
WEX Inc.	$2,548	14%	$8,315
25th Percentile	$3,758	14%	$11,901
50th Percentile	$5,569	20%	$24,206
75th Percentile	$9,654	39%	$35,590
*	All data was compiled by Meridian who obtained peer company financial market intelligence from S&P Capital IQ.
**	Data not available for this metric. In the case of MoneyGram International, Inc., data is not available due to the Company’s June 2023 acquisition.

2025 Proxy Statement | 39

COMPENSATION DISCUSSION AND ANALYSIS

Meridian compiled compensation information from publicly filed documents for each member of the peer group. The Compensation Committee also reviewed general industry compensation survey data for a broader perspective on market practices. Meridian provided data for companies with comparable revenues, sourced from third-party executive compensation surveys and publicly available peer group data.

Use of Tally Sheets

The Compensation Committee reviews tally sheets that present historical and current compensation data, valuations of future equity vesting, value of option exercises in the past five years, as well as analyses for hypothetical terminations and retirements to allow the Compensation Committee to consider the Company’s obligations under such circumstances. The tally sheets provide additional context for the Compensation Committee in determining and assessing NEO compensation.

THE WESTERN UNION 2024 EXECUTIVE
COMPENSATION PROGRAM

Pay-For-Performance and At-Risk Compensation

The principal components of the Company’s 2024 annual executive compensation program were annual base salary, annual incentive awards, and long-term incentive awards in the form of PSUs, RSUs and, depending on the NEO, stock options. The Compensation Committee designed the 2024 executive compensation program so that performance-based pay elements (Annual Incentive Plan awards, PSUs and, if applicable, stock options) would constitute a significant portion of the executive compensation awarded, determined at target levels. The following charts illustrate the mix of the targeted annual compensation for Mr. McGranahan and the average targeted annual compensation for the other NEOs, and the portion of that compensation that is performance-based and/or at-risk.

For purposes of these charts, the percentage of targeted annual compensation was determined based on the annual base salary and target incentive opportunities applicable to the NEOs as of December 31, 2024.

CEO 2024 TOTAL TARGET DIRECT COMPENSATION

Base Salary Annual Incentive Long-Term Incentive

NEO 2024 TOTAL TARGET DIRECT COMPENSATION

40 | The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

ELEMENTS OF 2024 EXECUTIVE COMPENSATION PROGRAM

The following table lists the material elements of the Company’s 2024 executive compensation program for the Company’s NEOs. The Compensation Committee believes that the design of the Company’s executive compensation program focuses on performance-based compensation elements, provides alignment with the Company’s short- and long-term financial and strategic priorities at the time through the annual and long-term incentive programs, and provides alignment with stockholder interests.

	Fixed	At-Risk / Performance-Based

	Base Salary	Annual Incentive Awards	PSUs	RSUs	Stock Options (if applicable)

Key Characteristics	Fixed compensation component payable in cash.	Variable compensation component payable in cash based on performance against annually established performance objectives.

PSUs vest based on the Company’s achievement of financial performance and operational efficiency objectives, with a payout modifier based on the Company’s relative TSR performance over a 3-year period.

The value of PSUs is also dependent on our stock price over the performance period.

PSUs accrue dividend equivalents, with dividend equivalents paid only to the extent the underlying shares vest.

RSUs vest in one-third annual increments based on continued service during the vesting period.

The value of RSUs is dependent on our stock price over the vesting period.

RSUs accrue dividend equivalents, with dividend equivalents paid only to the extent the underlying shares vest.

Non-qualified stock options granted with an exercise price equal to fair market value on the date of grant that expire 10 years after grant and become exercisable in 25% annual increments over a four-year vesting period based on continued service during the vesting period.

The value of stock options is dependent on our stock price over the option term.

Why We Pay This Element	Establish a pay foundation at competitive levels to attract and retain talented executives.

Motivate and reward executives for performance on key financial, strategic, business unit and compliance, and/or individual performance goals over the year.

Hold our executives accountable, with payouts based on actual performance against pre-established and communicated performance goals.

Align the interests of executives with those of our stockholders by focusing the executives on the Company’s financial, operational efficiency, and TSR performance over a multi-year performance period.

Hold our executives accountable, with payouts varying from target based on actual performance against pre-established and communicated performance goals.

Competitive with market practices in order to attract and retain top executive talent.

Align the interests of executives with those of our stockholders by focusing the executives on long-term objectives over a multi-year vesting period, with the value of the award fluctuating based on stock price performance.

Align interests of the recipients with those of our stockholders by focusing on longterm stock price appreciation over the option term.
How We Determine Amount*	Experience, job scope, responsibilities, market data, internal equity, and individual performance.

Internal pay equity, market practice, corporate and individual performance.

Cash payouts ranging from 0% to 200% of target based on the achievement of financial and strategic goals (inclusive of an additional +/- 25% modifier for participants other than Mr. McGranahan based on individual leadership and impact as measured across areas such as customer focus, ESG, employee engagement, and talent management as well as performance against individual objectives and key performance indicators).

Payouts are capped at a total of 200% of target.

Internal pay equity, market practice and individual performance.

PSUs are subject to vesting ranging from 0% to 200% of target based on revenue growth and operational efficiency goals during the performance period. The number of PSUs scheduled to vest based on our achievement will be multiplied by a payout modifier (ranging from 75% to 125%), based on the Company’s relative TSR versus the S&P MidCap 400 Index over the 2024-2026 performance period.

				Internal pay equity, market practice and individual performance.	Internal pay equity, market practice and individual performance.
*	See the “Setting 2024 Compensation” section for further information regarding the determination of 2024 compensation levels.

2025 Proxy Statement | 41

COMPENSATION DISCUSSION AND ANALYSIS

Each of Western Union’s 2024 executive compensation program elements is described in further detail below.

Base Salary

Our philosophy is that base salaries should meet the objectives of attracting and retaining the executives needed to lead the business. Base salary is a fixed compensation component payable in cash. After considering the input of the Compensation Committee’s independent compensation consultant and a review of market data, Messrs. Cagwin and Angelini received base salary increases as set forth below. None of our other NEOs received a base salary increase during 2024.

The following table sets forth each NEO’s 2023 and 2024 base salary levels as of December 31 of each year:

EXECUTIVE	2023 BASE SALARY ($000)	2024 BASE SALARY ($000)
Devin McGranahan	1,000.0	1,000.0
Matt Cagwin	525.0	575.0
Andrew Walker	550.0	550.0
Benjamin Adams	450.0	450.0
Giovanni Angelini*	442.3	500.0
*	For 2023 and 2024, Mr. Angelini’s salary was denominated in U.S. dollars but was paid to Mr. Angelini in euros, based on a conversion rate of 1.1. Mr. Angelini’s base salary was initially increased to $475,000 effective as of March 1, 2024, and was further increased from $475,000 to $500,000 in connection with an expansion of his responsibilities in October 2024.

Annual Incentive Compensation

Our Annual Incentive Plan is designed to motivate and reward our NEOs for achieving short-term performance objectives. We believe the program supports our “pay-for-performance” culture. Specifically, in designing the 2024 Annual Incentive Plan, the Compensation Committee established goals designed to further align the plan with the Company’s long-term business strategy and key growth enablers, incentivize the achievement of public financial commitments, drive greater accountability for business unit or functional outcomes and properly reward participants for Company, team and individual results.

Target payout opportunities under the Annual Incentive Plan are expressed as a percentage of a participant’s annual base salary. For 2024, the Compensation Committee increased Mr. McGranahan’s target bonus opportunity from 170% to 180% of base salary after considering the CEO’s contributions to the Company’s long-term business strategy, and market data regarding chief executive officer compensation in the 2024 peer group (as provided by the Compensation Committee’s independent consultant, Meridian). The Compensation Committee elected to deliver the entire increase in Mr. McGranahan’s total direct compensation for 2024 in the form of performance-based compensation in order to further motivate strong performance and further align Mr. McGranahan’s 2024 target compensation with the interests of the Company’s stockholders. None of our other NEOs received an Annual Incentive Plan target, as a percentage of base salary, increase with respect to 2024.

Potential payouts ranged from 50% to 200% of target based on the achievement of pre-established financial, strategic, and business unit and compliance goals, with no payout if performance is below threshold. To measure individual performance against key objectives for the Company as well as the executive’s success in fulfilling the responsibilities of their role, the total payout under the Annual Incentive Plan for the NEOs other than Mr. McGranahan was subject to a +/- 25% modifier based on the Compensation Committee’s assessment of performance on metrics with respect to leadership impact (including customer focus, employee engagement, and ESG), and talent management as well as a performance with respect to individual objectives and key performance indicators. In addition to the specific ESG metrics included in the program, the Compensation Committee believes the compliance and leadership metrics support key ESG initiatives for the Company. Payouts for the NEOs were capped at 200% of each individual’s target bonus opportunity.

The Annual Incentive Plan was based on the achievement of financial, strategic, and business unit and compliance goals weighted 50%, 30%, and 20%, respectively. The weighting of the performance measures reflects the desire of the Compensation Committee to tie a significant portion of annual incentive compensation to performance measures that the committee believes are meaningful to and readily accessible by our investors, while at the same time emphasizing strategic performance objectives focused on the Company’s growth imperatives and execution of its long-term strategic plan and compliance objectives.

Financial Performance and Goal Setting. The Compensation Committee set the annual incentive targets for the 2024 Annual Incentive Plan in February 2024. Participants in the 2024 Annual Incentive Plan had 50% of their award opportunity allocated to the achievement of pre-established financial performance objectives. Consistent with the 2023 Annual Incentive Plan, for 2024, the financial component of the 2024 Annual Incentive Plan measured performance based on adjusted revenue and adjusted EPS targets, weighted 40% and 60%, respectively. The purpose of this design was to focus on performance measures aligned with the Company’s long-term strategy and measures viewed as meaningful to and readily accessible by our investors. The Compensation Committee believed at the time that the performance targets were rigorous yet achievable, and therefore established the targets so that they could be achieved, at the target performance level, if the Company successfully executed against its operating plan for 2024. In addition, the 2024 annual incentive targets were set based on publicly announced 2024 financial projections. At the time the targets were set, they were designed to be challenging based on the operating environment and projections at the time, but achievable with the successful execution of our operating strategy.

42 | The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

	2024 TARGET*	2024 INCENTIVE RESULTS	ACHIEVEMENT (%)	WEIGHTED ACHIEVEMENT (%)
Adjusted Revenue Growth (40%)	(4)%	(3)%	123%	25%
Adjusted EPS (60%)	$1.70	$1.74	136%	41%
Financial Performance Achievement				66%
(50% of total award)
*	2024 target and actual results for adjusted revenue growth exclude Argentina inflation and Business Solutions revenue and are shown on a constant currency basis, calculated assuming no changes in the currency exchange rates from 2023 currency exchange rates. 2024 target and actual results for adjusted EPS exclude special items, such as acquisition and separation costs; amortization and impairment of acquisition-related intangible assets; severance and other expenses from our operating expense redeployment program; Russia asset impairments, termination costs, and currency remeasurement; and the income tax impact of these and other tax adjustments. When the financial performance measures were established, the Compensation Committee determined that the foregoing items should be excluded from both the establishment of goals as well as the determination of payout calculations, to more closely align with the underlying operating performance of the business. The performance curve provided payout opportunities for performance ranging from (7)% to 1% for adjusted revenue growth and $1.65 to $1.82 for adjusted EPS.

As described above, the Compensation Committee set the 2024 financial performance goals by establishing payout ranges based on the Company’s revenue and EPS. The Compensation Committee established the performance goals and corresponding payout percentages based upon input from management regarding the Company’s expected performance in the upcoming year and considering the Company’s long-term strategy. The Compensation Committee designed the goals to encourage strong, focused performance by our executives, with the intention of encouraging profitable revenue growth while placing an emphasis on EPS. The 2024 performance goals provided a maximum initial payout level of 200% of target if adjusted revenue grew by 1% as compared to 2023 adjusted performance and adjusted EPS was equal to or greater than $1.82.

Strategic Performance and Goal Setting. Participants in the 2024 Annual Incentive Plan had 30% of their award opportunity allocated to the achievement of pre-established performance objectives based upon the Company’s strategic operating plan. The 2024 Annual Incentive Plan provided for three strategic performance objectives (CMT customer retention, new digital customer growth, and total CMT transaction growth), each weighted at 10% of the applicable NEO’s total award opportunity. These measures drive sustainable business through transaction growth. The strategic performance objectives were designed to be achievable, but required the coordinated, cross-functional focus and effort of the executives. Based on the achievement of the strategic performance objectives, the Compensation Committee certified an achievement level of 63% and a weighted payout equal to 19% of each NEO’s target allocated to the strategic performance objectives.

Business Unit and Compliance Performance and Goal Setting. In order to emphasize regional and functional accountability and compliance as a continued priority throughout the organization, participants in the 2024 Annual Incentive Plan had 20% of their award opportunity allocated to the achievement of pre-established regional adjusted revenue and contribution profit targets or, for non-regional specific dedicated individuals, direct operating expenses and average achievement of regional targets, as well as compliance/enterprise risk goals. Performance levels of the objectives were designed to be achievable, but required the coordinated, cross-functional focus and effort of the executives. Based on the achievement of the business unit and compliance objectives, the Compensation Committee certified a weighted payout ranging from 17% to 26% (on an unweighted basis, achievement between 85% and 130%) of each NEO’s target allocated to the business unit and compliance performance objectives.

Individual Performance Modifier and Goal Setting. Other than for Mr. McGranahan, each NEO’s payout under the 2024 Annual Incentive Plan was subject to a +/- 25% modifier based on the Compensation Committee’s assessment of individual performance. In making its assessment, the Compensation Committee considered the recommendations of Mr. McGranahan based on his review of the performance of each NEO against the objectives established by the Compensation Committee at the beginning of the year with respect to the individual performance modifier. For 2024, the application of the individual performance modifier was determined based on performance with respect to individual leadership impact (as measured across areas such as customer focus, employee engagement, ESG, talent management as well as a performance assessment with respect to individual objectives and key performance indicators).

The Compensation Committee believes that the performance objectives established for the individual performance modifier are indicators of our executives’ success in fulfilling their responsibilities to the Company, supporting the Company’s strategic operating plan and executing on key Company initiatives. The performance required to receive a positive adjustment under the individual performance modifier was designed to be achievable, but required strong and consistent performance by the executive. Based on the Compensation Committee’s assessment of individual and business unit performance, the committee approved individual performance modifiers for certain of the NEOs ranging from (10)% to 20%.

2025 Proxy Statement | 43

COMPENSATION DISCUSSION AND ANALYSIS

Compliance Evaluation. The 2024 award agreements under the Annual Incentive Plan are subject to the Company’s Misconduct Clawback and Forfeiture Policy, which specifically authorizes the clawback of annual incentive payments due to compliance failures. In early 2025, the Compensation Committee determined that each NEO met the compliance-related evaluation criteria and therefore determined that each NEO remained eligible for a bonus with respect to 2024.

NEO Payouts Under the 2024 Annual Incentive Plan. The following table sets forth each NEO’s 2024 target award opportunity expressed (i) as a percentage of 2024 base salary and (ii) in dollars and the annual incentive payouts received by each NEO.

EXECUTIVE	TARGET BONUS AS A % OF BASE SALARY	TARGET AWARD OPPORTUNITY ($000)	FINAL BONUS ($000)
Devin McGranahan	180%	1,800.0	1,890.0
Matt Cagwin	100%	575.0	621.0
Andrew Walker	90%	495.0	454.4
Benjamin Adams	90%	405.0	449.6
Giovanni Angelini*	100%	454.7	589.3
*	In October 2024, Mr. Angelini’s salary was increased. The target amounts reported in this table reflect his prorated target award opportunity for the year.

Long-Term Incentive Compensation

The objectives for the long-term incentive awards for 2024 were to:

•	Align the interests of our executives with the interests of our stockholders by focusing on objectives that support stock price appreciation and building a sustainable business for our stockholders;
•	Increase cross-functional executive focus in the coming years on Company performance through PSU awards with vesting tied to the achievement of absolute performance goals;
•	Continue executive focus on stockholder returns through the use of a relative TSR payout modifier; and
•	Retain the services of executives through multi-year vesting provisions.

The Company’s stockholder-approved long-term incentive plans allow the Compensation Committee to award various forms of long-term incentive grants, including stock options, RSUs, and performance-based equity and cash awards. The Compensation Committee approves all equity grants made to our senior executives, with the equity grants made to the CEO ratified by the independent members of the Board. In addition to the factors listed in the table under “Elements of 2024 Executive Compensation Program,” the Compensation Committee also considers dilution of the Company’s outstanding shares when making equity grants.

2024 Annual Long-Term Incentive Awards. In early 2024, the Compensation Committee approved the NEOs long-term incentive targets under the 2024 Long-Term Incentive Program. The long-term incentive targets establish a general baseline for the grants to the NEOs, with the Compensation Committee retaining discretion to make adjustments to reflect performance, expanded responsibilities as well as other factors deemed relevant by the Compensation Committee. The Compensation Committee did not approve LTI target value adjustments for any of the NEOs as compared to 2023; however, when ultimately approving the 2024 actual LTI grant values, the Compensation Committee adjusted actual grant amounts to reflect individual performance, expanded responsibilities and incentive factors. Specifically, for 2024, the Compensation Committee determined to increase Mr. Cagwin’s 2024 LTI grant value by $225,000 as compared to his target value to reflect performance as well as his expanded role. In addition, Mr. Angelini’s 2024 LTI grant value was increased by $200,000 as compared to his target value in connection with his expanded scope of responsibilities. With respect to Mr. McGranahan, the Compensation Committee approved a grant value $1,500,000 above target, delivered entirely in the form of stock options, in recognition of the CEO’s impact on the Company’s long-term business strategy, to incentivize actions that focus on long-term share price performance and further align Mr. McGranahan’s total compensation with relevant benchmarking data, as provided by the Company’s independent consultant, Meridian. Rather than allocate the above-target award to the same mix as the annual grants, the Compensation Committee awarded the increased grant value for Mr. McGranahan in the form of stock options, which the Compensation Committee views to be performance-based compensation due to the fact that value will only be realized upon sustained increases to the Company share price following vesting.

In February 2024, in order to provide executives the opportunity for increased shareholder alignment combined with personal flexibility, the Compensation Committee approved the introduction of a new “equity choice election” feature to the 2024 long-term incentive award program. The “equity choice election” feature allows the Company’s Executive Vice Presidents to elect to receive their long-term incentive awards either in the form of (1) 50% PSUs, 30% RSUs, and 20% stock options, or (2) 60% PSU and 40% RSUs. Both choice elections result in strong performance-

44 | The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

based compensation; PSUs are aligned to company financial performance over a 3-year period and stock options have a long-term performance horizon aligned with shareholder outcomes. The equity choice election program also provides participants with greater flexibility to align their compensation with their personal financial goals, resulting in an advantage for the Company in the competitive market for talent. For

2024, Messrs. Cagwin, Adams, and Angelini each elected to receive their 2024 long-term incentive awards in the form of PSUs, RSUs, and stock options.

The table sets forth the target award value and actual grant value, as of the date of grant, of the 2024 long-term incentive awards received by each NEO.

EXECUTIVE	2024 LTI TARGET VALUE ($000)	2024 LTI ACTUAL VALUE ($000)
Devin McGranahan	9,500.0	11,000.0
Matt Cagwin	2,150.0	2,375.0
Andrew Walker	1,200.0	1,100.0
Benjamin Adams	1,060.0	1,060.0
Giovanni Angelini	800.0	1,000.0

For the Company’s Executive Vice Presidents, the 2024 LTI grant value was then allocated among PSUs, RSUs and stock options, as elected. In 2024, the Compensation Committee granted the long-term incentive allocation indicated below to each of the NEOs, with Messrs. McGranahan, Cagwin, Adams, and Angelini receiving a combination of PSUs, RSUs and stock options and Mr. Walker receiving a combination of PSUs and RSUs:

CEO 2024 LONG-TERM INCENTIVE AWARDS

Revenue growth and operational efficiency goals during a 3-year performance period with a modifier based on the Company’s TSR performance relative to the S&P MidCap 400 Index measured over the same period

OTHER NEO 2024 LONG-TERM INCENTIVE AWARDS

Revenue growth and operational efficiency goals during a 3-year performance period with a modifier based on the Company’s TSR performance relative to the S&P MidCap 400 Index measured over the same period

The Compensation Committee believes that the long-term incentive mix that the Company offers is appropriate for each NEO because it is designed to align the interests of our NEOs with the interests of our stockholders, drive long-term performance with respect to strategic measures, support retention of our NEOs and align with market practices as reported by Meridian. The Compensation Committee believes that the Company’s long-term incentive design also represents a balanced reflection of stockholder returns and financial performance.

2024 PSU Awards. The 2024 PSUs will vest based on performance against goals with respect to (i) adjusted revenue growth (measured on a constant currency basis, and excluding the impact of Argentina inflation and material acquisitions and dispositions), weighted 50%, (ii) Consumer Services segment adjusted revenue growth (measured on a constant currency basis, and excluding the impact of Argentina inflation), weighted 25%, and (iii) operational efficiency (evaluated based on cost savings as compared to 2023), weighted 25%. Consistent with the 2023 PSUs, the 2024 PSUs include an overall +/- TSR payout modifier,

2025 Proxy Statement | 45

COMPENSATION DISCUSSION AND ANALYSIS

with the number of PSUs scheduled to vest based on the Company’s revenue and capital efficiency performance multiplied by a payout modifier ranging from 75% to 125%, determined based on our TSR relative to the S&P MidCap 400 Index and subject to a maximum payout of 200% of target. Beginning with the 2024 PSUs, the Compensation Committee replaced the S&P 500 Index with the S&P MidCap 400 Index for purposes of applying the TSR modifier, as the S&P MidCap 400 Index included the Company as well as a sufficient number of companies deemed relevant to our operations and market sector and provide a good representation of the Company’s performance versus the broader market.

For 2024 and consistent with the 2023 design, the Compensation Committee approved a PSU design that will measure financial performance annually during each year of the three-year performance period, with each performance year equally weighted, the goals for each year established at the beginning of each of the three years in the performance period and the payout based on an average of the performance during each year over the three-year performance period. The TSR payout modifier will be determined based on a three-year performance period and the PSUs will remain subject to a full three years of stock price fluctuations as the awards do not vest until the third anniversary of the grant date (February 2027), except as otherwise provided under the Company’s Executive Severance Policy or the 2015 Plan and related award agreement.

For the first year of the three-year performance period, the Compensation Committee required adjusted revenue growth compared to prior year of (4)%, Consumer Services adjusted revenue growth compared to prior year of 12%, and operational efficiency savings of $45M in order to achieve target level performance for each of the performance goals with respect to the portion of the PSUs allocated to the first year of the three-year performance period. The adjusted revenue growth target of (4)% reflected the Compensation Committee’s consideration of a change in monetary policy by the Central Bank of Iraq in 2023, which had increased the demand for the Company’s services in that region during 2023. The adjusted revenue, Consumer Services adjusted revenue, and operational efficiency goals were certified (on a weighted basis) at 62%, 34%, and 33%, respectively, of target achievement, resulting in 129% of the portion of the 2024 PSUs attributable to the first year of the three-year performance period becoming eligible for vesting.

With respect to the TSR payout modifier, relative TSR results between the 25th and 75th percentiles of the S&P MidCap 400 Index will be interpolated linearly (i.e., +/- 1% change from the 50th percentile), such that relative TSR results for 50th percentile performance will not result in the application of any TSR modifier (whereas relative TSR results for 60th percentile performance would result in the application of 110% of the TSR payout modifier).

The Compensation Committee approved the use of adjusted revenue growth, Consumer Services adjusted revenue growth, and operational efficiency in conjunction with the TSR modifier in order to place an emphasis on absolute Company performance and growing non-money transfer revenue and driving cost efficiencies while aligning to stockholder interests. The Compensation Committee utilized revenue as an element in both the Company’s Annual Incentive Plan and long-term incentive program. When designing the Company’s 2024 executive compensation program, the Compensation Committee evaluated a range of performance metrics for purposes of the Company’s incentive programs and considered input from management and Meridian. Based on such review, the Compensation Committee determined that while revenue continues to be viewed as a core driver of the Company’s performance and stockholder value creation and should remain a component in both the Annual Incentive Plan and long-term incentive program, the 2024 Long-Term Incentive Program should also be designed to focus management on building a sustainable business for our stockholders by incorporating performance goals which promote cost savings through operational efficiencies as well as non-transactional money transfer revenue.

The following table sets forth each NEO’s threshold, target and maximum award opportunity with respect to the 2024 PSU awards:

	2024 PSU WITH TSR MODIFIER AWARD OPPORTUNITY
EXECUTIVE	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Devin McGranahan	222,657	445,313	890,626
Matt Cagwin	46,387	92,774	185,548
Andrew Walker	25,782	51,563	103,126
Benjamin Adams	20,704	41,407	82,814
Giovanni Angelini	19,532	39,063	78,126

RSU Awards. Service-vesting RSUs are granted to our NEOs to support retention and alignment of our NEOs’ interests with the interests of our stockholders. The 2024 RSU grants vest in one-third annual increments, subject to the NEO’s continued service or as otherwise provided for under the Company’s Executive Severance Policy or the 2015 Plan and related award agreement.

46 | The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

The following table sets forth each NEO’s 2024 RSU award:

EXECUTIVE	2024 RSU AWARD (#)
Devin McGranahan	148,438
Matt Cagwin	55,665
Andrew Walker	34,375
Benjamin Adams	24,844
Giovanni Angelini	23,438

Stock Option Award. With respect to Mr. McGranahan, stock options were granted to further emphasize the achievement of long-term objectives and encourage long-term value creation as the stock options will have value to Mr. McGranahan only if the Company’s stock price appreciates from the date of grant. In addition, Messrs. Cagwin, Adams, and Angelini each elected to receive a portion of their long-term incentive awards in the form of stock options. In each case, the stock options have a 10-year term and vest in 25% annual increments over four years, subject to the NEO’s continued service or as otherwise provided for under the Company’s Executive Severance Policy or the 2015 Plan and related award agreement. The following table sets forth, as applicable, each NEO’s 2024 stock option award:

EXECUTIVE	2024 STOCK OPTION AWARD (#)
Devin McGranahan	2,297,298
Matt Cagwin	320,946
Benjamin Adams	143,244
Giovanni Angelini	135,136

2022 PSU Awards. Under the terms of the 2022 PSUs, 2024 represented the final year of the three-year performance period. The 2022 PSUs were scheduled to vest based on performance against (i) revenue growth goals, measured on a constant currency basis and excluding the impact of Argentina inflation and material acquisitions and dispositions (weighted 100% for the first and second years of the three-year performance period and 50% for the third year of the three-year performance period), (ii) Consumer Services segment adjusted revenue growth (measured on a constant currency basis and excluding the impact of Argentina inflation) (weighted 25% for the third year of the three-year performance period), and (iii) operational efficiency (evaluated based on cost savings) (weighted 25% for the third year of the three-year performance period), with a +/- TSR payout modifier for TSR relative to the S&P 500 Index over the full three-year performance period and subject to a maximum payout of 200% of target.

The 2022 PSU performance objectives and the achievement levels are set forth in the tables below. While the performance periods for the 2022 PSUs concluded as of December 31, 2024, these awards remained subject to service-based vesting conditions until the third anniversary of the grant date (February 2025 or, in the case of Messrs. Walker and Cagwin, April 2025 and August 2025, respectively).

2022 PSUs (PERFORMANCE PERIOD 2022-2024)
PERFORMANCE OBJECTIVES*	TARGET PERFORMANCE GOALS**	ACTUAL PERFORMANCE***
Revenue growth (comparing 2022 adjusted performance against 2021 adjusted performance)	Adjusted revenue growth rate: 1.7% to 2.3%	Actual performance: (2.9)% Actual attainment: 0%
Revenue growth (comparing 2023 adjusted performance against 2022 adjusted performance)	Adjusted revenue growth rate: (1.0)% to 1.0%	Actual performance: (2.6)% Actual attainment: 92%

Revenue growth (comparing 2024 adjusted performance against 2023 adjusted performance) (weighted 50%)

Consumer services revenue growth (comparing 2024 adjusted performance against 2023 adjusted performance) (weighted 25%)

Operational efficiencies (weighted 25%)

	Adjusted revenue growth rate: (4)% Consumer services adjusted revenue growth rate: 12% Operational efficiencies: $45M	Actual performance - Adjusted revenue growth rate: (3.0)% - Consumer services adjusted revenue growth rate: 15.0% - Operational efficiencies: $60M Actual attainment: 129%
Overall Attainment Level 74%

2025 Proxy Statement | 47

COMPENSATION DISCUSSION AND ANALYSIS

*	Each year equally weighted at 33.3% in determining the overall attainment level.
**	Target performance goals represents the levels at which executives are paid 100% of the target number of shares subject to the award.
***	At constant currency, calculated assuming no changes in the currency exchange rates from the prior year’s currency exchange rates. Excludes Argentina inflation. Pursuant to the terms of the underlying award agreements, the Compensation Committee excluded from the 2022 PSU payout calculations the impact of Russia/Belarus revenues from the adjusted revenue growth rate for the first performance period (comparing 2022 adjusted performance against 2021 adjusted performance), the impact of Iraq revenues, net of investment, from the adjusted revenue growth rate for the second performance period (comparing 2023 adjusted performance against 2022 adjusted performance), and the impact of Business Solutions revenues from the adjusted revenue growth rate for all three performance periods.
2022 PSUs TSR MODIFIER (PERFORMANCE PERIOD 2022-2024)
PERFORMANCE GOALS
PERFORMANCE OBJECTIVE	THRESHOLD	TARGET	MAXIMUM	ACTUAL PERFORMANCE
TSR relative to S&P 500 Index*	25th percentile	50th percentile	75th percentile	13th percentile
Overall PSU Payout 55%
*	Relative TSR performance for purposes of the 2022 PSUs was calculated based on the terms of the 2022 PSU award agreement, which requires using a beginning stock price calculated as the average company closing stock price for all trading days during December 2021 and an ending stock price calculated as the average company closing stock price for all trading days during December 2024. In determining the TSR for the companies in the S&P 500 Index, the S&P companies comprising the S&P 500 Index on December 31, 2024 were used.

Based on performance over the three-year performance period, as described above, the 2022 PSUs vested as follows for each of the participating NEOs:

EXECUTIVE*	2022 TARGET PSUs (#)	2022 EARNED PSUs (#)
Devin McGranahan	257,788	141,784
Matt Cagwin	15,272	8,402
Andrew Walker	31,679	17,424
Giovanni Angelini	19,701	10,836
*	Mr. Adams did not receive 2022 PSUs.

2023 PSU Awards. Under the terms of the 2023 PSUs, 2024 represented the second year of the three-year performance period. The 2023 PSUs are scheduled to vest based on performance against (i) revenue growth goals, measured on a constant currency basis and excluding the impact of Argentina inflation and material acquisitions and dispositions (weighted 50%), (ii) Consumer Services adjusted revenue growth (based on all non-transactional money transfer, measured on a constant currency basis and excluding the impact of Argentina inflation) (weighted 25%), and (iii) operational efficiency (evaluated based on cost savings) (weighted 25%), with a +/- TSR payout modifier for TSR relative to the S&P 500 Index and subject to a maximum payout of 200% of target. Based on 2024 performance, the Company experienced a decrease in adjusted revenue of 3%, Consumer Services adjusted revenue growth compared to the prior year of 15%, and operational efficiency savings of $60M, resulting in 129% of the portion of the 2023 PSUs attributable for the second year of the three-year performance period becoming eligible for vesting based on the NEO’s continued service through February 2026.

48 | The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

Other Elements of Compensation

To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, we provide the benefits listed in the following table to our U.S.-based employees:

BENEFIT OR PERQUISITE	NAMED EXECUTIVE OFFICERS	OTHER OFFICERS AND KEY EMPLOYEES	ALL FULL-TIME AND REGULAR PART-TIME EMPLOYEES
401(k) Plan	✔	✔	✔
Supplemental Incentive Savings Plan (a nonqualified defined contribution plan)	✔	✔
Severance and Change-in-Control Benefits (Double-Trigger)	✔	✔	✔
Health and Welfare Benefits	✔	✔	✔
Limited Perquisites	✔	✔

Severance and Change-in-Control Benefits. The Company has an Executive Severance Policy for our executive officers. The Executive Severance Policy helps accomplish the Company’s compensation philosophy of attracting and retaining exemplary talent. The Compensation Committee believes it is appropriate to provide executives with the rewards and protections afforded by the Executive Severance Policy. This policy reduces the need to negotiate individual severance arrangements with departing executives and protects our executives from termination for circumstances not of their doing. The Committee also believes the Executive Severance Policy promotes management independence and helps retain, stabilize, and focus the executive officers in the event of a change-in-control. In the event of a change-in-control, the Executive Severance Policy’s severance benefits are payable only upon a “double trigger.” This means that severance benefits are triggered only when an eligible executive is involuntarily terminated (other than for cause, death, or disability), or terminates his or her own employment voluntarily for “good reason” (including a material reduction in title or position, reduction in base salary or bonus opportunity or an increase in the executive’s commute to his or her current principal working location of more than 50 miles without consent) within 24 months after the date of a change-in-control. Severance benefits under this policy are conditioned upon the executive executing an agreement and release that includes, among other things, non-solicitation and non-competition restrictive covenants and a release of claims against the Company.

Our executive officers are also entitled to severance amounts if required to comply with local law, with the amounts paid under local law coordinated with and offsetting any amounts payable under the Executive Severance Policy.

Please see the “Executive Compensation—Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement for further information regarding the Executive Severance Policy, including the treatment of awards upon qualifying termination events or a change-in-control.

Employment Arrangements. The Company generally executes an offer of employment before an executive joins the Company. This offer describes the basic terms of the executive’s employment, including his or her start date, starting salary, annual incentive target and long-term incentive award target. The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies, such as the Executive Severance Policy, will apply as warranted.

Under certain circumstances, the Compensation Committee recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. For example, Mr. Angelini and a subsidiary of the Company are parties to an employment contract with respect to Mr. Angelini’s employment with the Company. Employment contracts are a competitive market practice in Italy where Mr. Angelini resides, and the Compensation Committee believes the terms of this contract are consistent with those for similarly situated executives in Italy. The terms of Mr. Angelini’s employment contract provide for (i) eligibility to participate in an annual incentive program and long-term incentive program and (ii) eligibility to participate in retirement, health, and welfare benefit programs on the same basis as similarly situated employees in this location. The employment contract with Mr. Angelini also includes non-competition, non-solicitation, and confidentiality provisions.

Retirement Savings Plans. The Company executives on U.S. payroll are eligible for retirement benefits through a qualified defined contribution 401(k) plan, the Incentive Savings Plan, and a nonqualified defined contribution plan, the Supplemental Incentive Savings Plan (“SISP”). The SISP provides a vehicle for additional deferred compensation with contributions from the Company. We maintain the Incentive Savings Plan and the SISP to encourage our employees to save some percentage of their cash compensation for their eventual retirement. The Compensation Committee believes that these types of savings plans are consistent with competitive pay practices, and are an important element

2025 Proxy Statement | 49

COMPENSATION DISCUSSION AND ANALYSIS

in attracting and retaining talent in a competitive market. Please see the 2024 Nonqualified Deferred Compensation Table in the “Executive Compensation” section of this Proxy Statement for further information regarding the Company’s retirement savings plans.

Retention Arrangement. In October 2024, the Compensation Committee granted Mr. Angelini a one-time retention award in the form of RSUs with a grant date fair market value of $150,000. Consistent with the design of the 2024 RSU awards, this retention grant vests in one-third annual increments, subject to Mr. Angelini’s continued service or as otherwise provided for under the Company’s Executive Severance Policy or the 2024 Long-Term Incentive Plan (the “2024 Plan”). This grant was made in recognition of his service with respect to the MEPA region for 2024.

Benefits and Perquisites. The Company’s global benefit philosophy for employees, including executives, is to provide a package of benefits consistent with local practices and competitive within individual markets. While employed with the Company, each of our NEOs participates in the health and welfare benefit plans and fringe benefit programs generally available to all other Company employees in the individual market in which they are located.

The Company provided its NEOs with limited, yet competitive perquisites and other personal benefits that the Compensation Committee believes are consistent with the Company’s philosophy of attracting and retaining exemplary executive talent and, in some cases, such as the annual physical examination, the Company provides such personal benefits because the Compensation Committee believes they are in the interests of the Company and its stockholders. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

Based on a comprehensive security assessment conducted by an independent security firm, the Board of Directors advised Mr. McGranahan to utilize the Company’s leased aircraft for personal travel at the Company’s expense. The Company believes that the costs of this aircraft use are appropriate and necessary based on its security assessment. Occasionally, Mr. McGranahan’s spouse or other guests accompanied him on corporate aircraft when the aircraft was already scheduled for business purposes and could accommodate additional passengers. In certain of those cases, there was no additional aggregate incremental cost to the Company and, as a result, no amount is reflected with respect to those cases in the “2024 All Other Compensation Table.”

Stock Ownership Guidelines

To align our executives’ interests with those of our stockholders and to assure that our executives own meaningful levels of Company stock throughout their tenures with the Company, the Compensation Committee established stock ownership guidelines that require each of the NEOs to own shares of the Company’s common stock worth a specified multiple of base salary. Under the stock ownership guidelines, the executives must retain, until the required ownership guideline levels have been achieved and thereafter if required to maintain the required ownership levels, at least 50% of after-tax shares resulting from the vesting of RSUs, including PSUs. The chart below shows the salary multiple guidelines and the equity holdings that count towards the requirement as of the Record Date.

EXECUTIVE	GUIDELINE	STATUS
Devin McGranahan	6x salary	Meets guideline
Matt Cagwin	3x salary	Meets guideline
Andrew Walker	3x salary	Must hold 50% of after-tax shares until guideline is met
Benjamin Adams	3x salary	Must hold 50% of after-tax shares until guideline is met
Giovanni Angelini	3x salary	Meets guideline
WHAT COUNTS TOWARD THE GUIDELINE	WHAT DOES NOT COUNT TOWARD THE GUIDELINE
✔ Company securities owned personally	✘ Stock options
✔ Shares held in any Company benefit plan	✘ PSUs
✔ After-tax value of service-based restricted stock awards and RSUs

Clawback Policies

The Company maintains two clawback policies to which the NEOs are subject. Under the Company’s Dodd-Frank Policy, the Company is required in certain situations to recoup incentive compensation paid or payable to certain current or former executive officers of the Company, including the NEOs, in the event of an accounting restatement. The Company also maintains the Misconduct Clawback Policy, under which the Company may, in its discretion and subject to applicable law, “clawback” incentive compensation (including time-based equity awards) paid to certain officers of the Company if such officer engaged in detrimental conduct, as defined in the clawback policy, or if the executive officer engaged in conduct that is determined to have directly contributed to material compliance failures.

50 | The Western Union Company

EXECUTIVE COMPENSATION

The following table contains compensation information for our NEOs for the year ended December 31, 2024 and, to the extent required under the SEC executive compensation disclosure rules, the years ended December 31, 2023 and December 31, 2022.

2024 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($000)(1)	BONUS ($000)(2)	STOCK AWARDS ($000)(3)	OPTION AWARDS ($000)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($000)(4)	CHANGE IN PENSION VALUE AND NON-QUALIFIED DEFERRED COMPENSATION EARNINGS ($000)	ALL OTHER COMPENSATION ($000)(5)	TOTAL ($000)
Devin McGranahan President and Chief Executive Officer	2024	1,000.0	—	6,802.8	3,400.0	1,890.0	—	179.9	13,272.7
	2023	1,000.0	—	5,033.4	1,900.0	1,870.0	—	163.5	9,966.9
	2022	1,000.0	—	3,407.1	1,600.0	986.0	—	248.6	7,241.7
Matt Cagwin Executive Vice President, Chief Financial Officer	2024	566.7	—	1,616.4	475.0	621.0	—	49.4	3,328.5
	2023	525.6	—	1,386.9	—	635.3	—	193.2	2,741.0
	2022	234.5	—	1,091.5	—	56.4	—	118.8	1,501.2
Andrew Walker Executive Vice President, Chief Operations Officer	2024	550.0	—	1,030.7	—	454.4	—	34.9	2,070.0
	2023	550.0	—	876.8	—	490.1	—	21.4	1,938.3
	2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Benjamin Adams Executive Vice President, Chief Legal Officer	2024	450.0	—	760.4	212.0	449.6	—	113.1	1,985.1
	2023	450.0	—	797.6	—	423.2	—	128.7	1,799.5
	2022	262.5	—	1,500.0	—	234.9	—	61.0	2,058.4
Giovanni Angelini(6) President, Europe, Africa, MEPA	2024	450.6	50.0	868.3	200.0	589.3	—	30.5	2,188.7
	2023	440.3	50.0	602.8	—	535.2	—	29.7	1,658.0
	2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Footnotes:

(1)	Except with respect to salary adjustments in connection with promotions (or, in the case of Mr. Angelini, base salary increases in accordance with the local collective bargaining agreement to which he and similarly situated employees are subject), any salary adjustments are effective as of March of each reporting year.

(2)	The amount reported in this column for Mr. Angelini for 2024 represents the second and final installment of a $100,000 cash retention award, which was paid in January 2024.

(3)	The amounts reported in these columns for 2024 represent equity grants to the NEOs under the 2015 Plan or 2024 Plan, as applicable. The amounts reported in these columns are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The amounts included in the Stock Awards column for the PSUs granted during 2024 are calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant. In accordance with FASB ASC Topic 718, the amount reported for 2024 is based on one-third of the full number of shares subject to the 2022, 2023 and 2024 PSUs for which the target financial performance goals were established in 2024. Assuming the highest level of performance is achieved for the 2022, 2023 and 2024 PSUs, the maximum value for the portion of the 2022, 2023 and 2024 PSUs reflected as 2024 compensation in this column under FASB ASC Topic 718 would be as follows ($000): Mr. McGranahan - $9,805.6; Mr. Cagwin - $1,807.8; Mr. Walker - $1,181.4; Mr. Adams - $884.8; and Mr. Angelini - $836.6. Dividend equivalents with respect to the 2024 PSUs and 2024 RSUs will be paid to the extent the underlying PSUs and RSUs are earned. See Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the years ended December 31, 2024, 2023 and 2022, respectively, for a discussion on the relevant assumptions used in calculating the amounts reported for the applicable year.

2025 Proxy Statement | 51

EXECUTIVE COMPENSATION

(4)	For 2024, the amounts reflect the actual cash bonus received under the Annual Incentive Plan.

(5)	Amounts included in this column for 2024 are set forth by category in the 2024 All Other Compensation Table below.

(6)	Mr. Angelini’s salary was determined in U.S. dollars and paid to or on behalf of Mr. Angelini in euros based on the conversion rate in effect at the time of the determination. For purposes of this table, the actual salary and all other compensation paid in euros to or on behalf of Mr. Angelini during 2024 have been converted to U.S. dollars based on a conversion rate of 1.0449.

2024 ALL OTHER COMPENSATION TABLE

NAME	PERQUISITES & OTHER PERSONAL BENEFITS ($000)(1)	TAX REIMBURSEMENTS ($000)(2)	COMPANY CONTRIBUTIONS TO DEFINED CONTRIBUTION PLANS ($000)(3)	INSURANCE PREMIUMS ($000)	TOTAL ($000)
Devin McGranahan	60.2	—	114.8	4.9	179.9
Matt Cagwin	—	—	48.1	1.3	49.4
Andrew Walker	—	—	32.3	2.6	34.9
Benjamin Adams	56.3	25.5	30.2	1.1	113.1
Giovanni Angelini	22.7	—	—	7.8	30.5

Footnotes:

(1)	Amounts shown in this column for the NEOs consist of the following:
•	For Mr. McGranahan, includes the incremental cost or valuation of personal jet usage ($60.2). Based on a comprehensive security assessment conducted by an independent security firm, the Board advised Mr. McGranahan to utilize the Company’s leased aircraft for personal travel at the Company’s expense. Those personal travel expenses reported in this column were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid directly to the third-party vendor from which the Company leases corporate aircraft.

•	For Mr. Adams, the amounts in this column include a commuter allowance ($35.6) and temporary housing provided by the Company. The incremental cost associated with the expenses were valued on the amount reimbursed directly to Mr. Adams.

•	For Mr. Angelini, consists of a car allowance.
(2)	Amounts shown in this column represent tax reimbursements paid to the NEOs with respect to relocation expenses.

(3)	Amounts shown in this column represent contributions made by the Company on behalf of each of the NEOs, except for Mr. Angelini, to the Company’s Incentive Savings Plan and/or the SISP.

52 | The Western Union Company

EXECUTIVE COMPENSATION

The following table summarizes awards made to our NEOs in 2024.

2024 GRANTS OF PLAN-BASED AWARDS TABLE

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)		ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING	EXERCISE OR BASE PRICE OF OPTION	GRANT DATE FAIR VALUE OF STOCK AND OPTION
NAME	GRANT DATE	APPROVAL DATE	TARGET ($000)	MAXIMUM ($000)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	OR UNITS (#)(3)	OPTIONS (#)(4)	AWARDS ($/Sh)	AWARDS ($000)(5)
Devin McGranahan			1,800.0	3,600.0
	2/26/2024	2/24/2022			42,965	85,929	171,858				971.0
	2/26/2024	2/23/2023			71,590	143,181	286,362				1,825.5
	2/26/2024	2/21/2024			74,219	148,438	296,876				2,106.3
	2/26/2024	2/21/2024						148,438			1,900.0
	2/26/2024	2/21/2024							1,283,784	12.80	1,900.0
	2/26/2024	2/21/2024							1,013,514	12.80	1,500.0
Matt Cagwin			575.0	1,150.0
	2/26/2024	8/1/2022			2,546	5,091	10,182				57.5
	2/26/2024	2/22/2023			15,986	31,971	63,942				407.6
	2/26/2024	2/21/2024			15,463	30,925	61,848				438.8
	2/26/2024	2/21/2024						55,665			712.5
	2/26/2024	2/21/2024							320,946	12.80	475.0
Andrew Walker			495.0	990.0
	2/26/2024	3/16/2022			5,280	10,560	21,120				119.3
	2/26/2024	2/22/2023			8,922	17,844	35,688				227.5
	2/26/2024	2/21/2024			8,594	17,188	34,376				243.9
	2/26/2024	2/21/2024						34,375			440.0
Benjamin Adams			405.0	810.0
	2/26/2024	2/22/2023			9,666	19,331	38,662				246.5
	2/26/2024	2/21/2024			6,902	13,803	27,606				195.9
	2/26/2024	2/21/2024						24,844			318.0
	2/26/2024	2/21/2024							143,244	12.80	212.0
Giovanni Angelini			454.7	909.4
	2/26/2024	2/23/2022			3,284	6,567	13,134				74.2
	2/26/2024	2/22/2023			6,246	12,491	24,982				159.3
	2/26/2024	2/21/2024			6,511	13,021	26,042				184.8
	2/26/2024	2/21/2024						23,438			300.0
	10/2/2024	10/1/2024						12,669			150.0
	2/26/2024	2/21/2024							135,136	12.80	200.0

Footnotes:

(1)	These amounts consist of the target and maximum cash award levels set in 2024 under the Annual Incentive Plan. The amount actually paid to each NEO is included in the Non-Equity Incentive Plan Compensation column in the 2024 Summary Compensation Table. Please see “Compensation Discussion and Analysis” for further information regarding the Annual Incentive Plan.

2025 Proxy Statement | 53

EXECUTIVE COMPENSATION

(2)	These amounts represent the threshold, target and maximum PSUs granted under the 2015 Plan. As noted above, with respect to the 2022, 2023 and 2024 PSUs, the Compensation Committee establishes annual performance goals for each year of the three-year performance period at the beginning of each applicable year during the performance period. In accordance with FASB ASC Topic 718, reported in this table is one-third of the full number of shares subject to the 2022, 2023 and 2024 PSUs for which target financial performance goals were established in 2024. The 2022 PSUs vested or are generally scheduled to vest in the case of Mr. Angelini, on February 23, 2025, in the case of Mr. McGranahan, February 24, 2025, in the case of Mr. Walker, April 18, 2025, and in the case of Mr. Cagwin, August 5, 2025), the 2023 PSUs are generally scheduled to vest on February 22, 2026 (or, in the case of Mr. McGranahan, February 23, 2026), and the 2024 PSUs are generally scheduled to vest on February 26, 2027, each subject to the achievement of financial performance metrics during the relevant performance period, and a payout modifier (ranging from 75% to 125%) for our TSR performance over the three-year performance periods. To determine vesting level for the 2022, 2023, and 2024 PSUs, financial results for the three-year performance period will be averaged and then multiplied by the TSR payout modifier. The PSU award includes cash dividend equivalent rights entitling the recipient to cash dividend equivalents for dividends paid with respect to Company common stock subject to the award during the PSU vesting period. The cash dividend equivalents are subject to the same vesting conditions as the underlying PSUs.

(3)	These amounts represent RSUs granted under the 2015 Plan or the 2024 Plan, as applicable, to the NEOs and which vest in three substantially equal installments on the first, second and third anniversaries of the grant date, provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the applicable Long-Term Incentive Plan or the underlying equity award agreement. Please see “Compensation Discussion and Analysis” for further information regarding these RSU grants. Each RSU award includes cash dividend equivalent rights entitling the recipient to cash dividend equivalents for dividends paid with respect to the Company common stock subject to the award during the RSU vesting period. The cash dividend equivalents are subject to the same vesting conditions as the underlying RSUs.

(4)	This amount represents stock options granted under the 2015 Plan to Messrs. McGranahan, Cagwin, Adams, and Angelini. These options were granted subject to vesting in 25% increments on each of the first through fourth year anniversaries of the date of grant, in each case, provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the 2015 Plan or the underlying equity award agreement. Please see “Compensation Discussion and Analysis” for further information regarding these awards.

(5)	The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. In the case of the PSUs, in accordance with FASB ASC Topic 718, the aggregate grant date fair value computed for the 2022, 2023, and 2024 PSUs is based on one-third of the full number of shares subject to the applicable award for which target financial performance goals were established in 2024. The remaining portion of the 2023 PSUs and 2024 PSUs that will be linked to goals for subsequent years will be reported in the Grants of Plan-Based Awards Table for those years in which the goals are established. See Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of the relevant assumptions used in calculating the amounts.

54 | The Western Union Company

EXECUTIVE COMPENSATION

2024 OUTSTANDING EQUITY AWARDS AT FISCAL
YEAR-END TABLE

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($000)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($000)(1)
Devin McGranahan		2,297,298(2)	12.80	2/26/2034	148,438(7)	1,573.4
	227,272	681,819(3)	13.27	2/23/2033	95,454(8)	1,011.8
	230,548	230,548(4)	18.62	2/24/2032	28,644(12)	303.6
	1,612,378	537,460(5)	17.70	12/27/2031	141,784(13)	1,502.9
							148,438(14)	1,573.4
							572,722(15)	6,070.9
Matt Cagwin		320,946(2)	12.80	2/26/2034	55,665(7)	590.0
					42,628(8)	451.9
					20,363(10)	215.8
					8,402(13)	89.1
							30,925(14)	327.8
							127,882(15)	1,355.5
Andrew Walker					34,375(7)	364.4
					23,792(8)	252.2
					7,040(9)	74.6
					17,424(13)	184.7
							17,188(14)	182.2
							71,376(15)	756.6
Benjamin Adams		143,244(2)	12.80	2/26/2034	24,844(7)	263.3
					25,775(8)	273.2
					27,965(11)	296.4
							13,803(14)	146.3
							77,324(15)	819.6

2025 Proxy Statement | 55

EXECUTIVE COMPENSATION

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($000)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($000)(1)
Giovanni Angelini		135,136(2)	12.80	2/26/2034	23,438(7)	248.4
					12,669(6)	134.3
					16,655(8)	176.5
					4,378(12)	46.4
					10,836(13)	114.9
							13,021(14)	138.0
							49,964(15)	529.6

Footnotes:

(1)	The market value of shares or units of stock that have not vested reflects the closing stock price of $10.60 per share on December 31, 2024.
(2)	These options were granted on February 26, 2024, subject to vesting in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the 2015 Plan or the equity award agreement.
(3)	These options were awarded on February 23, 2023, subject to vesting in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the 2015 Plan or the equity award agreement.
(4)	These options were awarded on February 24, 2022, subject to vesting in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the 2015 Plan or the equity award agreement.
(5)	These options were awarded on December 27, 2021, subject to vesting in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the 2015 Plan or the equity award agreement.
(6)	Represents RSUs that are scheduled to vest in three substantially equal installments on the first, second and third anniversaries of the grant date commencing on October 2, 2024; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the 2024 Plan or the equity award agreement.
(7)	Represents RSUs that are scheduled to vest in three substantially equal installments on the first, second and third anniversaries of the grant date commencing on February 26, 2024; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the 2015 Plan or the equity award agreement.
(8)	Represents RSUs that are scheduled to vest in three substantially equal installments on the first, second and third anniversaries of the grant date commencing on February 22, 2023 (or, in the case of Mr. McGranahan, February 23, 2023); provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the 2015 Plan or the equity award agreement.
(9)	Represents RSUs that were awarded on April 18, 2022, which vest in three substantially equal installments on the first, second and third anniversaries of the grant date; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the 2015 Plan or the equity award agreement.
(10)	Represents RSUs that were awarded on August 5, 2022, which vest in three substantially equal installments on the first, second and third anniversaries of the grant date; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the 2015 Plan or the equity award agreement.

56 | The Western Union Company

EXECUTIVE COMPENSATION

(11)	Represents RSUs that were awarded on June 1, 2022, which vest in three substantially equal installments on the first, second and third anniversaries of the grant date; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the 2015 Plan or the equity award agreement.
(12)	Represents RSUs that vested on February 23, 2025 (or February 24, 2025 in the case of Mr. McGranahan).
(13)	Represents PSUs that vested on February 23, 2025, or, in the case of Mr. McGranahan, February 24, 2025, or, in the case of Mr. Cagwin, will vest on August 5, 2025, or in the case of Mr. Walker, will vest on April 18, 2025, provided that he is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the 2015 Plan and the applicable equity award agreement, in each case, based on the Company’s revenue and operating margin performance, measured annually during the 2022-2024 performance period.
(14)	Based on financial performance target attainment through 2024, the first tranche of the PSUs granted in 2024 which are scheduled to vest on February 26, 2027 are reported based on the achievement of target performance level. Additionally, excluded from this table are 296,875, 61,849, 34,375, 27,604 and 26,042 PSUs (at target) for Mr. McGranahan, Mr. Cagwin, Mr. Walker, Mr. Adams, and Mr. Angelini, respectively, with respect to the portion of the 2024 PSUs associated with performance goals to be established in 2025 and 2026. To determine vesting level for the 2024 PSUs, results for the three-year performance period will be averaged and then multiplied by the TSR payout modifier.
(15)	Based on financial performance target attainment through 2024, the first and second tranches of the PSUs granted in 2023 which are scheduled to vest on February 22, 2026 (or, in the case of Mr. McGranahan, February 23, 2026) are reported based on the achievement of the maximum performance level. Additionally, excluded from this table are 143,180, 31,970, 17,844, 19,331 and 12,491 PSUs (at target) for Mr. McGranahan, Mr. Cagwin, Mr. Walker, Mr. Adams, and Mr. Angelini, respectively, with respect to the portion of the 2023 PSUs associated with performance goals to be established in 2025. To determine vesting level for the 2023 PSUs, results for the three-year performance period will be averaged and then multiplied by the TSR payout modifier.

2025 Proxy Statement | 57

EXECUTIVE COMPENSATION

The following table provides information concerning the exercise of stock options and vesting of stock awards during 2024 for each of the NEOs.

2024 OPTION EXERCISES AND STOCK VESTED TABLE

NAME	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($000)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($000)
Devin McGranahan	—	—	76,370	989.8
Matt Cagwin	—	—	41,676	507.1
Andrew Walker	—	—	18,936	245.1
Benjamin Adams	—	—	40,851	524.8
Giovanni Angelini	—	—	51,653	677.4

The following table provides information regarding compensation that has been deferred by our NEOs pursuant to the terms of our SISP.

2024 NONQUALIFIED DEFERRED COMPENSATION TABLE

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($000)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($000)(2)	AGGREGATE EARNINGS/ (LOSS) IN LAST FY ($000)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($000)	AGGREGATE BALANCE AT LAST FYE ($000)(3)
Devin McGranahan	237.0	101.0	159.6	—	946.7
Matt Cagwin	649.9	34.3	94.4	—	1,050.3
Andrew Walker	27.5	18.5	3.3	—	49.4
Benjamin Adams	24.1	16.4	1.0	—	41.5
Giovanni Angelini	—	—	—	—	—

Footnotes:

(1)	These amounts represent deferrals of the NEO’s salary and compensation received under the Annual Incentive Plan and are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the 2024 Summary Compensation Table.
(2)	These amounts are included in the “All Other Compensation” column in the 2024 Summary Compensation Table.
(3)	Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table as compensation for 2022 (in $000): Mr. McGranahan - $90.0; Mr. Cagwin - $56.4 and for 2023 (in $000): Mr. McGranahan - $214.8; Mr. Cagwin - $183.7.

58 | The Western Union Company

EXECUTIVE COMPENSATION

INCENTIVE SAVINGS PLAN

We maintain a defined contribution retirement plan (the “Incentive Savings Plan” or “ISP”) for our employees on United States payroll, including each of our NEOs other than Mr. Angelini. The ISP is structured with the intention of qualifying under Section 401(a) of the Internal Revenue

Code. Under the ISP, participants are permitted to make contributions up to the maximum allowable amount under the Internal Revenue Code. For 2024, each participating NEO was eligible to receive a Company contribution equal to 4% of his or her eligible compensation.

SUPPLEMENTAL INCENTIVE SAVINGS PLAN

We maintain a nonqualified supplemental incentive savings plan, the SISP, for certain of our employees on U.S. payroll, including each of our NEOs other than Mr. Angelini. Under the SISP, participants may defer up to 80% of their salaries, including commissions and incentive compensation (other than annual bonuses), and may make a separate election to defer up to 80% of any annual bonuses and up to 100% of any performance-based cash awards they may earn. The SISP also provides participants the opportunity to receive credits for matching contributions equal to the difference between the Company contributions that a participant could receive under the ISP but for the contribution and compensation limitations imposed by the Internal Revenue Code, and the Company contributions allowable to the participant under the ISP. Participants are generally permitted to choose from among the mutual funds available for investment under the ISP for purposes of determining the imputed earnings, gains, and losses applicable to their SISP accounts. The SISP is unfunded. Participants may specify the timing of the payment of their accounts by choosing either a specified payment date or electing payment upon separation from service (or a date up to five years following separation from service), and in either case may elect to receive their accounts in a lump sum or in annual or quarterly installments over a period of up to ten years. With respect to each year’s contributions and imputed earnings, the participant may make a separate distribution election. Subject to the requirements of Section 409A of the Internal Revenue Code, applicable Internal Revenue Service guidance, and the terms of the SISP, participants may receive an early payment in the event of a severe financial hardship and may make an election to delay the timing of their scheduled payment by a minimum of five years.

POTENTIAL PAYMENTS UPON TERMINATION
OR CHANGE-IN-CONTROL

EXECUTIVE SEVERANCE POLICY

In 2024, we maintained the Executive Severance Policy for the payment of certain benefits to senior executives, including each of our NEOs, upon termination of employment from the Company and upon a change in control of the Company. Under the Executive Severance Policy, an eligible executive will become eligible for benefits if (i) prior to a change-in-control or more than 24 months following a change-in-control, he or she is involuntarily terminated by the Company other than on account of death or disability or for cause, or (ii) on or within 24 months after a change-in-control, he or she is involuntarily terminated by the Company other than on account of death or disability or for cause, or he or she terminates employment voluntarily for “good reason” (which may arise from a material reduction in title or position, reduction in base salary or bonus opportunity or an increase in the executive’s commute to his or her current principal working location of more than 50 miles without consent). Under the Executive Severance Policy, a change-in-control is generally defined to include:

•	The acquisition by a person or entity of 35% or more of either the outstanding shares of the Company or the combined voting power of such shares, with certain exceptions;

•	An unapproved change in a majority of the Board members within a 24-month period; and

•	Certain corporate restructurings, including certain mergers, dissolution and liquidation.

2025 Proxy Statement | 59

EXECUTIVE COMPENSATION

The Executive Severance Policy provided for the following severance and change-in-control benefits as of December 31, 2024:

•	A lump sum severance payment equal to the eligible executive’s base salary as of their termination date (or, if applicable, the base salary in effect prior to a reduction under circumstances constituting good reason) multiplied by 1.0 (or, in the case of the CEO, 1.5), provided that in the case of an eligible executive who, as of their termination date, has been employed by the Company for six months or less, the amount of severance pay otherwise payable to such individual will be reduced to an amount equal to 0.5 multiplied by the eligible executive’s base severance pay. However, in the event of a change-in-control termination, the eligible executive will be entitled to receive an amount equal to 2.0 multiplied by the sum of the eligible executive’s base salary plus the eligible executive’s target bonus for the year in which the termination date occurs.

•	A cash payment equal to the bonus which would have been paid to the eligible executive under the Annual Incentive Plan for the year in which the termination occurs, based on actual performance during such year and prorated based on number of days the eligible executive was employed during such year. No bonus will be payable unless the Compensation Committee certifies that the performance goals under the Annual Incentive Plan have been achieved for the year in which the termination occurs (except for eligible terminations following a change-in-control).

•	A lump sum payment for medical and dental coverage equal to: (i) up to $18,000 for the CEO; (ii) up to $12,000 for all other eligible executives if they have been employed for more than six months; and (iii) up to $6,000 for all other eligible executives if they have been employed by the Company for six months or less.

•	Outplacement benefits.

•	With respect to awards made pursuant to the Company’s applicable Long-Term Incentive Plan, if an eligible executive is involuntarily terminated without cause and no change-in-control has occurred, awards granted pursuant to our Long-Term Incentive Plan generally will vest on a prorated basis based on the period served during the vesting period.
•	With respect to awards made pursuant to the Company’s applicable Long-Term Incentive Plan, if an eligible executive experiences a qualifying termination of employment during the 24 month period following a change-in-control, then all time-vested awards will become fully vested and exercisable as of such termination date, and all performance-vested awards will become fully vested and exercisable effective as of the termination date based on the greater of target or actual performance (as estimated based on performance through the termination date).

•	Any benefits triggered by a change-in-control are subject to an automatic reduction to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code in the event such reduction would result in a better after-tax result for the executive.

The provision of severance benefits under the Executive Severance Policy is conditioned upon the executive executing an agreement and release which includes, among other things, non-competition and non-solicitation restrictive covenants, as well as a release of claims against the Company. These restrictive covenants vary in duration, but generally do not exceed two years.

Additionally, as noted earlier, Mr. Angelini is subject to an employment agreement. Under the terms of this agreement, upon an involuntary termination of employment, Mr. Angelini is required to receive any notice period required by applicable law or by the provisions of the National Collective Bargaining for executives of the Trade Sector in Italy or, to the extent permissible, to receive an indemnity in lieu of notice. Mr. Angelini’s employment agreement further provides that in the event of his termination of employment, then for six months following this termination, he will be entitled to receive an indemnity equal to 30% of one month of base salary per month, provided that he complies with certain non-competition covenants set forth in his employment agreement during this period. Thirty percent (30%) of this indemnity is payable upon Mr. Angelini’s termination of employment, with the remainder payable upon the expiration of the six-month period.

For each of the NEOs, we have quantified the potential payments upon termination under various termination circumstances in the tables set forth below. These tables assume that the covered termination took place on December 31, 2024.

60 | The Western Union Company

EXECUTIVE COMPENSATION

PAYMENTS UPON TERMINATION OR
CHANGE-IN-CONTROL TABLES

TERMINATION FOLLOWING A CHANGE-IN-CONTROL(1)
			LONG-TERM INCENTIVES(4)
NAME	SEVERANCE ($000)(2)	WELFARE BENEFITS ($000)(3)	STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)	DEU ACCRUAL ($000)	TOTAL ($000)
Devin McGranahan	7,490.0	18.0	—	10,776.3	2,888.8	2,025.7	23,198.8
Matt Cagwin	2,921.0	12.0	—	2,089.2	1,257.7	467.5	6,747.4
Andrew Walker	2,544.4	12.0	—	1,298.7	691.2	289.2	4,835.5
Benjamin Adams	2,159.6	12.0	—	1,053.6	832.9	292.2	4,350.3
Giovanni Angelini	2,650.6	—	—	926.2	605.6	206.6	4,389.0
INVOLUNTARY TERMINATION OTHER THAN FOR DEATH, DISABILITY, OR CAUSE
			LONG-TERM INCENTIVES(4)
NAME	SEVERANCE ($000)(2)	WELFARE BENEFITS ($000)(3)	STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)	DEU ACCRUAL ($000)	TOTAL ($000)
Devin McGranahan	3,390.0	18.0	—	4,237.4	689.5	1,023.3	9,358.2
Matt Cagwin	1,196.0	12.0	—	700.3	281.1	181.0	2,370.4
Andrew Walker	1,004.4	12.0	—	517.5	160.5	134.8	1,829.2
Benjamin Adams	899.6	12.0	—	380.3	290.0	130.3	1,712.2
Giovanni Angelini	1,150.6	—	—	354.9	115.1	96.6	1,717.2
DEATH OR DISABILITY
			LONG-TERM INCENTIVES(4)
NAME	SEVERANCE ($000)	WELFARE BENEFITS ($000)	STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)	DEU ACCRUAL ($000)	TOTAL ($000)
Devin McGranahan	—	—	—	10,776.3	2,888.8	2,025.7	15,690.8
Matt Cagwin	—	—	—	2,089.1	1,257.7	467.5	3,814.3
Andrew Walker	—	—	—	1,298.7	691.2	289.2	2,279.1
Benjamin Adams	—	—	—	1,053.6	832.9	292.2	2,178.7
Giovanni Angelini	—	—	—	926.2	605.6	206.6	1,738.4
RETIREMENT(5)
			LONG-TERM INCENTIVES(4)
NAME	SEVERANCE ($000)	WELFARE BENEFITS ($000)	STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)	DEU ACCRUAL ($000)	TOTAL ($000)
Giovanni Angelini	—	—	—	477.3	319.4	117.7	914.4

Footnotes:

(1)	Under the Executive Severance Policy, an eligible executive will become entitled to severance benefits if he or she is involuntarily terminated by the Company other than on account of death or disability or for cause, or he or she terminates employment voluntarily for good reason within 24 months after the date of the change-in-control.

(2)	In accordance with the Executive Severance Policy, amounts in this column represent severance payments equal to (i) in the case of a qualifying termination where no change-in-control has occurred, the NEO’s base salary as of December 31, 2024 multiplied by 1.0 (or, in the case of Mr. McGranahan, 1.5), plus a prorated portion of the NEO’s bonus for 2024 based on actual performance, and (ii) in the case of a qualifying termination during the 24 month period following a change-in-control, a multiple of 2.0 times the sum of the NEO’s base salary as of December 31, 2024 and the NEO’s target bonus for 2024, plus a prorated portion of the NEO’s bonus for 2024 based on actual performance. This amount also includes, for Mr. Angelini, an amount equal to 15% of Mr. Angelini’s base salary as of December 31, 2024, representing the amount to which he would be entitled for complying with the non-competition covenants under his employment agreement for six months following his termination of employment.

2025 Proxy Statement | 61

EXECUTIVE COMPENSATION

(3)	Amounts in this column represent a lump sum cash payment for each of the NEOs based upon the health and dental coverage in which each such individual was enrolled as of December 31, 2024.

(4)	Amounts in these columns reflect the long-term incentive awards to be received upon a termination or a change-in-control calculated in accordance with the Executive Severance Policy and the applicable Long-Term Incentive Plan. In the case of stock grants, the equity value represents the value of the shares determined by multiplying the closing stock price of $10.60 per share on December 31, 2024 by the number of unvested RSUs or, in the case of PSUs, by the number of shares to be awarded based on target achievement. In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing stock price of $10.60 per share on December 31, 2024 and (ii) the number of unvested option shares that would vest following a qualifying termination or termination due to death or disability. The calculation with respect to unvested long-term incentive awards reflects the following additional assumptions under the Executive Severance Policy and the applicable Long-Term Incentive Plan:
EVENT	STOCK OPTIONS**	RSUs	PSUs
Change-in-control and qualifying termination within subsequent 24-month period	Accelerate	Accelerate Accrued dividend equivalents would be distributed on accelerated RSUs.

Accelerated vesting and award is payable to the extent earned based on the greater of (i) target and (ii) actual performance results

Accrued dividend equivalents would be distributed on accelerated PSUs.

Change-in-control (without termination of employment)	Vesting continues under normal terms	Vesting continues under normal terms	Vesting continues under normal terms

Involuntary termination without cause (outside the 24-month period following a change-in-control)*

*If the NEO would satisfy the age and service requirements for retirement, then the NEO would receive retirement vesting under this termination scenario.

Prorated vesting by grant based on period served during vesting period

Prorated vesting by grant based on period served during vesting period; if termination occurs prior to the one-year anniversary of the grant date, the awards are forfeited

Accrued dividend equivalents would be distributed on accelerated RSUs.

Prorated vesting by grant based on actual performance results and period served during vesting period; if termination occurs prior to the one-year anniversary of the grant date, the awards are forfeited.

Accrued dividend equivalents would be distributed on accelerated PSUs.

Death or disability	Accelerate	Accelerate Accrued dividend equivalents would be distributed on accelerated RSUs.	Accelerated vesting and award is payable to the extent earned based on actual performance results Accrued dividend equivalents would be distributed on accelerated PSUs.

62 | The Western Union Company

EXECUTIVE COMPENSATION

EVENT	STOCK OPTIONS**	RSUs	PSUs
Retirement

Prorated vesting by grant based on period served during vesting period, with an exercise period equal to the earlier of (i) two years post-termination (three years, in the case of the CEO if termination is a severance-eligible event) and (ii) the expiration date.

Grants after May 17, 2024 will continue to vest during the remaining vesting period, provided the NEO notifies the Company of the NEO’s retirement at least six months prior to the retirement date.

Prorated vesting by grant based on period served during vesting period.

Accrued dividend equivalents would be distributed on accelerated RSUs.

Grants after May 17, 2024 will continue to vest during the remaining vesting period, provided the NEO notifies the Company of the NEO’s retirement at least six months prior to the retirement date.

Prorated vesting by grant based on actual performance results and period served during vesting period.

Accrued dividend equivalents would be distributed on accelerated PSUs.

Grants after May 17, 2024, will continue to vest during the remaining vesting period provided the NEO notifies the Company of the NEO’s retirement at least six months prior to the retirement date.

**	The new hire stock option award for Mr. McGranahan provides for accelerated vesting in the event of a termination by the Company other than for cause or by Mr. McGranahan for good reason or in the event of a change in control in which the award is not assumed by the surviving company.

(5)	As of December 31, 2024, Mr. Angelini was the only NEO eligible for retirement treatment under his equity incentive awards. For the purpose of these calculations, we have assumed that Mr. Angelini provided at least six months’ notice of his hypothetical retirement on December 31, 2024, as a result of which any unvested RSUs granted to him after May 17, 2024 would receive full vesting continuation upon such retirement.

2025 Proxy Statement | 63

EXECUTIVE COMPENSATION

RISK MANAGEMENT AND COMPENSATION

Appropriately incentivizing behaviors which foster the best interests of the Company and its stockholders is an essential part of the compensation-setting process. The Company believes that risk-taking is necessary for continued innovation and growth, but that risks should be encouraged within parameters that are appropriate for the long-term health and sustainability of the business. As part of its compensation setting process, the Company evaluates the merits of its compensation programs through a comprehensive review of its compensation policies and programs to determine whether they encourage unnecessary or inappropriate risk-taking by the Company’s executives and employees below the executive level. Based on this review, the Company has concluded that the risks arising from its compensation programs are not reasonably likely to have a material adverse effect on the Company.

Management and the independent compensation consultant review the Company’s compensation programs, including the broad-based employee programs and the programs tied to the performance of individual business units. The team maps the level of “enterprise” risk for each business area, as established through the Company’s enterprise risk management oversight process, with the level of compensation risk for the associated incentive programs. In developing the risk assessment, the team reviews the compensation programs within each business area for:

•	The mix of fixed versus variable pay;

•	The performance metrics to which pay is tied;

•	Whether the pay opportunity is capped;

•	The timing of payout;
•	Whether “clawback” adjustments are permitted;

•	The use of equity awards; and

•	Whether stock ownership guidelines apply.

Annual incentive awards and long-term incentive awards granted to executives are tied primarily to corporate performance goals, including revenue and EPS growth, and strategic performance objectives. The Compensation Committee believes that these metrics encourage performance that supports the business as a whole. The executive annual incentive awards include a maximum payout opportunity equal to 200% of target (inclusive of an additional +/- 25% modifier for participants other than Mr. McGranahan based on individual leadership and impact as measured across areas such as customer focus, sustainability and team engagement). Our executives are also expected to meet share ownership guidelines in order to align the executives’ interests with those of our stockholders. Further, the Company’s Dodd-Frank Policy requires the Company to recover incentive compensation paid to covered officers in the event of a financial restatement and the Company’s Misconduct Policy provides that the Company may, in its sole discretion, recoup certain incentive compensation from covered officers in the event the covered officer engages in compliance misconduct or detrimental conduct. The Misconduct Policy helps to discourage inappropriate risks, as executives will be held accountable for misconduct which is harmful to the Company’s financial and reputational health. In addition, the Misconduct Policy and specific clawback provisions in the Company’s annual and long-term incentive award agreements allow the Company to “claw back” executive pay if the executive engages in conduct that is determined to have contributed to material compliance failures, subject to applicable law.

64 | The Western Union Company

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. McGranahan, our CEO.

To understand this disclosure, we think it is important to give context to our operations. As noted above, The Western Union Company provides people and businesses with fast, reliable, and convenient ways to send money and make payments around the world. As a global organization, approximately 85% of our employees are located outside of the United States, with our employees located in more than 50 countries. We strive to create a competitive global compensation program in terms of both the position and the geographic location in which the employee is located. As a result, our compensation program varies amongst each local market, in order to allow us to provide a competitive total rewards package.

Given the leverage of our executive compensation program towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on the Company’s performance against the pre-established performance goals.

Ratio

For 2024,

•	The median of the annual total compensation of all of our employees, other than Mr. McGranahan, was $32,899.

•	Mr. McGranahan’s annual total compensation, as reported in the Total column of the 2024 Summary Compensation Table, was $13,272.7 thousand.

•	Based on this information, the ratio of the annual total compensation of Mr. McGranahan to the median of the annual total compensation of all employees is estimated to be 403 to 1.

Identification of Median Employee

We selected December 31, 2024 as the date on which to determine our median employee. We chose to use December 31 as the date for identifying the median employee for 2024 (as compared to November 1 last year) for sake of administrative convenience. As of that date, we had approximately 9,100 employees. For purposes of identifying the median employee, we considered the aggregate of the following compensation elements for each of our employees, as compiled from the Company’s payroll records:

•	Base Salary

•	Target Annual Bonus

•	Actual Equity Awards

•	Target Commissions

We selected the above compensation elements as they represent the Company’s principal broad-based compensation elements. In addition, we measured compensation for purposes of determining the median employee using the 12-month period ending December 31, 2024.

Using this methodology, we determined that our median employee was a full-time, salaried employee working in Lithuania. For purposes of this disclosure, we converted such employee’s compensation from the employee’s local currency to U.S. dollars using an exchange rate as of December 31, 2024. In determining the annual total compensation of the 2024 median employee, we calculated such employee’s 2024 compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2024 Summary Compensation Table with respect to each of the NEOs.

2025 Proxy Statement | 65

PAY VERSUS PERFORMANCE

PAY VERSUS PERFORMANCE
	SUMMARY				AVERAGE SUMMARY	AVERAGE	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:(4)
YEAR(1)	COMPENSATION TABLE TOTAL FOR MCGRANAHAN ($000)(2)	SUMMARY COMPENSATION TABLE TOTAL FOR ERSEK ($000)(2)	COMPENSATION ACTUALLY PAID TO MCGRANAHAN ($000)(3)	COMPENSATION ACTUALLY PAID TO ERSEK ($000)(3)	COMPENSATION TABLE TOTAL FOR NON-PEO NEOS ($000)(2)	COMPENSATION ACTUALLY PAID TO NON-PEO NEOS ($000)(3)	TOTAL SHAREHOLDER RETURN ($)	PEER GROUP TOTAL SHAREHOLDER RETURN ($)(5)	NET INCOME ($000)	ADJUSTED REVENUE ($000)(6)
2024	13,272.7	N/A	11,631.9	N/A	2,393.1	2,287.4	53.59	173.90	934.2	4,199
2023	9,966.9	N/A	7,603.1	N/A	2,034.2	1,916.0	55.70	133.20	626.0	4,470
2022	7,241.7	N/A	782.4	N/A	1,975.9	1,109.0	59.44	118.77	910.6	4,512
2021	14,117.4	10,834.6	9,871.5	639.4	3,277.1	1,402.5	72.40	132.75	805.8	5,012
2020	N/A	10,336.4	N/A	(7,515.9)	3,566.7	1,069.0	85.33	98.31	744.3	4,918
(1)	The Principal Executive Officer (“PEO”) and NEOs for the applicable years were as follows:
-	2024: Devin McGranahan served as the Company’s Chief Executive Officer for the entirety of 2024, and the Company’s other NEOs were: Matt Cagwin, Andrew Walker, Benjamin Adams, and Giovanni Angelini.

-	2023: Devin McGranahan served as the Company’s Chief Executive Officer for the entirety of 2023, and the Company’s other NEOs were: Matt Cagwin, Andrew Walker, Benjamin Adams, Giovanni Angelini, and Jean Claude Farah.

-	2022: Devin McGranahan served as the Company’s Chief Executive Officer for the entirety of 2022 and the Company’s other NEOs were: Matt Cagwin; Jean Claude Farah; Gabriella Fitzgerald; Benjamin Adams; and Raj Agrawal.

-	2021: Devin McGranahan assumed the role of the Company’s Chief Executive Officer on December 27, 2021 and Hikmet Ersek served as Chief Executive Officer during 2021 through his December 27, 2021 retirement. The Company’s other NEOs for 2021 were: Raj Agrawal; Michelle Swanback; Jean Claude Farah; and Gabriella Fitzgerald.

-	2020: Hikmet Ersek served as the Company’s Chief Executive Officer for the entirety of 2020 and the Company’s other NEOs for 2020 were: Raj Agrawal; Michelle Swanback; Jean Claude Farah; and Khalid Fellahi.
(2)	Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Messrs. McGranahan and Ersek and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs for the applicable year other than the PEOs for such years.

(3)	To calculate compensation actually paid (“CAP”), adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Messrs. McGranahan and Ersek and for the average of the other NEOs is set forth following the footnotes to this table.

(4)	Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.

(5)	The TSR Peer Group consists of the Standard & Poor’s Composite – 500 Financials Index (the “S&P 500 Financials Index”), an independently prepared index that includes companies in the financial services industry.

(6)	As noted in the “Compensation Discussion and Analysis,” for 2024, the Compensation Committee determined that adjusted revenue continues to be viewed as a core driver of the Company’s performance and stockholder value creation and, accordingly, was utilized as a component in the Annual Incentive Plan. Total adjusted revenue for 2024 represents revenue adjusted to exclude Argentina inflation and is shown on a constant currency basis, calculated assuming no changes in the currency exchange rates from 2023 currency exchange rates.

66 | The Western Union Company

PAY VERSUS PERFORMANCE

CAP ADJUSTMENTS
YEAR	SUMMARY COMPENSATION TABLE TOTAL ($000)(a)	MINUS GRANT DATE FAIR VALUE OF STOCK OPTION AND STOCK AWARDS GRANTED IN FISCAL YEAR ($000)(b)	PLUS FAIR VALUE AT FISCAL YEAR-END OF OUTSTANDING AND UNVESTED STOCK OPTION AND STOCK AWARDS GRANTED IN FISCAL YEAR ($000)(c)	PLUS/(MINUS) CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED STOCK OPTION AND STOCK AWARDS GRANTED IN PRIOR FISCAL YEARS ($000)(d)	PLUS FAIR VALUE AT VESTING OF STOCK OPTION AND STOCK AWARDS GRANTED IN FISCAL YEAR THAT VESTED DURING FISCAL YEAR ($000)(e)	PLUS/(MINUS) CHANGE IN FAIR VALUE AS OF VESTING DATE OF STOCK OPTION AND STOCK AWARDS GRANTED IN PRIOR YEARS FOR WHICH APPLICABLE VESTING CONDITIONS WERE SATISFIED DURING FISCAL YEAR ($000)(f)	MINUS FAIR VALUE AS OF PRIOR FISCAL YEAR-END OF STOCK OPTION AND STOCK AWARDS GRANTED IN PRIOR FISCAL YEARS THAT FAILED TO MEET APPLICABLE VESTING CONDITIONS DURING FISCAL YEAR ($000)(g)	PLUS DOLLAR VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON STOCK AWARDS IN FISCAL YEAR AND PRIOR TO VESTING DATE ($000)(h)	EQUALS COMPENSATION ACTUALLY PAID ($000)
Devin McGranahan
2024	13,272.7	(10,202.8)	6,080.0	2,273.0	—	209.0	—	—	11,631.9
2023	9,966.9	(6,933.4)	6,285.0	(1,164.6)	—	(550.8)	—	—	7,603.1
2022	7,241.7	(5,007.1)	1,723.5	(2,527.5)	—	(648.2)	—	—	782.4
2021	14,117.4	(13,100.0)	8,854.1	—	—	—	—	—	9,871.5
Hikmet Ersek
2021	10,834.6	(8,200.0)	3,064.3	(5,871.4)	—	811.9	—	—	639.4
2020	10,336.4	(8,200.0)	4,865.4	(13,777.1)	—	(740.6)	—	—	(7,515.9)

Other NEOs (Average)(i)
2024	2,393.1	(1,290.7)	881.0	266.0	—	38.0	—	—	2,287.4
2023	2,034.2	(902.9)	850.5	(50.2)	—	(15.5)	—	—	1,916.0
2022	1,975.9	(1,297.4)	572.5	(164.7)	—	22.7	—	—	1,109.0
2021	3,277.1	(2,200.0)	1,115.4	(854.6)	—	64.6	—	—	1,402.5
2020	3,566.7	(2,412.5)	1,670.1	(1,693.2)	—	(62.1)	—	—	1,069.0
(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the Other NEOs, amounts shown represent averages.
(b)	Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(c)	Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(d)	Represents the change in fair value during the indicated fiscal year of the outstanding and unvested option awards and stock awards held by the applicable NEO as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(e)	Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(f)	Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(g)	Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(h)	Represents the dollar value of any dividends or other earnings paid on stock awards in the indicated fiscal year and prior to the vesting date that are not otherwise included in the total compensation for the indicated fiscal year. The Company does not pay dividends or other earnings on unvested stock awards.
(i)	See footnote 1 above for the NEOs included in the average for each year.

2025 Proxy Statement | 67

PAY VERSUS PERFORMANCE

Relationship Between Pay and Performance

We believe the “Compensation Actually Paid” in each of the years reported above and over the four-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our varying levels of achievement against pre-established performance goals under our Annual Incentive Plan and our Long-Term Incentive Program, including our adjusted revenue performance, and our stock performance.

1 TSR: Company versus Peer Group and CAP

As shown in the chart below, the Company’s five-year cumulative TSR for the period of 2020-2024 is less than the five-year cumulative TSR for companies included in our peer group TSR. While the average CAP for the other NEOs is relatively aligned with the Company’s TSR, the CAP for the PEO position was impacted by actual financial performance attainment levels in 2024 and vesting levels for PSUs in 2023. In addition, the CAP for the PEO position was impacted by the new hire grants received by Mr. McGranahan in 2021 in connection with the commencement of his employment and the CAP for Mr. Ersek in 2020 was impacted by the decline in the Company’s stock price from December 31, 2019 through December 31, 2020.

68 | The Western Union Company

PAY VERSUS PERFORMANCE

2 CAP Versus Adjusted Revenue (Company Selected Measure)

The chart below demonstrates the relationship between CAP amounts for our PEO and each of our NEOs and our adjusted revenue for the applicable fiscal year. Variations in the CAP amounts for our PEO and other NEOs are due in large part to the significant emphasis the Company places on long-term incentives, the value of which fluctuates most significantly based on the vesting level of our PSU awards and changes in stock price over time. As noted in the “Compensation Discussion and Analysis,” the Compensation Committee determined that adjusted revenue continues to be viewed as a core driver of the Company’s performance and stockholder value creation and, accordingly, was utilized as a component in both the Annual Incentive Plan and long-term incentive program. While the average CAP for the other NEOs is relatively aligned with the Company’s adjusted revenue performance, the CAP for the PEO position was impacted by the vesting levels for PSUs in 2023. In addition, the CAP for the PEO position was impacted by actual financial performance levels in 2024 and the new hire grants received by Mr. McGranahan in 2021 in connection with the commencement of his employment and the CAP for Mr. Ersek in 2020 was impacted by the decline in the Company’s stock price from December 31, 2019 through December 31, 2020.

2025 Proxy Statement | 69

PAY VERSUS PERFORMANCE

3 CAP Versus Net Income

The chart below demonstrates the relationship between CAP amounts for our PEO and our other NEOs and our net income. Net income is not a component of our executive compensation program. Variations in the CAP amounts for our PEO and other NEOs are due in large part to the significant emphasis the Company places on long-term incentives, the value of which fluctuates most significantly based on the vesting level of our PSU awards and changes in stock price over time.

Performance Measures Used to Link Company Performance and CAP to the NEOs

Below is a list of financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link CAP to the NEOs for 2024 to Company performance. As noted in the “Compensation Discussion and Analysis,” the Company used both financial and non-financial performance measures in order to link compensation paid to NEOs to Company performance in 2024. To measure individual performance against key objectives for the Company as well as the executive’s success in fulfilling the executive’s responsibilities, the total payout under the Annual Incentive Plan for the participating NEOs other than Mr. McGranahan in 2024 was subject to a +/- 25% modifier based on the Compensation Committee’s assessment versus non-financial performance metrics relating to leadership, sustainability and customer focus. These goals were included in the Annual Incentive Plan design to reinforce these objectives as priorities throughout the organization. Please see the “Compensation Discussion and Analysis” for further information regarding how each of these goals is calculated as well as the Company’s use of strategic and non-financial goals in its executive compensation program.

•	Adjusted Revenue

•	Adjusted Earnings Per Share

•	CMT Customer Retention

•	New Digital Customer Growth

•	Operational Efficiency

•	Total Stockholder Return

•	Company Stock Price

70 | The Western Union Company

PAY VERSUS PERFORMANCE

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

The Compensation Committee and senior management monitor the Company’s equity grant practices to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. When making regular annual equity grants, the Compensation Committee’s practice is to approve them at its meeting in February of each year as part of the annual compensation review and after results for the preceding fiscal year become available. In addition, the Compensation Committee may make grants at any time during the year it deems appropriate, including with respect to new hires or transitions. The Company does not schedule its equity grants in anticipation of the release of material non-public information (“MNPI”) nor does the Company time the release of MNPI based on equity grant dates.

During 2024, no stock option grants were made to any of our NEOs during any period beginning four business days before the filing or furnishing of a periodic report or current report and ending one business day after the filing or furnishing of any such report with the SEC.

2025 Proxy Statement | 71

PROPOSAL 2
ADVISORY VOTE TO APPROVE
EXECUTIVE COMPENSATION

The Company is providing stockholders an advisory vote to approve executive compensation as required by Section 14A of the Exchange Act. The advisory vote to approve executive compensation is a nonbinding vote on the compensation of the Company’s NEOs, as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement. The advisory vote to approve executive compensation is not a vote on the Company’s general compensation policies or the compensation of the Company’s Board of Directors. The Dodd-Frank Act requires the Company to hold the advisory vote to approve executive compensation at least once every three years. At the 2023 Annual Meeting of Stockholders, the Company asked stockholders to indicate if it should hold an advisory vote to approve the compensation of named executive officers every one, two or three years, with the Board recommending an annual advisory vote. Our stockholders approved this recommendation. Accordingly, the Company is again asking stockholders to approve the compensation of NEOs as disclosed in this Proxy Statement.

At the 2024 Annual Meeting of Stockholders, the Company provided stockholders with the opportunity to cast an advisory vote to approve the compensation of the Company’s NEOs as disclosed in the Proxy Statement for the 2024 Annual

Meeting of Stockholders, and the Company’s stockholders overwhelmingly approved the proposal, with approval by approximately 91% of the votes cast for the proposal at the 2024 Annual Meeting of Stockholders.

The Company believes that its compensation policies and procedures, which are outlined in the “Compensation Discussion and Analysis” section of this Proxy Statement, support the goals of:

•	Aligning our executives’ goals with our stockholders’ interests;

•	Attracting, retaining, and motivating outstanding executive talent; and

•	“Pay-for-performance” - Holding our executives accountable and rewarding their achievement of financial, strategic and operating goals.

The Compensation Committee of the Board continually reviews the Company’s executive compensation and benefits program to evaluate whether it supports these goals and serves the interests of the Company’s stockholders. The Company’s executive compensation practices include the following, as discussed in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement:

WHAT WE DO		WHAT WE DON’T DO

✓ Pay-for-performance and at-risk compensation.

✓  Align compensation with stockholder interests.

✓  Emphasis on future pay opportunity vs. current pay.

✓  Mix of performance metrics.

✓  Stockholder engagement.

✓  “Clawback” policies.

✓  Robust stock ownership guidelines.

✓  Include leadership, compliance, and ESG metrics in our compensation program.

✓  Multi-year vesting and/or performance periods for long-term incentive awards.

✓  Independent compensation consultant retained by Compensation Committee.

✓  “Double trigger” severance benefits in the event of a change-in-control.

✓  Maximum payout caps for annual cash incentive compensation and PSUs.

%

✗

No repricing or buyout of underwater stock options without stockholder approval.

✗

No change-in-control tax gross ups.

✗

Prohibition against pledging and hedging of Company securities by senior executives and directors.

✗

No dividends or dividend equivalents paid on unvested or unearned PSUs or RSUs.

✗

No service-based defined benefit pension plan.

72 | The Western Union Company

PROPOSAL 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We believe that our executive compensation practices, in combination with a competitive market review, limited executive perquisites, and reasonable severance pay multiples contribute to an executive compensation program that is competitive yet strongly aligned with stockholder interests.

The Board recommends that you vote in favor of the following “say-on-pay” resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, each as set forth in the Company’s Proxy Statement for its 2025 Annual Meeting of Stockholders.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

2025 Proxy Statement | 73

PROPOSAL 3
RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors and the Audit Committee believe it is in the best interest of the Company and its stockholders to recommend to the stockholders the ratification of the selection of Ernst & Young LLP, independent registered public accounting firm, to audit the accounts of the Company and its subsidiaries for 2025. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since the Company became a public company in 2006. Consistent with the regulations adopted pursuant to the Sarbanes-Oxley Act of 2002, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years.

A representative of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

SUMMARY OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES FOR 2024 AND 2023

Fees for professional services provided by our independent auditors, Ernst & Young LLP, for fiscal years 2024 and 2023, respectively, included the following (in millions):

	2024	2023
Audit Fees(1)	$5.7	$6.2
Audit-Related Fees(2)	$0.9	$0.8
Tax Fees(3)	$1.5	$1.2
(1)	“Audit Fees” primarily include fees related to (i) the integrated audit of the Company’s annual consolidated financial statements and internal controls over financial reporting; (ii) the review of its quarterly consolidated financial statements; (iii) statutory audits required domestically and internationally; (iv) comfort letters, consents and assistance with and review of documents filed with the SEC; and (v) other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the PCAOB (United States).

(2)	“Audit-Related Fees” primarily include fees, not included in “Audit Fees” above, related to (i) service auditor examinations; (ii) attest services that are not required by statute or regulation; and (iii) consultation concerning financial accounting and reporting standards that are not classified as “Audit Fees.”

(3)	“Tax Fees,” which incorporate both tax advice and tax planning services, primarily include fees related to (i) consultations, analysis and assistance with domestic and foreign tax matters, including value-added and goods and services taxes; (ii) local tax authority audits; and (iii) other miscellaneous tax consultations, including tax services requested as part of the Company’s procedures for commercial agreements, the acquisition of new entities, and other potential business transactions.

During 2024 and 2023, all audit and non-audit services provided by the independent registered public accounting firm were pre-approved, consistent with the pre-approval policy of the Audit Committee. The pre-approval policy requires that all services provided by the independent registered public accounting firm be pre-approved by the Audit Committee or one or more members of the Audit Committee designated by the Audit Committee.

In the event the stockholders fail to ratify the selection of Ernst & Young LLP, the Audit Committee of the Board of Directors will consider it a direction to select another independent registered public accounting firm for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year, if it feels that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE FOR PROPOSAL 3.

74 | The Western Union Company

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information, as of December 31, 2024, about our Common Stock that may be issued upon the exercise of options and settlement of other equity awards under all compensation plans under which equity securities are reserved for issuance. The Company’s 2024 Plan is our only equity compensation plan pursuant to which our equity securities are authorized for issuance.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	16,666,034(1)	$14.92(2)	28,756,473(3)
Equity compensation plans not approved by security holders	—	N/A	—
Total	16,666,034(1)	$14.92(2)	28,756,473(3)

Footnotes:

(1)	Includes 8,247,721 restricted stock units, PSUs, deferred stock units, and bonus stock units that were outstanding on December 31, 2024 under the Company’s 2024 Plan. Restricted stock unit awards, deferred stock unit awards and bonus stock units may be settled only for shares of Common Stock on a one-for-one basis. The number included for PSUs reflects grant date units awarded. Assuming maximum payout for PSU grants that have not completed the required performance period, the number of securities to be issued would increase by 2,668,510. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding PSUs, including the performance metrics applicable to such awards.
(2)	Only option awards were used in computing the weighted-average exercise price.
(3)	This amount represents shares of Common Stock available for issuance under the Company’s 2024 Plan. Awards available for grant under the Company’s 2024 Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, bonus stock units, deferred stock units, performance grants, and any combination of the foregoing awards.

2025 Proxy Statement | 75

STOCK BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND OUR LARGEST STOCKHOLDERS

The following table sets forth the beneficial ownership of Common Stock by each person or group that is known by us to be the beneficial owner of more than 5% of our Common Stock, all directors and nominees, each of the executive officers named in the 2024 Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group. Except as otherwise noted, (i) the information is as of March 18, 2025, (ii) each person has sole voting and investment power of the shares, and (iii) the business address of each person shown below is 7001 East Belleview Avenue, Denver, Colorado 80237.

NAME OF BENEFICIAL OWNER	ADDRESS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENTAGE OF OUTSTANDING SHARES
5% Owners
The Vanguard Group	100 Vanguard Blvd., Malvern, PA 19355	40,886,633(1)	11.22%(1)
BlackRock, Inc.	50 Hudson Yards, New York, NY 10001	36,599,601(2)	10.00%(2)
T. Rowe Price Associates, Inc.	100 E. Pratt Street Baltimore, MD 21202	28,983,265(3)	8.6%(3)
DIRECTORS AND NAMED EXECUTIVE OFFICERS(4)
Julie M. Cameron-Doe		738	*
Martin I. Cole		65,197	*
Suzette M. Deering		0	*
Betsy D. Holden		251,908	*
Jeffrey A. Joerres		362,905	*
Devin B. McGranahan		3,398,466	1.01%
Michael A. Miles, Jr.		233,856	*
Timothy P. Murphy		73,052	*
Jan Siegmund		89,247	*
Angela A. Sun		29,312	*
Solomon D. Trujillo(5)		285,736	*
Matt Cagwin		149,259	*
Andrew Walker		39,045	*
Benjamin Adams		95,848	*
Giovanni Angelini		146,049	*
ALL DIRECTORS AND EXECUTIVE OFFICERS AS GROUP (17)		5,298,822	1.58%
*	Less than 1%
(1)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 11 to Schedule 13G filing with the Securities and Exchange Commission filed February 13, 2024, which reports ownership as of December 29, 2023. The Schedule 13G/A filing indicates that the holder had sole voting power over 0 shares, sole dispositive power over 40,319,597 shares, shared voting power over 137,926 shares, and shared dispositive power over 567,036 shares.
(2)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 15 to Schedule 13G filing with the Securities and Exchange Commission filed January 24, 2024, which reports ownership as of December 31, 2023. The Schedule 13G/A filing indicates that the holder had sole voting power over 35,380,606 shares, sole dispositive power over 36,599,601 shares, shared voting power over 0 shares, and shared dispositive power over 0 shares.

76 | The Western Union Company

STOCK BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND OUR LARGEST STOCKHOLDERS

(3)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Schedule 13G filing with the Securities and Exchange Commission filed February 14, 2025, which reports ownership as of December 31, 2024. The Schedule 13G filing indicates that the holder had sole voting power over 28,881,113 shares, sole dispositive power over 28,983,265 shares, shared voting power over 0 shares, and shared dispositive power over 0 shares.
(4)	The number of shares reported includes shares covered by options that are exercisable within 60 days of March 18, 2025 as follows: Ms. Cameron-Doe, 0; Mr. Cole, 9,208; Ms. Deering, 0; Ms. Holden, 246,908; Mr. Joerres, 350,610; Mr. McGranahan, 2,987,069; Mr. Miles, 223,778; Mr. Murphy, 20,084; Mr. Siegmund, 79,247; Ms. Sun, 22,620; Mr. Trujillo, 252,451; Mr. Cagwin (Executive Vice President, Chief Financial Officer), 80,236; Mr. Walker (Executive Vice President, Chief Operations Officer), 0; Mr. Adams (Executive Vice President, Chief Legal Officer), 35,811; Mr. Angelini (President, Europe, Africa and MEPA), 33,784; and all directors and executive officers as a group, 4,341,806.
(5)	Mr. Trujillo shares with his spouse through a family trust the power to vote or direct the vote of, and the power to dispose or direct the disposition of, 11,800 shares.

2025 Proxy Statement | 77

CERTAIN TRANSACTIONS AND OTHER MATTERS

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, 5% or more beneficial owners of our Common Stock, and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved in accordance with the Company’s written Related Person Transactions Policy by the Corporate Governance, ESG, and Public Policy Committee of the Board of Directors or, if the Corporate Governance, ESG, and Public Policy Committee of the Board of Directors determines that the approval of such related person transaction should be considered by all disinterested members of the Board of Directors, by the vote of a majority of such disinterested members. There were no related person transactions in 2024.

The Corporate Governance, ESG, and Public Policy Committee considers all relevant factors when determining whether to approve a related person transaction, including, without limitation, the following:

•	the size of the transaction and the amount payable to a related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest;

•	whether the transaction was undertaken in the ordinary course of business of the Company; and

•	whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

The Company’s Related Person Transactions Policy is available through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com.

78 | The Western Union Company

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of the Company’s Common Stock. Based solely on the Company’s review of the reports that have been filed by or on behalf of such persons in this regard and written representations from our executive officers and directors that no other reports were required, during and for the fiscal year ended December 31, 2024, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors, executive officers, and greater than 10% stockholders were met, except that one Form 4 for Andrew Walker, the Company’s Chief Operations Officer, was inadvertently filed late due to an administrative error, which reported the withholding of 2,025 shares to cover taxes incurred upon the vesting of 7,040 RSUs on April 18, 2024.

* * *

This Proxy Statement is provided to you at the direction of the Board of Directors.

Benjamin C. Adams,

Chief Legal Officer and Corporate Secretary

2025 Proxy Statement | 79

ANNEX A

RECONCILIATION OF NON-GAAP MEASURES
(in millions, unless indicated otherwise)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods or eliminate currency volatility, increasing the comparability of the Company’s underlying results and trends.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provides a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year amounts.

REVENUES
	2023	2024
Revenues (GAAP)	$4,357.0	$4,209.7
Foreign currency translation and Argentina inflation impact(a)	15.4	(11.1)
Less Business Solutions revenues, constant currency (non-GAAP)(a)(b)	(29.9)	—
Adjusted revenues (non-GAAP)	$4,342.5	$4,198.6
Less Iraq revenues (GAAP)(n)	(263.0)	(115.3)
Adjusted revenues, excluding Iraq (non-GAAP)	$4,079.5	$4,083.3
Prior year revenues (GAAP)	4,475.5	4,357.0
Less prior year revenues from Business Solutions (GAAP)(b)	(196.9)	(29.7)
Adjusted prior year revenues (non-GAAP)	$4,278.6	$4,327.3
Less prior year revenues from Iraq (GAAP)(n)	(15.1)	(263.0)
Adjusted prior year revenues, excluding Iraq (non-GAAP)	$4,263.5	$4,064.3
Revenues (GAAP) - YoY % change	(3)%	(3)%
Adjusted revenues (non-GAAP) - YoY % change	1%	(3)%
Adjusted revenues, excluding Iraq (non-GAAP) - YoY % change	(4)%	0%
OPERATING INCOME
	2023	2024
Operating income (GAAP)	$817.5	$725.8
Acquisition, separation, and integration costs(c)	3.1	4.1
Amortization and impairment of acquisition-related intangible assets(d)	—	2.4
Redeployment program costs(e)	29.5	41.4
Severance costs(f)	—	1.2
Russia asset impairments and termination costs(g)	—	14.8
Less Business Solutions operating income(b)	(3.6)	—
Adjusted operating income (non-GAAP)	$846.5	$789.7
Operating margin (GAAP)	19%	17%
Adjusted operating margin (non-GAAP)	20%	19%

A-1 | The Western Union Company

NET INCOME
	2022	2023	2024
Net income (GAAP)	$910.6	$626.0	$934.2
Acquisition, separation, and integration costs(c)	13.9	3.1	4.1
Amortization and impairment of acquisition-related intangible assets(d)	—	—	2.4
Redeployment program costs(e)	21.8	29.5	41.4
Severance costs(f)	—	—	1.2
Russia asset impairments and termination costs, and currency remeasurement(g)	—	—	16.7
Business Solutions gain(b)	(248.3)	(18.0)	—
Russia/Belarus exit costs(l)	10.0	—	—
Income tax benefit from reversal of significant uncertain tax positions(m)	(81.7)	—	—
IRS settlement(h)	—	—	(137.8)
Non-cash tax impacts of international reorganization(i)	—	—	(255.2)
Income tax expense/(benefit) from other adjustments(b)(c)(d)(e)(f)(g)(j)	58.4	4.6	(12.2)
Adjusted net income (non-GAAP)	$684.7	$645.2	$594.8
EARNINGS PER SHARE
	2023	2024
Diluted earnings per share (GAAP) ($- dollars)	$1.68	$2.74
Pretax impacts from the following:
Acquisition, separation, and integration costs(c)	0.01	0.01
Amortization and impairment of acquisition-related intangible assets(d)	—	0.01
Business Solutions gain(b)	(0.05)	—
Redeployment program costs(e)	0.08	0.12
Severance costs(f)	—	—
Russia asset impairments, termination costs, and currency remeasurement(g)	—	0.05
Income tax expense/(benefit) impacts from the following:
IRS settlement(h)	—	(0.40)
Non-cash tax impacts of international reorganization(i)	—	(0.75)
Other adjustments(b)(c)(d)(e)(f)(g)(j)	0.02	(0.04)
Adjusted diluted earnings per share (non-GAAP) ($- dollars)	$1.74	$1.74
FREE CASH FLOW
	2022	2023	2024
Net cash provided by operating activities (GAAP)	$581.6	$783.1	$406.3
Payments for capitalized contract costs	(71.9)	(36.4)	(11.8)
Payments for internal use software	(104.4)	(88.5)	(81.4)
Purchases of property and equipment	(31.9)	(22.9)	(37.4)
Free cash flow (non-GAAP)	$373.4	$635.3	$275.7
Tax payments associated with the 2017 United States federal tax liability(k)	63.7	119.5	159.3
Tax payment associated with the IRS settlement(h)	—	—	68.0
Estimated payments for acquisition, separation, and integration costs and redeployment program costs paid(c)(e)	25.0	32.6	45.2
Estimated taxes on Business Solutions gain on sale(b)	104.0	—	—
Adjusted free cash flow (non-GAAP)	$566.1	$787.4	$548.2
Adjusted net income (non-GAAP)	$684.7	$645.2	$594.8
Adjusted free cash flow conversion (non-GAAP)	83%	122%	92%
3-year average adjusted free cash flow conversion (non-GAAP)			99%

2025 Proxy Statement | A-2

CONSUMER SERVICES
2024
Consumer Services revenues (GAAP)	$411.7
Foreign currency translation and Argentina inflation impact(a)	(41.2)
Adjusted Consumer Services revenues (non-GAAP)	$370.5
Prior year Consumer Services revenues (GAAP)	322.3
Consumer Services revenues (GAAP) - YoY % change	28%
Adjusted Consumer Services revenues (non-GAAP) - YoY % change	15%
BRANDED DIGITAL
2024
Branded Digital revenues (GAAP) - YoY % change	7%
Foreign currency translation and Argentina inflation impact(a)	1%
Adjusted Branded Digital revenues (non-GAAP) - YoY % change	8%
(a)	Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. Constant currency results also reflect the impact of Argentina inflation, where indicated, due to its economy being hyperinflationary. The Company estimates Argentina inflation as the revenue growth not attributable to either transaction growth or the change in price (revenue divided by principal).
(b)	During 2021, the Company entered into an agreement to sell its Business Solutions business to Goldfinch Partners LLC and The Baupost Group LLC. The sale was completed in three closings, the first of which occurred on March 1, 2022 with the entirety of the cash consideration collected at that time and allocated to the closings on a relative fair value basis. The final closing, which included the European Union operations, occurred on July 1, 2023 and resulted in a gain of $18.0 million. Revenues have been adjusted to exclude the carved out financial information for the Business Solutions business to compare the year-over-year changes and trends in the Company’s continuing businesses, excluding the effects of this divestiture.
(c)	Represents the impact from expenses incurred in connection with the Company’s acquisition and divestiture activity, including for the review and closing of these transactions, and integration costs directly related to the Company’s acquisitions.
(d)	Represents the non-cash amortization and impairment of acquired intangible assets in connection with recent business acquisitions.
(e)	Represented severance, expenses associated with streamlining the Company’s organizational and legal structure, and other expenses associated with the Company’s program which redeployed expenses in its cost base through optimizations in vendor management, real estate, marketing, and people strategy as previously announced in October 2022. Expenses incurred under the program also included non-cash impairments of operating lease right-of-use assets and property and equipment. The Company also excluded a tax benefit directly associated with streamlining the Company’s legal structure in 2023 from its measure of adjusted diluted earnings per share.
(f)	Management excludes severance costs in its measurement of non-GAAP profitability to focus on those factors it believes to be most relevant to the Company’s operations.
(g)	While the Company had previously made a decision to suspend its operations in Russia, in 2024, the Company decided to pursue either liquidating or selling the Russian assets, which triggered a review of the carrying value of these assets. In 2024, the Company recorded asset impairments of $13.4 million, related to its assets in Russia. Amounts presented also include the costs associated with operating the Russian entity which are no longer needed for the Company’s ongoing operations. Beginning in 2024, the expenses have only been incurred in order to complete the liquidation or possible sale of the Russian assets. Additionally, where indicated, the Company has excluded the impact of the foreign currency remeasurement of the Russian ruble because of the decision to liquidate or sell the Russian assets.
(h)	In 2024, the Company entered into a settlement with the IRS regarding the Company’s 2017 and 2018 federal income tax returns. The Company is contesting the one remaining unagreed adjustment at the IRS Appeals level and has fully reserved for this unagreed adjustment. The Company has excluded the non-cash reversal of the uncertain tax position liability associated with the settlement because of the significance of this settlement on its reported results.
(i)	In 2024, the Company reorganized the international operations of its business to realign and consolidate the Company’s international activities. The Company recognized deferred tax assets, net of valuation allowance, associated with this reorganization, including from the step-up in tax basis associated with the reorganization. The Company has excluded the non-cash recognition of the deferred tax assets associated with this reorganization because of the significance of this recognition on its reported results.
(j)	In addition to the income tax effects of the adjustments described above, 2024 included an adjustment to exclude an income tax benefit of $2.6 million related to the non-cash impact of remeasuring the Company’s deferred tax assets and liabilities for tax law changes that were enacted in that period in Barbados.
(k)	Represents installment payments on the tax liability on certain of our previously undistributed earnings pursuant to United States tax reform legislation enacted in December 2017. The Company elected to pay this liability in periodic installments through 2025.

A-3 | The Western Union Company

(l)	Represents the exit costs incurred in connection with the Company’s suspension of its operations in Russia and Belarus primarily related to severance and non-cash impairments of property and equipment, an operating lease right-of-use asset, and other intangible assets.
(m)	Represents non-cash reversals of significant uncertain tax positions. While the Company continues to reverse its uncertain tax positions upon settlements with taxing authorities, the lapse of the applicable statute of limitations, and other events, the Company has excluded certain reversals of uncertain tax positions in 2022 because of the significance of these reversals on its reported results.
(n)	Represents revenues from transactions originated in Iraq. Beginning in 2023, the Company experienced a significant increase in its business originating from Iraq. The Company believes this volume to have been the effect of policy changes by United States and Iraqi regulators. For several months, the Company has been in regular discussions with policymakers in both the United States and Iraq about the remittance volumes flowing through its network in Iraq. In 2023, the United States Treasury and the Federal Reserve Bank of New York announced actions that banned 14 Iraqi banks, some of whom were the Company’s agents, from conducting U.S. dollar transactions. Additionally, in 2023, the Central Bank of Iraq suspended the Company’s largest agent in the country, although that agent was later reinstated and resumed offering the Company’s services. The effect of fluctuations between the Iraqi dinar and United States dollar on reported revenues was not significant for these periods. Because of the significant volatility in revenues and challenges in offering the Company’s services in the country, management believes that revenue measures that exclude the Iraq revenues provide better consistency and comparability to prior periods and assist in understanding trends in the Company’s ongoing revenues.

2025 Proxy Statement | A-4

This page intentionally left blank.

Western Union

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

FPO

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR the election of each director nominee and FOR Items 2 and 3.

Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1a. Julie M. Cameron-Doe	☐	☐	☐	**1g.** Michael A. Miles, Jr.	☐	☐	☐
1b. Martin I. Cole	☐	☐	☐	**1h.** Timothy P. Murphy	☐	☐	☐

Please fold here – Do not separate

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1c. Suzette M. Deering	☐	☐	☐	**1i.** Jan Siegmund	☐	☐	☐
1d. Betsy D. Holden	☐	☐	☐	**1j.** Angela A. Sun	☐	☐	☐
1e. Jeffrey A. Joerres	☐	☐	☐	**1k.** Solomon D. Trujillo	☐	☐	☐
1f. Devin B. McGranahan	☐	☐	☐				

Other Matters:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF EACH DIRECTOR NOMINEE AND FOR ITEMS 2 AND 3. For shares held in The Western Union Company Incentive Savings Plan (the Plan), the Plan's Trustee will vote the shares as directed. If no direction is given on how to vote the shares to the Trustee by mail on or before May 12, 2025 or by Internet or phone by 11:59 p.m. (EDT) on May 12, 2025, the Plan's Trustee will vote your shares held in the Plan in the same proportion as the shares for which it receives instructions from all other participants in the Plan.

Date ______________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

THE WESTERN UNION COMPANY

ANNUAL MEETING OF STOCKHOLDERS

May 15, 2025
8:00 a.m. (MDT)

The Western Union Company Corporate Headquarters
7001 East Belleview Avenue
Denver, Colorado 80237

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 15, 2025.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" the election of each director nominee and "FOR" Items 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Devin McGranahan and Benjamin Adams, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
www.proxypush.com/wu
Use the Internet to vote your proxy until 11:59 p.m. (EDT) on May 14, 2025. Scan the QR code on front for mobile voting.

PHONE
1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (EDT) on May 14, 2025.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by May 14, 2025.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.